Exhibit 4.8

SECURED NOTE INDENTURE

DATED

AUGUST 24, 2021

BETWEEN

INTERNATIONAL CUMO MINING CORPORATION

AND

COMPUTERSHARE TRUST COMPANY OF CANADA

PROVIDING FOR THE ISSUE OF NOTES

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SCHEDULE A FORM OF NOTE	1
SCHEDULE B FORM OF PREPAYMENT NOTICE	1
SCHEDULE C TERM SHEET	1
SCHEDULE D FORM OF MORTGAGE	1
SCHEDULE E APPROVED BANKS	1

v

THIS INDENTURE made this 24th day of August, 2021.

BETWEEN:

INTERNATIONAL CUMO MINING CORPORATION, a corporation incorporated and existing under the laws of the State of Idaho (hereinafter called the “Corporation”)

AND

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company organized under the federal laws of Canada having an office in the City of Vancouver, in the Province of British Columbia

(hereinafter called the “Trustee”)

WHEREAS the Corporation wishes to create and issue the Notes (as defined herein) in the manner and subject to the terms and conditions of this Indenture;

AND WHEREAS the Corporation, under the laws relating thereto, is duly authorized to create and issue the Notes to be issued as herein provided;

AND WHEREAS, when certified by the Trustee and issued as provided in this Indenture, all necessary steps in relation to the Corporation have been duly enacted, passed and/or confirmed and other proceedings taken and conditions complied with to make the creation and issue of the Notes proposed to be issued hereunder legal, valid and binding on the Corporation in accordance with the laws relating to the Corporation;

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Trustee;

NOW THEREFORE THIS INDENTURE WITNESSES that in consideration of the respective covenants and agreements contained herein and for other good and valuable consideration (the receipt and sufficiency of which are mutually acknowledged), the Corporation and the Trustee covenant and agree, for the benefit of each other and for the equal and rateable benefit of the holders, as follows:

ARTICLE 1 INTERPRETATION

1.1  Definitions

In this Indenture and in the Notes, unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the following meanings, namely:

(a)	“this Indenture”, “this Note Indenture”, “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refer to this Secured Note Indenture and not to any particular Article, Section, subsection, clause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto;

(b)	“Additional Notes” means Notes of any one or more series, other than the first series of Notes, being the Initial Notes, issued under this Indenture;

(c)	“Affiliate”, when used to indicate a relationship with a Person or company, has the meaning ascribed thereto in the Business Corporations Act (British Columbia);

(d)	“Applicable Laws” means all laws, rules, regulations, codes, by-laws, statutes, ordinances, directives and orders, in effect from time to time, of all jurisdictions and Governing Authorities having jurisdiction with respect to the Corporation and its Affiliates;

(e)	“Applicable Securities Legislation” means applicable securities laws (including rules, regulations, policies and instruments) in each of the provinces of Canada and in the United States;

(f)	“Approved Bank” has the meaning ascribed thereto in Section 13.8;

(g)	“Auditors of the Corporation” means an independent firm of chartered accountants duly appointed as auditors of the Corporation and, as of the date hereof, is De Visser Gray LLP;

(h)	“Authorized Officer” has the meaning ascribed to the term “officer” in the Securities Act (British Columbia) and includes any authorized officer of the Corporation as listed on a certificate of incumbency of the Corporation delivered to the Trustee from time to time;

(i)	“Beneficial Holder” means any Person who holds a beneficial interest in a Global Note or a Book Based Only Note, as applicable, as shown on the books of the Depository or a Depository Participant, as applicable;

(j)	“Board of Directors” means the board of directors of the Corporation or any committee thereof, acting on behalf of the Corporation;

(k)	“Book Based Only Notes” means Notes issued under this Indenture in noncertificated form which are held only by way of a book based (electronic) register maintained by the Depository;

(l)	“Business” means:

(i)	the acquisition, exploration, development, operation and disposition of mining and precious or base metal processing properties and assets; and

(ii)	any other business that is the same as, or reasonably related, ancillary or complementary to, the business described in clause (i) or to any of the businesses in which the Corporation and its

Affiliates are engaged on the date of this Indenture;

(m)	“Business Day” means any day other than a Saturday, Sunday or any other day that the Trustee in the City of Vancouver is not generally open for business;

(n)	“Cash Equivalents” means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the Government of Canada or any Province thereof or the Government of the United States or any State thereof or any agency or instrumentality of any of them, and backed by the full faith and credit of Canada or such Province, the United States or such State, as the case may be, in each case maturing within one year from the date of acquisition, (ii) term deposits, certificates of deposit or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of Canada or the United States or any state thereof having combined capital and surplus of not less than $300,000,000, (iii) commercial paper of an issuer rated at least A- 1 or the equivalent thereof by Standard & Poor’s Ratings Services or at least P- 1 or the equivalent thereof by Moody’s Investors Service Inc. or at least R- 1 (High) or the equivalent thereof by DBRS Limited, and in each case maturing within one year from the date of acquisition and (iv) investments classified in accordance with GAAP as current assets of the Corporation or any Affiliate, in money market investment programs that are administered by financial institutions having capital of at least $300,000,000 or its equivalent, and the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (i),(ii) or (iii) of this definition.

(o)	“CDS” means CDS Clearing and Depository Services Inc.;

(p)	“Closing Date” means, with respect to the Initial Notes, August ____, 2021 24 and with respect to any other series of Notes, the closing date specified for such series;

(q)	“Corporation” means International CuMo Mining Corporation and includes any successor to or of the Corporation which shall have complied with the provisions of Article 10;

(r)	“Counsel” means a barrister or solicitor or firm of barristers or solicitors retained or employed by the Trustee or retained or employed by the Corporation and acceptable to the Trustee;

(s)	“CuMo Project” means the Corporation’s flagship molybdenum, copper, and silver property located in Idaho, USA;

(t)	“Depository” means, with respect to the Notes of any series issuable or issued in the form of one or more Global Notes or as Book Based Only Notes, in either case the Person designated as depository by the Corporation pursuant to Section 3.2(a) until a successor depository shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depository” shall mean each Person who is then a depository hereunder, and if at any time there is more than one such Person, “Depository” as used with respect to the Notes of any series shall mean each depository with respect to the Global Notes or Book Based Only Notes, as the case may be, of such series and, in the case of the Initial Notes, the Depository may initially be CDS or such other Depository as designated by the Corporation;

(u)	“Depository Participant” means a broker, dealer, bank, other financial institution or other Person for whom a Depository from time to time effects book-entries for a Global Note deposited with the Depository or for a Book Based Only Note;

(v)	“Deposit Set-off” means a set-off against repayment of the principal amount of the Initial Notes held by a holder and all accrued interest (and subsequent cancellation of such Initial Note) against an upfront cash payment of US$1 for each Purchased Ounce (as defined in Appendix “A” of Schedule C) upon execution of a silver purchase and sale agreement substantially on the terms as set forth in Schedule C.

(w)	“Directors” means the directors of the Corporation on the date hereof or such directors as may, from time to time, be appointed or elected directors of the Corporation pursuant to the Corporation’s articles and Applicable Laws, and “Director” means any one of them, and reference to action by the Directors means action by the Directors as a board;

(x)	“Encumbrance” means, with respect to any Person, any mortgage, deed of trust, debenture, pledge, hypothec, lien, charge, assignment by way of security, hypothecation or security interest granted or permitted by such Person or arising by operation of law, in respect of any of such Person’s Property, or any consignment by way of security or lease liabilities of Property by such Person as consignee or lessee, as the case may be, or any other security agreement, trust or arrangement having the effect of security for the payment of any debt, liability or other obligation, and “Encumbrances”, “Encumbrancer”, “Encumber” and “Encumbered” have corresponding meanings;

(y)	“Environmental Law” means any Applicable Law relating to the environment including those pertaining to (i) reporting, licensing, permitting, investigating, remediating and cleaning up in connection with any presence or Release, or the threat of the same, of Hazardous Substances, and (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling and the like of Hazardous Substances, including those pertaining to occupational health and safety;

(z)	“Equity Interest” means common shares, preferred shares or other equivalent equity interests (howsoever designated) in a body corporate, partnership, trust or other legal or commercial entity;

(aa)	“especially affected series” has the meaning ascribed thereto in Section 11.2(b)(i);

(bb)	“Event of Default” has the meaning ascribed thereto in Section 8.1;

(cc)	“Excluded Property” means the following patented lode mining claims located in Section 13, Township 8 North, Range 5 East, Boise Meridian, Boise County, Idaho, as depicted on Mineral Survey 1706: (i) Blackbird; (ii) Red Flag; (iii) Enterprise; (iv) Enterprise Fraction; (v) Commonwealth; and (vi) Baby Mine

(dd)	“Experts” has the meaning ascribed thereto in Section 13.14(f);

(ee)	“Extraordinary Resolution” has the meaning ascribed thereto in Section 11.12;

(ff)	“generally accepted accounting principles” or “GAAP” means generally accepted accounting principles from time to time approved by the Chartered Professional Accountants of Canada for publicly accountable enterprises (being IFRS as adopted by the Canadian Accounting Standards Board) (including as further described in Section 1.16);

(gg)	“Global Note” means a Note that is issued to and registered in the name of the Depository, or its nominee, pursuant to Section 2.6 for purposes of being held by or on behalf of the Depository as custodian for Depository Participants in the Depository’s book-entry only registration system or non-certificated inventory system, and may be certificated or uncertificated;

(hh)	“Governing Authorities” means any:

(i)	of the governments of Canada, the United States of America, any other nation or any political subdivision thereof, whether multinational, federal, provincial, territorial, municipal, state, local or other governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign;

(ii)	any subdivision, authority, instrumentality, regulatory body, court, central bank, fiscal or monetary authority or other authority regulating financial institutions, and any other entity exercising, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to any of the foregoing; or

(iii)	any quasi-governmental or private body exercising a regulatory, expropriation or taxing authority under or for the account of any of the above;

(ii)	“guarantee” means any guarantee or undertaking to assume, endorse, contingently agree to purchase, or to provide funds for the payment of, or otherwise become liable in respect of, any indebtedness, liability or obligation of any Person;

(jj)	“Hazardous Substance” means any substance or material that is prohibited, controlled or regulated by any Governing Authority pursuant to Environmental Laws, including pollutants, contaminants, dangerous goods or substances, toxic or hazardous substances or materials, wastes (including solid non-hazardous wastes and subject wastes), petroleum and its derivatives and byproducts and other hydrocarbons, all as defined in or pursuant to any Environmental Law;

(kk)	“IFRS” means International Financial Reporting Standards as adopted by the International Accounting Standards Board;

(ll)	“Initial Notes” means the first series of Notes designated as “7.5% Secured Notes Due May 31, 2028” and described in Section 2.4;

(mm)	“Interest Obligation” means the obligation of the Corporation to pay interest on the Notes, as and when the same becomes due;

(nn)	“Interest Payment Date” means a date specified in a Note as the date on which interest on such Note shall become due and payable computed on the basis of a 365 day year, unless otherwise specified herein, and which for the Initial Notes shall be semi-annually on June 30 and December 31 of each year, the first such payment to fall due on December 31, 2021;

(oo)	“Internal Procedures” means in respect of the making of any one or more entries to, changes in or deletions of any one or more entries in the register at any time (including without limitation, original issuance or registration of transfer of ownership) the minimum number of the Trustee’s internal procedures customary at such time for the entry, change or deletion made to be complete under the operating procedures followed at the time by the Trustee;

(pp)	“Internal Revenue Code” means the Internal Revenue Code of the United States and the regulations thereunder as amended from time to time;

(qq)	“Material Adverse Change” means any event, occurrence, state of facts, effect or change that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on: (i) the Business, assets, liabilities, operations, results of operations or condition (financial or other) of the Corporation (taken as a whole); (ii) the ability of the Corporation to pay or perform its obligations under any Note Document; (iii) the validity or enforceability of this Indenture, the Security or any other Note Document; or (iv) the priority ranking of any Encumbrance granted by this Indenture, the Security or any other Note Document, or the rights or remedies intended or purposed to be granted to the Trustee and the Noteholders under or pursuant to this Indenture, the Security or any other Note Document;

(rr)	“Material Licences” means all licences, permits or approvals issued by any Governing Authority, or any applicable stock exchange or securities commission, to the Corporation, and which are at any time on or after the date of this Indenture, necessary or material to the business and operations of the Corporation, the breach or default of which would result in a Material Adverse Change;

(ss)	“Maturity Account” means an account or accounts required to be established by the Corporation (and which shall be maintained by and subject to the control of the Trustee) for each series of Notes issued pursuant to and in accordance with this Indenture;

(tt)	“Maturity Date” means the date specified for maturity for any Notes as prescribed in this Indenture or in any supplement hereto and means for the Initial Notes (including all tranches of the Initial Notes) the earlier of: May 31, 2028; and the 31st day following delivery of a Triggering Event Notice by the Company pursuant to Section 2.4(d);

(uu)	“Mortgage” means the mortgage, substantially in the form attached hereto as Schedule D, constituting the Security Interest, as may be amended, restated, amended and restated, supplemented, modified or superseded from time to time;

(vv)	“NCI System” means a non-certificated inventory system for Notes maintained by the Depository, as may be changed, supplemented, replaced or otherwise modified from time to time;

(ww)	“Note Certificate” means a certificate evidencing Notes substantially in the form attached as Schedule A hereto;

(xx)	“Note Documents” means this Indenture, the Notes, the other Security Documents, and all other certificates, instruments, notices, agreements and documents delivered or to be delivered pursuant to any of this Indenture, the Notes, the other Security Documents and the Subordination Agreement, each as amended, modified, supplemented, restated or replaced from time to time; (yy) “Note Liabilities” has the meaning ascribed thereto in Section 6.5;

(zz)	“Noteholders” or “holders” means the Persons for the time being entered in the register for Notes as registered holders of Notes or any transferees of such Persons by endorsement or delivery;

(aaa)	“Notes” means the notes of the Corporation comprising the Units, each in the principal amount of multiples of $1,000, issued and certified hereunder, or deemed to be issued and certified hereunder, including, without limitation, the Initial Notes, and for the time being outstanding, whether in definitive, uncertificated or interim form or in the form of Global Notes or Book Based Only Notes;

(bbb)	“Offering” means the private placement of up to $12,500,000 aggregate principal amount of Initial Notes;

(ccc)	“Officer’s Certificate” means a certificate of the Corporation signed by any one authorized officer or director of the Corporation, in his or her capacity as an officer or director of the Corporation, and not in his or her personal capacity;

(ddd)	“Permitted Encumbrances” means as of any particular time any of the following Encumbrances on the Secured Assets or property intended to form part of the Secured Assets or any part thereof:

(i)	liens for Taxes, assessments or governmental charges or levies not at the time due and delinquent or the validity of which are being contested in good faith by proper legal proceedings;

(ii)	the lien of any judgment rendered or claim filed which is being contested in good faith by proper legal proceedings (other than that which constitutes an Event of Default);

(iii)	undetermined or inchoate liens and charges incidental to current operations which have not at such time been filed pursuant to law or which relate to obligations not yet due or delinquent;

(iv)	any and all Encumbrances which affect all or any portion of the Secured Assets relating to any Senior Indebtedness and any Senior Security;

(v)	any Encumbrance consented to in writing by an Extraordinary Resolution delivered to the Trustee; and

(vi)	the Encumbrance created by the this Indenture and the other Security Documents.

(eee)	“Periodic Offering” means an offering of Notes of a series from time to time, the specific terms of which Notes, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Corporation upon the issuance of such Notes from time to time;

(fff)	“Person” includes an individual, corporation, company, trust, partnership, joint venture, association, trust, trustee, unincorporated organization or other organization, whether or not a legal entity or government or any agency or political subdivision thereof;

(ggg)	“Prepayment Date” has the meaning ascribed thereto in Section 4.3;

(hhh)	“Prepayment Notice” has the meaning ascribed thereto in Section 4.3;

(iii)	“Property” means, with respect to any Person, all or any portion of that Person’s undertaking and property, both real and personal;

(jjj)	“Qualified Institutional Buyer” means a “qualified institutional buyer” as such term is defined in Rule 144A under the U.S. Securities Act that is also a U.S. Accredited Investor;

(kkk)

“Qualified Institutional Buyer Certificate” means a certificate executed by a Qualified Institutional Buyer in connection with its purchase of Notes pursuant to the Offering under which the Initial Notes were issued;

(lll)	“Receiver” has the meaning ascribed thereto in Section 8.4(e)(i)(D);

(mmm)	“Receiver Certificates” has the meaning ascribed thereto in Section 8.4(e)(i)(D)(6);

(nnn)	“Release” means any release or discharge of any Hazardous Substance including any discharge, spray, injection, inoculation, abandonment, deposit, spillage, leakage, seepage, pouring, emission, emptying, throwing, dumping, placing, exhausting, escape, leach, migration, dispersal, dispensing or disposal;

(ooo)	“SEC” means the United States Securities and Exchange Commission;

(ppp)	“Secured Assets” means collectively all right, title and interest in and to the Security Property other than Excluded Property and other than as provided in Section 6.2, and subject to Permitted Encumbrances,

(qqq)	“Security Documents” means this Indenture and the Mortgage entered into by the Corporation in favour of the Trustee (for itself and the Noteholders);

(rrr)	“Security Interest” means the Encumbrances in the Secured Assets created in favour of the Trustee (for itself and the Noteholders) by the Corporation pursuant to the Security Documents;

(sss)	“Security Property”, at any time, means all of the mining claims of the Corporation that represent the CuMo Project except for the Excluded Property.

(ttt)	“Senior Creditor” means a holder or holders of any Senior Indebtedness and includes any representative or representatives, agent or agents or trustee or trustees of any such holder or holders;

(uuu)	“Senior Indebtedness” means all present and future indebtedness, liabilities and obligations, direct or indirect, absolute or contingent of the Corporation and its Affiliates up to a maximum permitted aggregate principal amount of $25,000,000, which would, in accordance with IFRS, be classified upon a consolidated balance sheet of the Corporation as liabilities of the Corporation or its Affiliates and, whether or not so classified, shall include (without duplication): (A) indebtedness of the Corporation or its Affiliates for borrowed money; (B) obligations of the Corporation or its Affiliates under guarantees, indemnities, assurances, legally binding comfort letters or other contingent obligations relating to the Senior Indebtedness or other obligations of any other Person which would otherwise constitute Senior Indebtedness within the meaning of this definition; (C) all renewals, extensions and refinancing of any of the foregoing; and (D) all costs and expenses incurred by or on behalf of the holder of any Senior Indebtedness in enforcing payment or collection of any such Senior Indebtedness, including enforcing any Encumbrance securing the same. “Senior Indebtedness” shall not include any indebtedness that would otherwise be Senior Indebtedness if it is expressly stated to be subordinate to the Notes;

(vvv)	“Senior Security” means all Encumbrances of any kind, contingent or absolute, held by or on behalf of any Senior Creditor and in any manner securing any Senior Indebtedness;

(www)	“Serial Meeting” has the meaning ascribed thereto in Section 11.2(b)(i);

(xxx)	“Shares” means common shares in the capital of the Corporation, as such common shares are constituted on the date of execution and delivery of this Indenture; provided that in the event of a change or exchange or a subdivision, re-division, reduction, combination or consolidation thereof, any reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding-up, or such successive changes, exchanges, subdivisions, redivisions, reductions, combinations or consolidations, reclassifications, capital reorganizations, consolidations, amalgamations, arrangements, mergers, sales or conveyances or liquidations, dissolutions or windings-up, then, subject to adjustments, if any, “Shares” shall mean the shares or other securities or property resulting from such change, exchange, subdivision, redivision, reduction, combination or consolidation, reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding-up;

(yyy)	“Silver Purchase Agreement Exercise Notice” has the meaning ascribed thereto in Section 2.4(e);

(zzz)	“Silver Purchase Agreement Exercise Period” has the meaning ascribed thereto in Section 2.4(e);

(aaaa)	“Silver Purchase Agreement Right” means the right of each holder of Initial Notes, exercisable upon the occurrence of a Triggering Event while a holder’s Initial Note is outstanding, by delivery of notice in writing to the Corporation within 30 days of receipt of the Triggering Event Notice, to require the Corporation to enter into a silver purchase and sale agreement with the holder of Initial Notes on the terms and conditions set out in Schedule C;

(bbbb)	“Subordination Agreement” means any subordination agreement among the Corporation, a Senior Creditor and the Trustee in respect of the subordination of the Security Interests and the postponement of the holders’ right to payment under the Notes to the Encumbrances held by a Senior Creditor, and Senior Indebtedness owing to a Senior Creditor as further detailed herein in Article 6;

(cccc)	“Successor” has the meaning ascribed thereto in Section 10.1;

(dddd)	“Tax Act” means the Income Tax Act (Canada) and the regulations thereunder as amended from time to time;

(eeee)	“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governing Authority, including any interest, additions to tax or penalties applicable thereto;

(ffff)	“Trustee” means Computershare Trust Company of Canada, or its successor or successors for the time being as trustee hereunder;

(gggg)	“Triggering Event” means, collectively, the completion of a pre-feasibility study or feasibility study on the CuMo Project and the decision of the Corporation to proceed with commercial production at the CuMo Project;

(hhhh)	“Triggering Event Notice” has the meaning ascribed thereto in Section 2.4(d);

(iiii)	“United States” means the United States of America, its territories and possessions, any state of the United States of America, or any political subdivision thereof, and the District of Columbia;

(jjjj)	“U.S. Person” has the meaning set forth in Rule 902(k) of Regulation S under the U.S. Securities Act;

(kkkk)	“U.S. Purchaser” means a Purchaser of Initial Notes who was, at the time of purchase, either a Qualified Institutional Buyer or a U.S. Accredited Investor and (a) a person in the United States, (b) a U.S. Person, (c) any person purchasing that purchased Initial Notes on behalf of, or for the account or benefit of, a U.S. Person or any person in the United States, (d) any person who receives or received an offer to acquire such Initial Notes while in the United States, or (e) any person who was in the United States at the time such person's buy order was made or the subscription agreement pursuant to which such Initial Notes were acquired was executed or delivered;

(llll)	“U.S. Accredited Investor” means an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the U.S. Securities Act;

(mmmm)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

(nnnn)	“Written Direction of the Corporation” means an instrument in writing signed by any one officer or director of the Corporation on behalf of the Corporation.

1.2  Meaning of “Outstanding”

Every Note certified or authenticated by the Trustee completing their Internal Procedures hereunder and delivered by the Trustee hereunder shall be deemed to be outstanding until it is cancelled, prepaid or redeemed or delivered to the Trustee for cancellation, prepayment or redemption and monies for the payment thereof shall have been set aside under Article 9, provided that:

(a)	Notes which have been partially redeemed, purchased or prepaid shall be deemed to be outstanding only to the extent of the unredeemed, unpurchased or un-prepaid part of the principal amount thereof;

(b)	when a new Note has been issued in substitution for a Note which has been lost, stolen or destroyed, only one of such Notes shall be counted for the purpose of determining the aggregate principal amount of Notes outstanding; and

(c)	for the purposes of any provision of this Indenture entitling holders of outstanding Notes to vote, sign consents, requisitions or other instruments or take any other action under this Indenture, or to constitute a quorum of any meeting of Noteholders, Notes (other than the Initial Notes) owned directly or indirectly, legally or equitably, by the Corporation or any Affiliate of the Corporation shall be disregarded except that:

(i)	for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, requisition or other instrument or action, or on the Noteholders present or represented at any meeting of Noteholders, only the Notes which are certified by the Corporation as being so owned shall be disregarded;

(ii)	Notes so owned which have been pledged in good faith other than to the Corporation or a Affiliate of the Corporation shall not be so disregarded if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes, sign consents, requisitions or other instruments or take such other actions in his discretion free from the control of the Corporation or a Affiliate of the Corporation;

(iii)	for the purposes of disregarding any Notes (other than the Initial Notes) owned legally or beneficially by the Corporation or any Affiliate, the Corporation shall provide to the Trustee, at the request of the Trustee, from time to time, an Officer’s Certificate of the Corporation setting forth as at the date of such certificate:

(A)	the names of the Noteholders which, to the knowledge of the Corporation, are owned, directly or indirectly, legally or beneficially by the Corporation or any Affiliate; and

(B)	the principal amount of Notes owned legally or beneficially by each of such holders;

and the Trustee in making such determination shall be entitled to rely upon such certificate; and

(iv)	Notes so owned shall not be disregarded if they are the only Notes outstanding.

1.3  Interpretation

In this Indenture:

(a)	words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa;

(b)	all references to Articles and Schedules refer, unless otherwise specified, to articles of and schedules to this Indenture;

(c)	all references to Sections refer, unless otherwise specified, to Sections, subsections or clauses of this Indenture;

(d)	words and terms denoting inclusiveness (such as “include” or “includes” or “including”), whether or not so stated, are not limited by and do not imply limitation of their context or the words or phrases which precede or succeed them;

(e)	reference to any agreement or other instrument in writing means such agreement or other instrument in writing as amended, modified, replaced or supplemented from time to time;

(f)	unless otherwise indicated, reference to a statute shall be deemed to be a reference to such statute as amended, re-enacted or replaced from time to time; and

(g)	unless otherwise indicated, time periods within which a payment is to be made or any other action is to be taken hereunder shall be calculated by including the day on which the period commences and excluding the day on which the period ends.

1.4  Headings, Etc.

The division of this Indenture into Articles and Sections, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction, interpretation, validity or enforceability of this Indenture or of the Notes.

1.5  Time of Essence

Time shall be of the essence of this Indenture.

1.6  Monetary References

Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful currency of the United States unless otherwise expressed.

1.7  Invalidity, Etc.

Any provision hereof which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof.

1.8  Language

Each of the parties hereto hereby acknowledges that it has consented to and requested that this Indenture and all documents relating thereto, including, without limiting the generality of the foregoing, the form of Initial Note attached hereto as Schedule A, be drawn up in the English language only. Les parties aux présentes reconnaissent avoir accepté et demandé que le présent acte de fiducie et tous les documents s’y rapportant, y compris, sans restreindre la portée générale de ce qui précède, le formulaire de débenture joint aux présentes à titre d’annexe A, soient rédigés en langue anglaise seulement.

1.9  Successors and Assigns

All covenants and agreements of the Corporation in this Indenture and the Notes shall bind its successors and assigns, whether so expressed or not. All covenants and agreements of the Trustee in this Indenture shall bind its successors.

1.10  Severability

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, such provision shall be deemed to be severed herefrom or therefrom and the validity, legality and enforceability of the remaining provisions shall not in any way be affected, prejudiced or impaired thereby.

1.11  Entire Agreement

This Indenture and all supplemental indentures and Schedules hereto and thereto, the Notes issued hereunder and thereunder and each Subordination Agreement together constitute the entire agreement between the parties hereto with respect to the indebtedness created hereunder and thereunder and under the Notes and supersedes as of the date hereof all prior memoranda, agreements, negotiations, discussions and term sheets, whether oral or written, with respect to the indebtedness created hereunder or thereunder and under the Notes.

1.12  Benefits of Indenture

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any paying agent, the Noteholders, any Senior Creditor (to the extent provided in Article 6 only), and (to the extent provided in Section 8.12) the holders of Shares, any benefit or any legal or equitable right, remedy or claim under this Indenture.

1.13 Applicable Law and Attornment

This Indenture, any supplemental indenture and the Notes shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as British Columbia contracts. With respect to any suit, action or proceedings relating to this Indenture, any supplemental indenture or any Note, the Corporation, the Trustee and each holder irrevocably submit and attorns to the non-exclusive jurisdiction of the courts of the Province of British Columbia located in Vancouver.

1.14  Currency of Payment

Unless otherwise indicated in a supplemental indenture with respect to any particular series of Notes, all payments to be made under this Indenture or a supplemental indenture shall be made in United States dollars.

1.15  Non-Business Days

Whenever any payment to be made hereunder shall be due, any period of time would begin or end, any calculation is to be made or any other action is to be taken on, or as of, or from a period ending on, a day other than a Business Day, such payment shall be made, such period of time shall begin or end, such calculation shall be made and such other action shall be taken, as the case may be, unless otherwise specifically provided herein, on or as of the next succeeding Business Day without any additional interest, cost or charge to the Corporation.

1.16  Accounting Terms

Except as hereinafter provided or as otherwise indicated in this Indenture, all calculations required or permitted to be made hereunder pursuant to the terms of this Indenture shall be made in accordance with GAAP. For greater certainty, GAAP shall include any accounting standards, including IFRS, that may from time to time be approved for general application by the Chartered Professional Accountants of Canada.

1.17  Calculations

The Corporation shall be responsible for making all calculations called for hereunder. The Corporation shall make such calculations in good faith and, absent manifest error, the Corporation’s calculations shall be final and binding on holders and the Trustee. The Corporation will provide a schedule of its calculations to the Trustee and the Trustee shall be entitled to rely conclusively on the accuracy of such calculations without independent verification.

1.18  Schedules

The following Schedules are incorporated into and form part of this Indenture:

Schedule A – Form of Note

Schedule B – Form of Prepayment Notice

Schedule C – Silver Purchase Agreement Term Sheet

Schedule D – Form of Mortgage

Schedule E – Approved Banks- Approved Banks

In the event of any inconsistency between the provisions of any Section of this Indenture and the provisions of the Schedules which form a part hereof, the provisions of this Indenture shall prevail to the extent of the inconsistency.

ARTICLE 2 THE NOTES

2.1  Limit of Notes

Subject to the limitation in respect of the aggregate principal amount of Initial Notes set out in Section 2.4(a), the aggregate principal amount of Notes authorized to be issued under this Indenture is $15,000,000, but Notes may be issued only upon and subject to the conditions and limitations herein set forth. For greater certainty, except as otherwise provided herein, this Indenture does not limit the ability of the Corporation to incur additional indebtedness, including indebtedness for borrowed money or from mortgaging, pledging or charging its properties to secure any future indebtedness of the Corporation.

2.2  Terms of Notes of any Series

The Notes may be issued in the same series or of a different series. There shall be established herein or in or pursuant to one or more indentures supplemental hereto, prior to the initial issuance of Notes of any particular series (other than the Initial Notes as provided for in Section 2.4):

(a)	the designation of the Notes of the series (other than the Initial Notes as provided for in Section 2.4), which shall distinguish the Notes of the series from the Notes of all other series;

(b)	any limit upon the aggregate principal amount of the Notes of the series that may be certified or authenticated and delivered under this Indenture;

(c)	the date or dates on which the principal of the Notes of the series is payable;

(d)	the rate or rates at which the Notes of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and on which record date, if any, shall be taken for the determination of holders to whom such interest shall be payable and/or the method or methods by which such rate or rates or date or dates shall be determined;

(e)	the place or places where the principal of and any interest on Notes of the series shall be payable or where any Notes of the series may be surrendered for registration of transfer or exchange;

(f)	the right of the Corporation to redeem Notes of the series, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which, Notes of the series may be so redeemed, pursuant to any sinking fund or otherwise;

(g)	the obligation of the Corporation effect a Deposit Set-off and cancel the Notes of the series at the option of the holder thereof and any terms and conditions upon which Notes of the series shall be include a Deposit Set-off right in whole or in part, pursuant to such obligations, including pursuant to the occurrence of a Triggering Event;

(h)	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Notes of the series shall be issuable;

(i)	subject to the provisions of this Indenture, any trustee, Depositories, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Notes of the series;

(j)	any other events of default or covenants with respect to the Notes of the series;

(k)	whether the Notes of the series will be guaranteed by any Person and the terms of any such guarantee;

(l)	the form and terms of the Notes of the series;

(m)	if applicable, that the Notes of the series shall be issuable in whole or in part as one or more Global Notes or Book Based Only Notes and, in such case, the Depository or Depositories for such Global Notes or Book Based Only Notes in whose name, or whose nominee’s name, the Global Notes or Book Based Only Notes will be registered, and any circumstances other than or in addition to those set out in Section 2.9 or 3.1 or those applicable with respect to any specific series of Notes, as the case may be, in which any such Global Note or Book Based Only Note may be transferred to and registered in the name of a Person other than the Depository for such Global Notes or Book Based Only Notes or a nominee thereof; and

(n)	any other terms of the Notes of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Notes of any one series shall be substantially identical. All Notes of any one series need not be issued at the same time and may be issued from time to time, including pursuant to a Periodic Offering, consistent with the terms of this Indenture, if so provided herein, by or pursuant to such resolution of the Board of Directors, Officer’s Certificate of the Corporation or in an indenture supplemental hereto.

2.3  Form of Notes

Except in respect of the Initial Notes, the form of which is provided for herein, the Notes of each series shall be substantially in such form or forms (not inconsistent with this Indenture) as shall be established herein or by or pursuant to one or more resolutions of the Board of Directors (or to the extent established pursuant to, rather than set forth in, a resolution of the Board of Directors, in an Officer’s Certificate of the Corporation detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform to general usage, all as may be determined by the directors or officers of the Corporation executing such Notes on behalf of the Corporation, as conclusively evidenced by their execution of such Notes.

2.4  Form and Terms of Initial Notes

(a)	The Initial Notes authorized for issue immediately is limited to an aggregate principal amount of $12,500,000 and shall be designated as “7.5% Secured Notes Due May 31, 2028”. The Initial Notes may be issued in one or more tranches and shall include the grant of the Silver Purchase Agreement Right.

(b)	The Initial Notes (including any Initial Note that may be issued after the date of this Indenture) shall be dated as of the date of original issuance and shall mature on the Maturity Date for the Initial Notes.

(c)	The Initial Notes shall bear interest from and including Closing Date at the rate of 7.5% per annum (based on a year of 365 days), payable in arrears semi-annually (with the exception of the first interest payment which will include interest from and including the Closing Date) on June 30 and December 31 of each year, the first such payment to fall due on December 31, 2021 and the last such payment (representing interest payable from the last Interest Payment Date to, but excluding, the Maturity Date of the Initial Notes) to fall due on May 31, 2028 or on any earlier date of permitted prepayment or repurchase, including following delivery of a Triggering Event Notice, which interest shall be payable after as well as before maturity and after as well as before default, with interest on amounts in default at the same rate, compounded semi-annually, computed on the basis of a 365 day year. Each payment of interest on the Initial Notes will include interest accrued for the period commencing on and including the immediately preceding Interest Payment Date on which Interest Obligations were paid to Noteholders (or, if none, the initial issuance date of the Initial Notes) to but excluding the next following Interest Payment Date (or permitted prepayment or repurchase date, as the case may be). The record dates for the accrued and unpaid amount of interest on the Initial Notes will be the close of business on the fifth Business Day prior to the Interest Payment Date or the Maturity Date, as the case may be. For greater certainty, only holders of record on the fifth Business Day prior to the Interest Payment Date will receive interest on the Notes held during that period.

(d)	After the Closing Date, the Corporation agrees that upon the occurrence of the Triggering Event, and provided the Initial Notes are outstanding at such time, the Corporation shall forthwith provide written notice of such Triggering Event to the holders of Initial Notes (the “Triggering Event Notice”) pursuant to Section 12.2.

(e)	Upon receipt of the Triggering Event Notice, the holders of Initial Notes shall have a period of thirty days (the “Silver Purchase Agreement Exercise Period”) to provide written notice to the Corporation of the Subscriber’s exercise of the Silver Purchase Agreement Right (the “Silver Purchase Agreement Exercise Notice”). If applicable, and required by the Depository, holders who wish to exercise the Silver Purchase Agreement Right, shall first withdraw its Initial Note position from the Depository and transfer their position from the Global Note into a registered definitive Note Certificate in the name of the beneficial owner of the Intial Note pursuant to Section 3.2(b)(viii).

(f)	The Silver Purchase Agreement Right shall immediately expire and the Maturity Date for the Initial Note will be the 31st day following delivery of the Triggering Event Notice should one of the following events occur:

(i)	the principal amount of the Initial Notes be prepaid in whole or in part by the Corporation prior to maturity pursuant to Article 4;

(ii)	The principal amount of the Initial Notes and all accrued interest be paid in whole or in part by the Corporation at maturity; or

(iii)	the holder of Initial Notes not provide the Silver Purchase Agreement Exercise Notice to the Corporation before the expiry of the Silver Purchase Agreement Exercise Period.

(g)	Following receipt of the Triggering Event Notice, should a holder of Initial Notes provide the Silver Purchase Agreement Exercise Notice to the Corporation before the expiry of the Silver Purchase Agreement Exercise Period, the Subscriber and the Corporation shall use commercially reasonable efforts to forthwith enter into a silver purchase and sale agreement with such holder on substantially the terms set forth in Schedule C and effect the Deposit Set-Off. Upon written notice from the Corporation to the Trustee that such holder of Initial Notes has exercised its Silver Purchase Agreement Right, entered into a definitive purchase and sale agreement pursuant to this Section 2.4(g) and effected the Deposit Set-off, the Trustee shall cancel the Initial Notes of such holders.

(h)	Following delivery of a Silver Purchase Agreement Exercise Notice pursuant to Section 2.4(g), should a silver purchase and sale agreement on substantially the terms set forth in Schedule C not be entered into and a Deposit Set-off not be effected within 30 days of the delivery of the Triggering Event Notice, the Silver Purchase Agreement Right shall deemed to be unexercised and immediately expire and the Maturity Date for the Initial Note will be the 31st day following delivery of the Triggering Event Notice.

(i)	Upon and subject to the terms and conditions of this Indenture, the Corporation will on the Maturity Date:

(i)	repay the outstanding principal of the Initial Notes by paying to the Trustee in lawful currency of the United States an amount equal to the principal amount of the outstanding Initial Notes held by each holder of Initial Notes as of the Maturity Date; and

(ii)	satisfy the Interest Obligation in respect of the Initial Notes which have matured by paying such interest in cash.

(j)	The Initial Notes may be subordinated in all material respects to the Senior Indebtedness of the Corporation in accordance with the provisions of Article 6. In accordance with Section 2.12, the Initial Notes will rank pari passu with each other and with each series of Notes issued under this Indenture or under indentures supplemental to this Indenture (regardless of their actual date or terms of issue), unless such other Notes are subordinated to the Initial Notes.

(k)	Each Initial Note and the certificate of the Trustee endorsed thereon shall be issued in definitive certificated form using substantially the form of the Note Certificate set out in Schedule A, dated as of the date of issue thereof and issued in denominations of $1,000 and integral multiples thereof, with such insertions, omissions, substitutions or other variations as shall be required or permitted by this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform with general usage, all as may be determined by the Board of Directors, on behalf of the Corporation executing such Initial Note in accordance with Section 2.7 hereof, as conclusively evidenced by their execution of an Initial Note. Each Initial Note shall additionally bear such distinguishing letters and numbers as the Trustee shall approve. Notwithstanding the foregoing, an Initial Note may be in such other form or forms as may, from time to time, be approved by a resolution of the Board of Directors, or as specified in an Officer’s Certificate of the Corporation. The Initial Notes may be engraved, lithographed, printed, mimeographed or typewritten or partly in one form and partly in another. The Initial Notes issued to U.S. Purchasers shall be issued only as Note Certificates.

2.5  Certification and Delivery of Additional Notes

The Corporation may from time to time request the Trustee to certify and deliver Additional Notes of any series, by delivering to the Trustee the documents referred to below in this Section 2.5 whereupon the Trustee shall certify such Notes and cause the same to be delivered in accordance with the Written Direction of the Corporation referred to below or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by a Written Direction of the Corporation. The maturity date, issue date, interest rate (if any) and any other terms of the Notes of such series shall be set forth in or determined by or pursuant to such Written Direction of the Corporation and procedures. In certifying such Notes, the Trustee shall be entitled to receive and shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

(a)	an Officer’s Certificate of the Corporation and/or executed supplemental indenture by or pursuant to which the form and terms of such Additional Notes were established;

(b)	a Written Direction of the Corporation requesting certification and delivery of such Additional Notes or Initial Notes issued after the date hereof, as the case may be, and setting forth delivery instructions; provided that, with respect to Notes of a series subject to a Periodic Offering:

(i)	such Written Direction of the Corporation addressed to the Trustee may be delivered by the Corporation to the Trustee prior to the delivery to the Trustee of such Additional Notes of such series for certification and delivery;

(ii)	the Trustee shall certify and deliver Additional Notes of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount, if any, established for such series, pursuant to a Written Direction of the Corporation or pursuant to procedures acceptable to the Trustee as may be specified from time to time by a Written Direction of the Corporation;

(iii)	the maturity date or dates, issue date or dates, interest rate or rates (if any) and any other terms of Additional Notes of such series shall be determined by an executed supplemental indenture or by Written Direction of the Corporation or pursuant to such procedures; and

(iv)	if provided for in such procedures, such Written Direction of the Corporation may authorize certification and delivery pursuant to electronic instructions from the Corporation which electronic instructions shall be promptly confirmed in writing;

(c)	if requested, an opinion of Counsel, in form and substances satisfactory to the Corporation to the effect that all requirements imposed by this Indenture and by law in connection with the proposed issue of Additional Notes or Initial Notes issued after the date hereof, as the case may be, have been complied with, subject to the delivery of certain documents or instruments specified in such opinion;

(d)	an Officer’s Certificate of the Corporation certifying that the Corporation is not in default under this Indenture, that the terms and conditions for the certification and delivery of Additional Notes or Initial Notes issued after the date hereof, as the case may be, have been complied with subject to the delivery of any documents or instruments specified in such Officer’s Certificate and that no Event of Default exists or will exist upon such certification and delivery; and

(e)	such other documentation as may be reasonably requested by the Trustee.

2.6  Issue of Global Notes

(a)	The Corporation may specify that the Notes of a series are to be issued in whole or in part as one or more Global Notes registered in the name of a Depository, or its nominee, designated by the Corporation in the Written Direction of the Corporation delivered to the Trustee at the time of issue of such Notes, and in such event the Corporation shall execute and the Trustee shall certify and deliver one or more Global Notes that shall:

(i)	represent an aggregate amount equal to the principal amount of the outstanding Notes of such series to be represented by one or more Global Notes;

(ii)	be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions; and

(iii)	bear a legend substantially to the following effect:

“THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREIN REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE TRANSFERRED TO OR EXCHANGED FOR NOTES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE DATED AS OF THE _____ DAY OF 24th AUGUST, 2021 BETWEEN INTERNATIONAL CUMO MINING CORPORATION AND COMPUTERSHARE TRUST COMPANY OF CANADA (THE “INDENTURE”). EVERY NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS NOTE SHALL BE A GLOBAL NOTE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO INTERNATIONAL CUMO MINING CORPORATION (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.”

(b)	Each Depository designated for a Global Note must, at the time of its designation and at all times while it serves as such Depository, be a clearing agency registered or designated under the securities legislation of the jurisdiction where the Depository has its principal office.

(c)	Subject to the provisions hereof, at the Corporation’s option, Notes may be issued and registered in the name of CDS or its nominee and:

(i)	the deposit of which may be confirmed electronically by the Trustee to a particular Depository Participant through CDS; and

(ii)	shall be identified by a specific CUSIP/ISIN as requested by the Corporation from CDS to identify each specific series of Notes.

(d)	If the Corporation issues Notes in an uncertificated format, Beneficial Holders of such Notes registered and deposited with CDS shall not receive Note certificates in definitive form and shall not be considered owners or holders thereof under this Indenture or any supplemental indenture. Beneficial interests in Notes registered and deposited with CDS will be represented only through the non-certificated inventory system administered by CDS. Transfers of Notes registered and deposited with CDS between Depository Participants shall occur in accordance with the rules and procedures of CDS. Neither the Corporation nor the Trustee shall have any responsibility or liability for any aspects of the records relating to or payments made by CDS or its nominee, on account of the beneficial interests in Notes registered and deposited with CDS. Nothing herein shall prevent the Beneficial Holders of Notes registered and deposited with CDS from voting such Notes using duly executed proxies or voting instruction forms.

(e)	All references herein to actions by, notices given or payments made to, Noteholders shall, where Notes are held through CDS, refer to actions taken by, or notices given or payments made to, CDS upon instruction from the Depository Participants in accordance with its rules and procedures. For the purposes of any provision hereof requiring or permitting actions with the consent of or the direction of Noteholders evidencing a specified percentage of the aggregate Notes outstanding, such direction or consent may be given by Beneficial Holders acting through CDS and the Depository Participants owning Notes evidencing the requisite percentage of the Notes. The rights of a Beneficial Holder whose Notes are held established by law and agreements between such holders and CDS and the Depository Participants upon instructions from the Depository Participants. Each of the Trustee and the Corporation may deal with CDS for all purposes (including the making of payments) as the authorized representative of the respective Noteholders and such dealing with CDS shall constitute satisfaction or performance, as applicable, of their respective obligations hereunder.

(f)	For so long as Notes are held through CDS, if any notice or other communication is required to be given to Noteholders, the Trustee will give such notices and communications to CDS.

(g)	If CDS resigns or is removed from its responsibility as Depository and the Trustee is unable or does not wish to locate a qualified successor, CDS shall provide the Trustee with instructions for registration of Notes in the names and in the amounts specified by CDS, and the Corporation shall issue and the Trustee shall certify and deliver the aggregate number of Notes then outstanding in the form of definitive Note Certificates representing such Notes.

(h)	The rights of Beneficial Holders who hold securities entitlements in respect of the Notes through the non-certificated inventory system administered by CDS shall be limited to those established by Applicable Law and agreements between the Depository and the Depository Participants and between such Depository Participants and the Beneficial Holders who hold securities entitlements in respect of the Notes through the non-certificated inventory system administered by CDS, and such rights must be exercised through a Depository Participant in accordance with the rules and procedures of the Depository.

(i)	Notwithstanding anything herein to the contrary, none of the Corporation nor the Trustee nor any agent thereof shall have any responsibility or liability for:

(i)	the electronic records maintained by the Depository relating to any ownership interests or other interests in the Notes or the depository system maintained by the Depository, or payments made on account of any ownership interest or any other interest of any Person in any Note represented by an electronic position in the non-certificated inventory system administered by CDS (other than Depository or its nominee);

(ii)	for maintaining, supervising or reviewing any records of the Depository or any Depository Participant relating to any such interest; or

(iii)	any advice or representation made or given by the Depository or those contained herein that relate to the rules and regulations of the Depository or any action to be taken by the Depository on its own direction or at the direction of any Depository Participant.

2.7  Execution of Notes

Unless issued as Book Based Only Notes, all Notes shall be signed (either manually or by facsimile or scanned signature) by any one Director or Authorized Officer, on behalf of the Corporation, holding office at the time of signing. A facsimile or scanned signature upon a Note shall for all purposes of this Indenture be deemed to be the signature of the Person whose signature it purports to be. Notwithstanding that any Person whose signature, either manual or in facsimile or scan, appears on a Note as Director or Authorized Officer on behalf of the Corporation, may no longer hold such office at the date of the Note or at the date of the certification and delivery thereof, such Note shall be valid and binding upon the Corporation and entitled to the benefits of this Indenture.

2.8  Certification

No Note shall be issued or, if issued, shall be obligatory on the Corporation or shall entitle the holder to the benefits of this Indenture, until it has been manually certified by or on behalf of the Trustee substantially in the form set out in this Indenture, in the relevant supplemental indenture, or in some other form approved by the Trustee, or in the case of Notes issued as Book Based Only Notes, until such Notes have been authenticated by the Trustee and confirmed by the Trustee by completing its Internal Procedures. Such certification on any Note or authentication of any Book Based Notes by the Trustee, and the Corporation shall, and hereby acknowledges that it shall, thereupon be conclusive evidence that such Note is duly issued, is a valid obligation of the Corporation and the holder is entitled to the benefits thereof.

The certificate of the Trustee signed on any Notes, or any interim Notes hereinafter mentioned, shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Notes or interim Notes or as to the issuance of the Notes or interim Notes and the Trustee shall in no respect be liable or answerable for the use made of the Notes or interim Notes or any of them or the proceeds thereof. The certificate of the Trustee signed on any Notes or any interim Notes shall, however, be a representation and warranty by the Trustee that such Notes or interim Notes have been duly certified by or on behalf of the Trustee pursuant to the provisions of this Indenture. The register shall be final and conclusive evidence as to all matters relating to uncertificated Notes with respect to which this Indenture requires the Trustee to maintain records or accounts. In case of differences between the register at any time and any other time the register at the later time shall be controlling, absent manifest error and such uncertificated Notes are binding on the Corporation.

2.9  Interim Notes or Certificates

Pending the delivery of definitive Notes of any series to the Trustee, the Corporation may issue and the Trustee certify in lieu thereof interim Notes in such forms and in such denominations and signed in such manner as provided herein, entitling the holders thereof to definitive Notes of the series when the same are ready for delivery; or the Corporation may execute and the Trustee certify a temporary Note for the whole principal amount of Notes of the series then authorized to be issued hereunder and deliver the same to the Trustee and thereupon the Trustee may issue its own interim certificates in such form and in such amounts, not exceeding in the aggregate the principal amount of the temporary Note so delivered to it, as the Corporation and the Trustee may approve entitling the holders thereof to definitive Notes of the series when the same are ready for delivery; and, when so issued and certified, such interim or temporary Notes or interim certificates shall, for all purposes but without duplication, rank in respect of this Indenture equally with Notes duly issued hereunder and, pending the exchange thereof for definitive Notes, the holders of the interim or temporary Notes or interim certificates shall be deemed without duplication to be Noteholders and entitled to the benefit of this Indenture to the same extent and in the same manner as though the said exchange had actually been made. Forthwith after the Corporation shall have delivered the definitive Notes to the Trustee, the Trustee shall cancel such temporary Notes, if any, and shall call in for exchange all interim Notes or certificates that shall have been issued and forthwith after such exchange shall cancel the same. No charge shall be made by the Corporation or the Trustee to the holders of such interim or temporary Notes or interim certificates for the exchange thereof. All interest paid upon interim or temporary Notes or interim certificates shall be noted thereon as a condition precedent to such payment unless paid by cheque to the registered holders thereof.

2.10  Mutilation, Loss, Theft or Destruction

In case any of the Notes issued hereunder shall become mutilated or be lost, stolen or destroyed, the Corporation, in its discretion, may issue, and thereupon the Trustee shall certify and deliver, a new Note upon surrender and cancellation of the mutilated Note, or in the case of a lost, stolen or destroyed Note, in lieu of and in substitution for the same, and the substituted Note shall be in a form approved by the Trustee and shall be entitled to the benefits of this Indenture and rank equally in accordance with its terms with all other Notes issued or to be issued hereunder. In case of loss, theft or destruction the applicant for a substituted Note shall furnish to the Corporation and to the Trustee such evidence of the loss, theft or destruction of the Note as shall be satisfactory to them in their discretion and shall also furnish an indemnity and surety bond satisfactory to them in their discretion. The applicant shall pay all reasonable expenses incidental to the issuance of any substituted Note.

2.11  Concerning Interest

(a)	All Notes issued hereunder, whether originally or upon exchange or in substitution for previously issued Notes shall bear interest: (i) from and including their issue date, or (ii) from and including the last date to which interest shall have been paid or made available for payment on the outstanding Notes of that series, whichever shall be the later, or, in respect of Notes subject to a Periodic Offering, from and including their issue date or from and including the last date to which interest shall have been paid or made available for payment on such Notes, in all cases, to and excluding the next date to which interest shall be paid.

(b)	Unless otherwise specifically provided in the terms of the Notes or any series of Notes interest shall be computed on the basis of a 365 day year. Whenever interest is computed on the basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

2.12  Notes to Rank Pari Passu

The Notes will be direct secured obligations of the Corporation. Each Note will rank pari passu with each other Note of the same series (regardless of their actual date or terms of issue) and, unless otherwise specified herein or in any supplemental indenture, with each series of Notes issued under this Indenture or under any supplemental indenture to this Indenture, and may be subordinated to the Senior Indebtedness in accordance with the terms and conditions of each Subordination Agreement.

2.13  Payment of Principal

Except as may otherwise be provided herein or in any supplemental indenture in respect of any series of Notes or specified in a resolution of the Board of Directors, on behalf of the Corporation, payments of amounts due upon maturity of the Notes to be paid and satisfied in cash by the Corporation will be made in the following manner. The Corporation will establish and maintain with the Trustee a Maturity Account for each series of Notes. Each such Maturity Account shall be maintained by and be subject to the control of the Trustee for the purposes of this Indenture.

On or before 9:00 a.m. (Vancouver time) five Business Days immediately prior to each Maturity Date for Notes outstanding from time to time under this Indenture, the Corporation will deliver to the Trustee a certified cheque, wire transfer or by other means acceptable to the Trustee for deposit in the applicable Maturity Account in an amount sufficient to pay the cash amount payable in respect of such Notes (including the principal amount together with any accrued and unpaid interest thereon less any Tax required by law to be deducted or withheld). The Trustee, on behalf of the Corporation, will pay to each holder entitled to receive payment the principal amount of and premium (if any) and accrued and unpaid interest on the Note, upon surrender of the Note at the principal office of the Trustee in Vancouver, British Columbia or regarding Global Notes based on the usual process acceptable to the CDS and the Trustee, each acting reasonably. The delivery of such funds to the Trustee for deposit to the applicable Maturity Account will satisfy and discharge the liability of the Corporation for the Notes to which the delivery of funds relates to the extent of the amount delivered (plus the amount of any Tax deducted or withheld as aforesaid) and such Notes will thereafter to that extent not be considered as outstanding under this Indenture and such holder will have no other right in regard thereto other than to receive out of the money so delivered or made available the amount to which it is entitled. Interest shall cease to accrue on the Notes on the Maturity Date provided the Trustee has received, by the Maturity Date, from the Corporation all of the funds due and payable on the Notes.

2.14  Payment of Interest

Except as may otherwise be provided herein (including in respect of the Initial Notes) or in any supplemental indenture in respect of any series of Notes or specified in a resolution of the Board of Directors, on behalf of the Corporation, either directly or through the Trustee or any agent of the Trustee, on the date the Interest Obligation is payable under the Indenture the Corporation shall pay and satisfy the applicable Interest Obligation and:

(a)	shall send or forward by prepaid ordinary mail, electronic transfer of funds or such other means as may be agreed to by the Trustee, payment of such interest (less any Taxes required to be deducted in accordance with Section 2.15) to the order of the registered holder of such Note appearing on the registers maintained by the Trustee at the close of business on the fifth Business Day prior to each Interest Payment Date, and if by cheque addressed to the holder at the holder’s last address appearing on the register, unless such holder otherwise directs. Provided the Trustee is in receipt of funds from the Corporation prior to making any payment, if payment is made by cheque, such cheque shall be forwarded at least three days prior to each date on which interest becomes due and if payment is made by other means (such as electronic transfer of funds, provided the Trustee must receive confirmation of receipt of funds prior to being able to wire funds to holders), such payment shall be made in a manner whereby the holder receives credit for such payment on the date such interest on such Note becomes due. The mailing of such cheque or the making of such payment by other means shall, to the extent of the sum represented thereby, plus the amount of any Tax withheld as aforesaid, satisfy and discharge all liability for interest on such Note, unless in the case of payment by cheque, such cheque is not paid at par on presentation. In the event of nonreceipt of any cheque for or other payment of interest by the Person to whom it is so sent as aforesaid, the Corporation will issue to such Person a replacement cheque or other payment for a like amount upon being furnished with such evidence of non-receipt as it shall reasonably require and upon being indemnified to its satisfaction. Notwithstanding the foregoing, if the Corporation is prevented by circumstances beyond its control (including any interruption in mail service) from making payment of any interest due on each Note in the manner provided above, the Corporation may make payment of such interest or make such interest available for payment in any other manner acceptable to the Trustee with the same effect as though payment had been made in the manner provided above.

(b)	If a series of Notes is represented by one or more Global Notes or Book Based Only Notes, then all payments of interest on the Global Notes or Book Based Only Notes shall be made by electronic funds transfer or cheque made payable to the Depository or its nominee on the day interest is payable for subsequent payment to Beneficial Holders of interests in the applicable Global Note or Book Based Only Note, unless the Corporation and the Depository otherwise agree. None of the Corporation, the Trustee or any agent of the Trustee for any Note issued as a Global Note or Book Based Only Note will be liable or responsible to any Person for any aspect of the records related to or payments made on account of beneficial interests in any Global Note or Book Based Only Note or for maintaining, reviewing, or supervising any records relating to such beneficial interests.

(c)	If payment is made through the Trustee, by 9:00 a.m. (Vancouver time) at least five Business Days prior to the related Interest Payment Date for a Note or to the date of mailing the cheques for the interest due on such Interest Payment Date, whichever is earlier, the Corporation shall deliver sufficient funds to the Trustee by electronic transfer or certified cheque or make such other arrangements for the provision of funds as may be agreeable between the Trustee and the Corporation in order to effect payment of such applicable Interest Obligation hereunder.

(d)	The Trustee is authorized by the Corporation to make payments of interest, premium (if any) and principal to holders, by electronic funds transfer, upon the request of such holder and the Trustee's fees payable in respect thereof will be for the account of the Corporation.

2.15  Withholding Tax

The Corporation or the Trustee on behalf of the Corporation will be entitled to deduct and withhold any applicable Taxes or similar charges (including interest, penalties or similar amounts in respect thereof) imposed or levied by or on behalf of any Governing Authority having power to Tax, including pursuant to the Tax Act and the Internal Revenue Code, as applicable, from any payment to be made on or in connection with the Notes and, provided that the Corporation forthwith remits such withheld amount to such Governing Authority and files all required forms in respect thereof and, at the same time, provides copies of such remittance and filing to the Trustee and/or the relevant Noteholder, as applicable, the amount of any such deduction or withholding will be considered an amount paid in satisfaction of the Corporation’s obligations under the Notes and there is no obligation on the Corporation to gross-up amounts paid to a holder in respect of such deductions. The Corporation shall provide the Trustee and/or the relevant Noteholder, as applicable, with copies of receipts or other communications relating to the remittance of such withheld amount or the filing of such forms received from such government, authority or agency promptly after receipt thereof.

The Trustee shall have no obligation to verify any payments under Applicable Laws. The Trustee shall at all times be indemnified and held harmless by the Corporation from and against any personal liabilities of the Trustee incurred in connection with the failure of the Corporation or its agents, to report, remit or withhold Taxes as required by Applicable Laws or otherwise failing to comply with Applicable Laws respecting Taxes, unless the failure is caused by the gross negligence, bad faith or wilful misconduct of the Trustee. This indemnification shall survive the resignation or removal of the Trustee and the termination of this Indenture solely to the extent that such liabilities have been incurred in connection with taxation years occurring during the term of this Indenture.

2.16  Note Certificate and U.S. Legend

(a)	For Notes issued in certificated form, the form of certificate representing Notes shall be substantially as set out in Schedule A hereto or such other form as is authorized from time to time by the Trustee. Each Note Certificate shall be authenticated manually on behalf of the Trustee. Each Note Certificate shall be signed by any authorized officer or director of the Corporation, whose signature shall appear on the Note Certificate and may be printed, lithographed or otherwise mechanically reproduced thereon and, in such event, certificates so signed are as valid and binding upon the Corporation as if it had been signed manually. Any Note Certificate which has two signatures as hereinbefore provided shall be valid notwithstanding that one or more of the persons whose signature is printed, lithographed or mechanically reproduced no longer holds office at the date of issuance of such certificate. The Note Certificates may be engraved, printed or lithographed, or partly in one form and partly in another, as the Trustee may determine.

(b)	No Note shall be considered issued and shall be valid or obligatory or shall entitle the holder thereof to the benefits of this Indenture, until it has been authenticated by the Trustee. Authentication by the Trustee shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of such Note Certificates (except the due authentication thereof) or as to the performance by the Corporation of its obligations under this Indenture and the Trustee shall in no respect be liable or answerable for the use made of the Notes or any of them or of the consideration thereof. Authentication by the Trustee shall be conclusive evidence as against the Corporation that the Notes so authenticated have been duly issued hereunder and that the holder thereof is entitled to the benefits of this Indenture.

(c)	No Note Certificate shall be considered issued and authenticated or, if authenticated, shall be obligatory or shall entitle the holder thereof to the benefits of this Indenture, until it has been authenticated by signature by or on behalf of the Trustee substantially in the form of the Note set out in Schedule A hereto. Such authentication on any such Note Certificate shall be conclusive evidence that such Note is duly authenticated and is valid and a binding obligation of the Corporation and that the holder is entitled to the benefits of this Indenture. The authentication by the Trustee on any such Note hereunder shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of such Note or its issuance (except the due authentication thereof and any other warranties by law) or as to the performance by the Corporation of its obligations under this Indenture and the Trustee shall in no respect be liable or answerable for the use made of the Notes or any of them or the proceeds thereof.

(d)	The Notes have not been and will not be registered under the U.S. Securities Act or any state securities laws. To the extent that Initial Notes are offered and sold to U.S. Purchasers, such Initial Notes shall be “restricted securities” within the meaning assigned to that term in Rule 144(a)(3) under the U.S. Securities Act. Subject to 2.16(e), such securities, as well as all securities issued in exchange for or in substitution of such securities, shall be issued in a certificated form and, until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or state securities laws, shall bear the following legend (the “U.S. Legend”):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON EXCHANGES IN CANADA.”

provided that, if any of the Notes are being sold in accordance with Rule 904 of Regulation S under the U.S. Securities Act, the legend may be removed by (i) providing to the Trustee or the Corporation’s registrar and transfer agent, as applicable, a declaration in the form the Corporation may prescribe from time to time and (ii) if required by the Trustee or the Corporation’s registrar and transfer agent, as applicable, an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, or other evidence reasonably satisfactory to the Corporation, that the proposed transfer may be effected without registration under the U.S. Securities Act; and provided, further, that, if any such securities are being sold under Rule 144 under the U.S. Securities Act, the legend may be removed by delivering to the Corporation and the Trustee or the Corporation’s registrar and transfer agent, as applicable, an opinion of counsel of recognized standing reasonably satisfactory to the Corporation and the Trustee, that the legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

(e)	Prior to the issuance of the Notes, the Corporation shall notify the Trustee, in writing, concerning which Notes are to bear the U.S. Legend. The Trustee will thereafter maintain a list of all registered holders from time to time of such legended Notes.

ARTICLE 3 REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP

3.1  Notes

(a)	With respect to each series of Notes, the Corporation shall cause to be kept by and at the principal office of the Trustee in the City of Vancouver and by the Trustee or such other registrar as the Corporation, with the approval of the Trustee, may appoint at such other place or places, if any, as may be specified in the Notes of such series or as the Corporation may designate with the approval of the Trustee, a register in which shall be entered the names and addresses of the holders of Notes and particulars of the Notes held by them respectively and of all transfers of Notes. Such registration shall be noted on the Notes by the Trustee or other registrar unless a new Note shall be issued upon such transfer.

(b)	No transfer of a Note shall be valid unless made on such register referred to in Section 3.1(a) by the registered holder or such holder's executors, administrators or other legal representatives or an attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustee or other registrar upon surrender of the Notes together with a duly executed form of transfer attached as Schedule A acceptable to the Trustee and upon compliance with such other reasonable requirements as the Trustee or other registrar may prescribe, nor unless the name of the transferee shall have been noted on the Note by the Trustee or other registrar.

3.2  Global Notes or Book Based Only Notes

(a)	With respect to each series of Notes issuable in whole or in part as one or more Global Notes or as Book Based Only Notes, the Corporation shall cause to be kept by and at the principal offices of the Trustee in the City of Vancouver and by the Trustee or such other registrar as the Corporation, with the approval of the Trustee, may appoint at such other place or places, if any, as the Corporation may designate with the approval of the Trustee, a register in which shall be entered the name and address of the holder of each such Global Note or Book Based Only Note (being the Depository, or its nominee, for such Global Note or Book Based Only Note) as holder thereof and particulars of the Global Note or Book Based Only Note held by it, and of all transfers thereof. If any Notes of such series are at any time not Global Notes or Book Based Only Notes, the provisions of Section 3.1 shall govern with respect to registrations and transfers of such Notes.

(b)	Notwithstanding any other provision of this Indenture, a Global Note or Book Based Only Note may not be transferred by the registered holder thereof and accordingly, no definitive certificates shall be issued to Beneficial Holders except in the following circumstances or as otherwise specified in a resolution of the Directors, an Officer’s Certificate or a supplemental indenture relating to a particular series of Additional Notes:

(i)	Global Notes or Book Based Only Notes may be transferred by a Depository to a nominee of such Depository or by a nominee of a Depository to such Depository or to another nominee of such Depository or by a Depository or its nominee to a successor Depository or its nominee;

(ii)	Global Notes or Book Based Only Notes may be transferred at any time after (i) the Depository for such Global Notes or Book Based Only Notes, as the case may be, or the Corporation has notified the Trustee that the Depository is unwilling or unable to continue as Depository for such Global Notes or Book Based Only Notes, or (ii) the Depository ceases to be a clearing agency or otherwise ceases to be eligible to be a Depository under Section 2.6, provided in each case that at the time of such transfer the Trustee and the Corporation are unable to locate a qualified successor Depository for such Global Notes or Book Based Only Notes;

(iii)	Global Notes or Book Based Only Notes may be transferred at any time after the Corporation has determined, in its sole discretion, with the consent of the Trustee to terminate the book-entry only registration system or book based entry, as the case may be, in respect of such Global Notes or Book Based Only Notes and has communicated such determination to the Trustee in writing;

(iv)	Global Notes or Book Based Only Notes may be transferred at any time after the Trustee has determined that an Event of Default has occurred and is continuing with respect to the Notes of the series issued as a Global Note or Book Based Only Notes, as the case may be, provided that Beneficial Holders of the Notes representing, in the aggregate, more than 25% of the aggregate principal amount of the Notes of such series advise the Depository in writing, through the Depository Participants, that the continuation of the book-entry only registration system or book based entry, as applicable, for such series of Notes is no longer in their best interest and also provided that at the time of such transfer the Trustee has not waived the Event of Default pursuant to Section 8.3;

(v)	Global Notes or Book Based Only Notes may be transferred if required by Applicable Law;

(vi)	Global Notes or Book Based Only Notes are to be Authenticated to or for the account or benefit of a person in the United States or a U.S. Person;

(vii)	Global Notes or Book Based Only Notes may be transferred if the bookentry only registration system or book based entry, as applicable, ceases to exist;

(viii)	Global Notes or Book Based Only Notes may be transferred to the beneficial owner if required to effect an exercise of the Silver Purchase Agreement Right following delivery of Triggering Event Notice pursuant to Section 2.4(e); or

(ix)	Global Notes or Book Based Only Notes may be transferred at the direction of the Corporation.

(c)	With respect to the Global Notes or Book Based Only Notes, unless and until definitive certificates have been issued to Beneficial Holders of the Notes pursuant to subsection 3.2(b):

(i)	the Corporation and the Trustee may deal with the Depository for all purposes (including paying interest on the Notes) as the sole holder of such series of Notes and the authorized representative of the Beneficial Holders;

(ii)	the rights of the Beneficial Holders shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Beneficial Holders and the Depository or the Depository Participants;

(iii)	the Depository will make book-entry or book based, as applicable, transfers among the Depository Participants; and

(iv)	whenever this Indenture requires or permits actions to be taken based upon instruction or directions of Noteholders evidencing a specified percentage of the outstanding Notes, the Depository shall be deemed to be counted in that percentage only to the extent that it has received instructions to such effect from the Beneficial Holders or the Depository Participants, and has delivered such instructions to the Trustee.

(d)	Whenever a notice or other communication is required to be provided to Noteholders, unless and until definitive certificate(s) have been issued to Beneficial Holders pursuant to Section 3.2(b), the Trustee shall provide all such notices and communications to the Depository for forwarding by the Depository to such Beneficial Holders in accordance with Applicable Securities Legislation. Upon the termination of the book-entry only registration system or book based entry, as applicable, on the occurrence of one of the conditions specified in Section 3.2(b) with respect to a series of Notes issued hereunder, the Trustee shall notify all applicable Depository Participants and Beneficial Holders, through the Depository, of the availability of definitive Note certificates. Upon surrender by the Depository of the certificate(s) representing the Global Notes, if applicable, and receipt of new registration instructions from the Depository, the Trustee shall deliver the definitive Note certificates for such Notes to the holders thereof in accordance with the new registration instructions and thereafter, the registration and transfer of such Notes will be governed by Section 3.1 and the remaining Sections of this 2.16(a).

(e)	Notwithstanding any other provisions of this Indenture or the Notes, transfers and exchanges of Notes and beneficial interests in Global Notes registered and deposited with CDS between Participants and Beneficial Holders shall occur in accordance with the rules and procedures of CDS.

(f)	Notwithstanding any provisions made in this Indenture for the issuance, certification and authentication of Notes in physical form as Additional Notes or Global Notes, the Notes issued under the terms of this Indenture may also be issued to the Depository in book based only form, non-certificated and appearing on the register of the Trustee as a book based entry. It is the responsibility of the Corporation to make the necessary arrangements with its broker or brokers to obtain, in a timely manner, the necessary instant deposit request identification number to facilitate the issuance of non-certificated Book Based Only Notes.

In the establishment and maintenance of a non-certificated Book Based Only Note issue, the Trustee shall maintain such a record on its register for Notes in book based form only. Transfers of Notes appearing on the register of the Depository shall otherwise occur as provided for in this Indenture.

(g)	Notwithstanding any provisions made in this Indenture with respect to redemptions, either full (at maturity or otherwise) or partial, the expiry dates, payment dates and other acts that may be required to be done in connection with this Indenture, may be altered due to the internal procedures and processes with respect to cut-off times of the Depository. It is understood and agreed to by the parties hereto that the Trustee shall have no responsibility in connection with any cut-off time imposed by the Depository.

3.3  Transferee Entitled to Registration

The transferee of a Note shall be entitled, after the appropriate form of transfer is lodged with the Trustee or other registrar and upon compliance with all other conditions in that behalf required by this Indenture or by law, to be entered on the register as the owner of such Note free from all equities or rights of set-off or counterclaim between the Corporation and the transferor or any previous holder of such Note, save in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

The Corporation shall direct the Trustee in writing as to matters related to any applicable hold periods and Applicable Securities Legislation and legending restrictions and requirements. Notwithstanding any other provisions of this Indenture, on the issuance or transfer of any Notes, no duty or responsibility whatsoever shall rest upon the Trustee to determine or verify the compliance with any Applicable Laws or regulatory requirements, and the Trustee shall be entitled to assume that all transfers of Notes are permissible pursuant to all Applicable Laws and regulatory requirements and the terms of this Indenture.

The Trustee may assume that the address of a Noteholder on the register of the Notes is the actual address of such Noteholder and is also determinative of the residence of such Noteholder and the address of any transferee to whom securities are transferred as shown on the transfer form is also determinative of the residence of such transferee.

3.4  No Notice of Trusts

Neither the Corporation nor the Trustee nor any registrar shall be bound to take notice of or see to the execution of any trust (other than that created by this Indenture) whether express, implied or constructive, in respect of any Note, and may transfer the same on the direction of the Person registered as the holder thereof, whether named as trustee or otherwise, as though that Person were the beneficial owner thereof.

3.5  Registers Open for Inspection

The registers referred to in Sections 3.1 and 3.2 shall, during regular business hours of the Trustee, be open for inspection by the Corporation, the Trustee or any Noteholder. Every registrar, including the Trustee, shall from time to time when requested so to do by the Corporation or by the Trustee, in writing, furnish the Corporation or the Trustee, as the case may be, with a list of names and addresses of holders of registered Notes entered on the register kept by them and showing the principal amount and serial numbers of the Notes held by each such holder, provided the Trustee shall be entitled to charge a reasonable fee to provide such a list.

3.6  Exchanges of Notes

(a)	Subject to Section 3.7, Notes in any authorized form or denomination, other than Global Notes, may be exchanged for Notes in any other authorized form or denomination, of the same series and date of maturity, bearing the same interest rate and of the same aggregate principal amount as the Notes so exchanged.

(b)	In respect of exchanges of Notes permitted by Section 3.6(a), Notes of any series may be exchanged only at the principal office of the Trustee in the City of Vancouver or at such other place or places, if any, as may be specified in the Notes of such series and at such other place or places as may from time to time be designated by the Corporation with the approval of the Trustee. Any Notes tendered for exchange shall be surrendered to the Trustee. The Corporation shall execute and the Trustee shall certify all Notes necessary to carry out exchanges as aforesaid. All Notes surrendered for exchange shall be cancelled.

(c)	Notes issued in exchange for Notes which at the time of such issue have been selected or called for redemption or prepayment at a later date shall be deemed to have been selected or called for redemption or prepayment in the same manner and shall have noted thereon a statement to that effect.

3.7  Closing of Registers

(a)	Neither the Corporation nor the Trustee nor any registrar shall be required to:

(i)	make transfers or exchanges of Notes on any Interest Payment Date or during the five preceding Business Days;

(ii)	make transfers or exchanges of any Notes on the day of any selection by the Trustee of Notes to be prepaid or during the five preceding Business Days; or

(iii)	make transfers or exchanges of any Notes which will have been selected or called for redemption unless upon due presentation thereof for redemption or prepayment such Notes shall not be redeemed or prepaid.

(b)	Subject to any restriction herein provided, the Corporation with the approval of the Trustee may at any time close any register for any series of Notes, other than those kept at the principal office of the Trustee in the City of Vancouver, and transfer the registration of any Notes registered thereon to another register (which may be an existing register) and thereafter such Notes shall be deemed to be registered on such other register. Notice of such transfer shall be given to the holders of such Notes.

(c)	Notwithstanding any other provision of this Indenture, in the event that a Noteholder takes any action described in Section 3.7(a) less than five Business Days in advance of the applicable action described in Section 3.7(a), the Trustee and the Corporation shall use their respective commercially reasonable efforts to deliver cash to such Noteholder as soon as reasonably practicable following receipt of written notification of the Noteholder taking such action.

3.8  Charges for Registration, Transfer and Exchange

For each Note exchanged, registered, transferred or discharged from registration, the Trustee or other registrar, except as otherwise herein provided, may make a reasonable charge for its services and in addition may charge a reasonable sum for each new Note issued (such amounts to be agreed upon from time to time by the Trustee and the Corporation), and payment of such charges and reimbursement of the Trustee or other registrar for any stamp Taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange, registration, transfer or discharge from registration as a condition precedent thereto. Notwithstanding the foregoing provisions, no charge shall be made to a Noteholder hereunder:

(a)	for any exchange of any interim or temporary Note or interim certificate that has been issued under Section 2.9 for a definitive Note;

(b)	for any exchange of a Global Note as contemplated in Section 3.1; or

(c)	for any exchange of any Note resulting from a partial repayment under Section 4.2.

3.9 Ownership of Notes

(a) Unless otherwise required by law, the Person in whose name any registered Note is registered shall for all the purposes of this Indenture be and be deemed to be the owner thereof and payment of or on account of the principal of and premium, if any, on such Note and interest thereon shall be made to such registered holder. (b) Neither the Corporation nor the Trustee shall have any liability for:

(i)	any aspect of the records relating to the beneficial ownership of the Notes held by a Depository or of the payments relating thereto made by the Depository; or

(ii)	maintaining, supervising or reviewing any such records relating to the Notes.

The rules governing Depositories provide that they act as the agent and depository for Depository Participants. As a result, such Depository Participants must look solely to the Depository and Beneficial Holders of Notes must look solely to the Depository Participants for the payment of principal and interest on the Notes paid by or on behalf of the Corporation to the Depository.

(c)	Except as provided in this Article 3, Beneficial Holders of Notes:

(i)	may not have Note certificates registered in their name;

(ii)	may not have physical certificates representing their interest in the Notes;

(iii)	may not be able to sell the Notes to institutions required by law to hold certificates for securities they own; and

(iv)	may be unable to pledge Notes as security.

(d)	The registered holder for the time being of any registered Note shall be entitled to the principal, premium, and/or interest evidenced by such instruments, respectively, free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all Persons may act accordingly and the receipt of any such registered holder for any such principal, premium or interest shall be a good discharge to the Trustee, any registrar and to the Corporation for the same and none shall be bound to inquire into the title of any such registered holder.

(e)	Where Notes are registered in more than one name, the principal, premium, if any, and interest from time to time payable in respect thereof may be paid to the order of all such holders, failing written instructions from them to the contrary, and the receipt of any one of such holders therefor shall be a valid discharge, to the Trustee, any registrar and to the Corporation.

(f)	Subject to the Trustee’s receipt of appropriate documentation, in the case of the death of one or more joint holders of any Note the principal, premium, if any, and interest from time to time payable thereon may be paid to the order of the survivor or survivors of such registered holders and the receipt of any such survivor or survivors therefor shall be a valid discharge to the Trustee and any registrar and to the Corporation.

3.10  Non-Certificated Inventory System (NCI System)

(a)	Notwithstanding anything to the contrary set out herein, all Global Notes issued or to be issued to the Depository may, in the case of previously issued Notes, be surrendered to the Trustee for, or, in the case of newly issued Notes, may be directly registered as, an electronic position on the register of Noteholders to be maintained by the Trustee in accordance with Section 3.1. In such case, the Notes will be represented electronically through the NCI System. All Notes maintained in such electronic position will be legal, valid, binding and enforceable obligations of the Corporation, entitling the registered holders thereof to the same benefits as those registered holders who hold Notes in physical form. This Indenture and the provisions contained herein will apply, mutatis mutandis, to such Notes held in such electronic position.

3.11  Note Certificate and U.S. Restrictions on Transfer

The parties hereto hereby acknowledge and agree that the Note Certificates bearing the U.S. Legend may not be reoffered, or resold, pledged or otherwise transferred except: (i) to the Corporation; (ii) outside the United States in accordance with Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations; (iii) in compliance with the exemption from registration under the U.S. Securities Act provided by (A) Rule 144 under the U.S. Securities Act, if applicable, or (B) Rule 144A under the U.S. Securities Act, if available, and, in each case, and in accordance with applicable state securities laws; or (iv) in another transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws; provided that in the case of each of (iii)(A) and (iv) such Noteholder has prior to such sale furnished to the Corporation and the Trustee an opinion of counsel reasonably satisfactory to the Corporation and the Trustee stating that such transaction is exempt from registration under the U.S. Securities Act and applicable state securities laws.

ARTICLE 4 PREPAYMENT

4.1  Prepayment

Subject to the terms and conditions of the Notes with the consent of the Noteholder, and provided that no Event of Default has occurred and is continuing, the Corporation shall have the right, but not the obligation, at any time after the Closing Date to prepay such Notes in cash, in whole or in part. Any prepayment in whole or in part of the Note will cause the Silver Purchase Agreement Right to immediately expire.

4.2  Partial Prepayment

If less than all the Notes of any series for the time being outstanding are at any time to be prepaid, the Notes to be so prepaid shall be selected by the Trustee on a pro rata basis to the nearest multiple of $1,000 in accordance with the principal amount of the Notes registered in the name of each holder or in such other manner as the Trustee deems equitable, subject to compliance with Applicable Securities Legislation, as required. Unless otherwise specifically provided in the terms of any series of Notes, no Note shall be prepaid in part unless the principal amount redeemed is $1,000 or a multiple thereof. For this purpose, the Trustee may make, and from time to time vary, regulations with respect to the manner in which such Notes may be drawn for prepayment and regulations so made shall be valid and binding upon all holders of such Notes notwithstanding that as a result thereof one or more of such Notes may become subject to prepayment in part only or for cash only. In the event that one or more of such Notes becomes subject to prepayment in part only, upon surrender of any such Notes for payment of the Prepayment Price (as defined in the Prepayment Notice) the Corporation shall execute and the Trustee shall certify and deliver without charge to the holder thereof or upon the holder’s order one or more new Notes for the non-prepaid part of the principal amount of the Note or Notes so surrendered or, with respect to a Global Note, the Trustee shall make notations on the Global Note of the principal amount thereof so prepaid. Unless the context otherwise requires, the terms “Note” or “Notes” as used in this Article 4 shall be deemed to mean or include any part of the principal amount of any Note which in accordance with the foregoing provisions has become subject to prepayment.

4.3  Notice of Prepayment

Notice of Prepayment (the “Prepayment Notice”) of any series of Notes shall be given in writing to the Trustee substantially in the form attached as Schedule B hereto and the holders of the Notes so to be prepaid not less than 30 days prior to the date fixed for Prepayment (the “Prepayment Date”) in the manner provided in Section 12.2. Every such notice shall specify the aggregate principal amount of Notes called for prepayment, accrued and unpaid interest thereon, the Prepayment Date, the Prepayment Price, and the places of payment and shall state that interest upon the principal amount of Notes called for prepayment shall cease to accrue and be payable from and after the Prepayment Date. In addition, unless all the outstanding Notes are to be prepaid, the Prepayment Notice shall specify:

(a)	the distinguishing letters and numbers of the registered Notes which are to be redeemed (or of such thereof as are registered in the name of such Noteholder);

(b)	in the case of a published notice, the distinguishing letters and numbers of the Notes which are to be redeemed or, if such Notes are selected pro rata or by terminal digit or other similar system, such particulars as may be sufficient to identify the Notes so selected;

(c)	in the case of a Global Note, that the prepayment will take place in such manner as may be agreed upon by the Depository, the Trustee and the Corporation; and

(d)	in all cases, the principal amounts of such Notes or, if any such Note is to be prepaid in part only, the principal amount of such part.

In the event that all Notes to be prepaid are registered Notes, publication shall not be required.

4.4  Notes Due on Prepayment Dates

Notice having been given as aforesaid, all the Notes so called for prepayment shall thereupon be and become due and payable at the Prepayment Price on the Prepayment Date specified in such notice, in the same manner and with the same effect as if it were the date of maturity specified in such Notes, anything therein or herein to the contrary notwithstanding, and from and after such Prepayment Date, if the monies necessary to prepay such Notes shall have been deposited as provided in Section 4.5 and affidavits or other proof satisfactory to the Trustee as to the publication and/or mailing of such notices shall have been lodged with it, interest upon the Notes shall cease. If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Trustee whose decision shall be final and binding upon all parties in interest.

4.5  Deposit of Prepayment Monies

Prepayment of Notes shall be provided for by the Corporation depositing with the Trustee or any paying agent to the order of the Trustee, by way of same day value wire transfer, on or before 9:00 a.m. (Vancouver time) five Business Days immediately prior to the Prepayment Date specified in such notice, such sums of money as may be sufficient to pay the Prepayment Price of the Notes so called for prepayment. The Corporation shall also deposit with the Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Trustee in connection with such prepayment. Every such deposit shall be irrevocable. From the sums so deposited the Trustee shall pay or cause to be paid to the holders of such Notes so called for prepayment, upon surrender of such Notes, the principal, premium (if any) and interest (if any) to which they are respectively entitled on prepayment (less any Taxes required to be deducted in accordance with Section 2.15).

4.6  Failure to Surrender Notes Called for Prepayment

In case the holder of any Note so called for prepayment shall fail on or before the Prepayment Date so to surrender such holder’s Note, or shall not within such time accept payment of the prepayment monies payable or give such receipt therefor, if any, as the Trustee may require, such prepayment monies may be set aside in trust, may be held in trust without interest, either in the deposit department of the Trustee or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Noteholder of the sum so set aside and, to that extent, the Note shall thereafter not be considered as outstanding hereunder and the Noteholder shall have no other right except to receive payment out of the monies so paid and deposited, upon surrender and delivery up of such holder’s Note of the Prepayment Price, as the case may be, of such Note. In the event that any money required to be deposited hereunder with the Trustee or any depository or paying agent on account of principal, premium, if any, or interest, if any, on Notes issued hereunder shall remain so deposited for a period of five years less a day from the Prepayment Date, then such monies, together with any distribution paid thereon, shall at the end of such period be paid over or delivered over by the Trustee or such depository or paying agent to the Corporation on its written demand, and thereupon the Trustee shall not be responsible to Noteholders for any amounts owing to them and subject to Applicable Law, thereafter the Noteholder in respect of which such money was so repaid to the Corporation shall have no rights in respect thereof, except to obtain payment of the money due from the Corporation, subject to any limitation period provided by any Applicable Laws relating to unclaimed property.

ARTICLE 5 PURCHASE BY THE CORPORATION

5.1  Purchase of Notes by the Corporation

Subject to Article 4, unless otherwise specifically provided with respect to a particular series of Notes, the Corporation may, at any time and from time to time but subject to each Subordination Agreement, purchase Notes in the market (which shall include purchases from or through an investment dealer or a firm holding membership on a recognized stock exchange or quotation system) or by tender or by private contract, at any price provided; however, that if an Event of Default has occurred and is continuing, the Corporation will not have the right to purchase Notes by private contract. All Notes so purchased may, at the option of the Corporation, be delivered to the Trustee and shall be cancelled and no Notes shall be issued in substitution therefor.

If, upon an invitation for tenders, more Notes are tendered at the same lowest price that the Corporation is prepared to accept, the Notes to be purchased by the Corporation shall be selected by the Trustee on a pro rata basis or in such other manner which the Trustee considers appropriate, from the Notes tendered by each tendering Noteholder who tendered at such lowest price. For this purpose the Trustee may make, and from time to time amend, regulations with respect to the manner in which Notes may be so selected, and regulations so made shall be valid and binding upon all Noteholders, notwithstanding the fact that as a result thereof one or more of such Notes become subject to purchase in part only. The holder of a Note of which a part only is purchased, upon surrender of such Note for payment, shall be entitled to receive, without expense to such holder, one or more new Notes for the unpurchased part so surrendered, and the Trustee shall certify and deliver such new Note or Notes upon receipt of the Note so surrendered or, with respect to a Global Note, the Depository shall make notations on the Global Note of the principal amount thereof so purchased.

ARTICLE 6 SECURITY FOR NOTES AND SUBORDINATION OF NOTES

6.1  Grant of Security Interest

As continuing collateral security for the due and timely payment and performance by the Corporation of its Note Liabilities, the Corporation hereby grants the continuing Security Interest and first-ranking Encumbrance in favour of the Trustee over the Secured Assets (subject only to Permitted Encumbrances) and shall deliver or cause to be delivered to the Trustee the Mortgage

6.2  Exceptions re: Contractual Rights, Licences, etc.

To the extent that the Encumbrances granted pursuant to any Security Document would constitute a breach or cause the acceleration of any agreement, lease, contractual right, licence, approval, privilege, franchise or permit to which the Corporation is a party, the Encumbrance granted thereby shall not attach thereto but the Corporation shall hold its interest therein in trust for the Trustee on behalf of the Trustee and Noteholders, and shall grant an Encumbrance in such agreement, contractual right, licence or permit to the Trustee on behalf of the Trustee and Noteholders forthwith upon obtaining the appropriate consents to the creation of such Encumbrance. The Corporation agrees to use commercially reasonable efforts to obtain any such consent from time to time requested by the Trustee on behalf of the Trustee and the Noteholders.

6.3 Mortgage Registration;

The Corporation shall cause the Mortgage to be registered and shall take or cause to be taken such action, and execute and deliver or cause to be executed and delivered to the Trustee such agreements, deeds, documents and instruments, as the Trustee shall reasonably request, and register, file or record the same (or a notice or financing statement in respect thereof) in all offices where such registration, filing or recording is, in the reasonable opinion of the Corporation or the Corporation’s counsel, necessary or advisable to constitute, perfect and maintain the Security Documents referred to in 6.1 as legal, valid and binding Encumbrances granted by the Corporation in favour of the Trustee, subject only to the Permitted Encumbrances and the requirements under this Article 6, in all jurisdictions reasonably required by the Purchaser, in each case within a reasonable time after the request therefor by the Purchaser or the Purchaser’s counsel, and in each case, in form and substance satisfactory to the Purchaser, acting reasonably. The Security Interest shall rank pari passu among all holders and the Trustee, but shall be senior to all other indebtedness or liabilities of the Corporation, except for any Senior Indebtedness. The Note Liabilities shall be subordinate and junior in right of payment to the prior payment in full of the principal, interest and all other items of indebtedness in respect of any Senior Indebtedness to the extent and in the manner set forth herein and pursuant to any Subordination Agreement. The Security Interest may be subordinated to any and all Encumbrances which affect all or any portion of the Secured Assets which secure Senior Indebtedness. The holder, by his acceptance hereof, shall be deemed to have agreed to the subordinations described herein, shall be bound by the provisions of this Section 6.3 and Article 6 and shall do, perform, execute and deliver all acts, deeds and documents as may be necessary from time to time to give full force and effect to the intent of this Section 6.3 and Article 6, including authorizing the Trustee to enter into each Subordination Agreement, pursuant to Section 6.11.

The Corporation shall, at the Corporation’s expense, ensure that the Security Interest in the Secured Assets, and all documents, caveats, security notices, financing statements and financing change statements in respect thereof, are promptly filed and re filed and registered as often as may be required by Applicable Law or as may be necessary or desirable to perfect and preserve the Encumbrances created herein by the Indenture and by the Mortgage and to ensure that such Security Interest is subordinate only to any Senior Indebtedness, and will promptly provide the Trustee with evidence (satisfactory to the Trustee) of such filing, registration and deposit after the making thereof. The Corporation shall, if and when requested to do so by the Trustee, furnish to the Trustee an opinion of Counsel to establish compliance with the provisions of this Section 6.3.

6.4  Permitted Dispositions of Secured Assets Before Default

Until an Event of Default has occurred and is continuing, the Corporation, without the consent of the Trustee, shall be entitled to make the following disposals of Secured Assets free of the Security Interests:

(a)	abandonments, surrenders or terminations of immaterial rights or interests which are effected in the ordinary course of business or otherwise in accordance with prudent industry practice;

(b)	(i) the expiration of any option agreement in respect of real or personal property and (ii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in accordance with prudent industry practice; or

(c)	disposals of Secured Assets as permitted pursuant to any agreements governing Senior Indebtedness;

and the Trustee will, at the expense of the Corporation, execute and deliver from time to time releases and discharges necessary or required as advised by Counsel with respect to the foregoing subsections. In connection with any such request by the Corporation to the Trustee, the Corporation shall confirm in an Officer’s Certificate of the Corporation that the release and discharge of such Secured Assets is permitted by the Note Documents and that all conditions precedent under the Note Documents for the release and discharge have been satisfied. Except as specifically permitted above, the Corporation will not dispose of any Secured Assets to any Person without the prior approval of holders of at least 66 2/3% of the principal amount of outstanding Notes.

6.5  Applicability of Article

The indebtedness, liabilities and obligations of the Corporation evidenced by Notes issued hereunder of any series which by their terms are subordinate, including on account of principal, premium, interest or otherwise, together with the obligations (of any kind) of the Corporation under or in respect of the Mortgage (collectively, the “Note Liabilities”), may be subordinated and postponed both in right of payment and in right of security to the extent and in the manner hereinafter set forth in the following sections of this Article 6, to the full and final payment of all Senior Indebtedness, and each holder of any such Note by his acceptance thereof agrees to and shall be bound by the provisions of this Article 6.

6.6  Order of Payment

In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings relative to the Corporation, or to its property or assets, or in the event of any proceedings for voluntary liquidation, dissolution or voluntary winding-up of the Corporation, whether or not involving insolvency or bankruptcy, or any marshaling of the assets and liabilities of the Corporation:

(a)	all Senior Indebtedness shall first be paid in full, before any payment is made on account of the Note Liabilities;

(b)	any payment or distribution of assets of the Corporation, whether in cash, property or securities, to which the holders of the Notes or the Trustee on behalf of such holders would be entitled except for the provisions of this Article 6, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness; and

(c)	in respect of and to the extent of any Senior Indebtedness, any Senior Creditor or a receiver or a receiver-manager of the Corporation or of all or part of its assets or any other enforcement agent may sell, mortgage, or otherwise dispose of the Corporation’s assets in whole or in part, free and clear of all Note Liabilities and the Security Interest and without the approval of the Noteholders or the Trustee or any requirement to account to the Trustee or the Noteholders.

The rights of any Senior Creditor and priority of any Senior Indebtedness and the subordination pursuant hereto shall not be affected by:

(i)	whether or not the Senior Indebtedness is secured;

(ii)	the time, sequence or order of creating, granting, executing, delivering of, or registering, perfecting or failing to register or perfect any security notice, caveat, financing statement or other notice in respect of the Senior Security;

(iii)	the time or order of the attachment, perfection or crystallization of any security constituted by the Senior Security;

(iv)	the taking of any collection, enforcement or realization proceedings pursuant to the Senior Security;

(v)	the date of obtaining of any judgment or order of any bankruptcy court or any court administering bankruptcy, insolvency or similar proceedings as to the entitlement of the Senior Creditor, or any of them or the Noteholders, or any of them, to any money or property of the Corporation;

(vi)	the failure to exercise any power or remedy reserved to a Senior Creditor under the Senior Security or to insist upon a strict compliance with any terms thereof;

(vii)	whether any Senior Security is now perfected, hereafter ceases to be perfected, is avoidable by any trustee in bankruptcy or like official or is otherwise set aside, invalidated or lapses;

(viii)	the date of giving or failing to give notice to or making demand upon the Corporation; or

(ix)	any other matter whatsoever.

6.7  Subrogation to Rights of Holders of Senior Indebtedness

Subject to the prior and indefeasible payment in full of all Senior Indebtedness, and subject to the provisions of Section 6.9, the holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Corporation applicable to the Senior Indebtedness, to the extent of the application thereto of such payments or other assets which would have been received by the holders of the Notes but for the provisions hereof until the principal of, premium, if any, and interest on the Notes shall be paid in full, and no such payments or distributions to the holders of the Notes of cash, property or securities, which otherwise would be payable or distributable to the holders of the Senior Indebtedness, shall, as between the Corporation, its creditors other than the holders of Senior Indebtedness, and the Noteholders, be deemed to be a payment by the Corporation to the holders of the Senior Indebtedness or on account of the Senior Indebtedness, it being understood that the provisions of this Article 6 are and are intended solely for the purpose of defining the relative rights of the holders of the Notes, on the one hand, and the holders of any Senior Indebtedness, on the other hand.

The Trustee, for itself and on behalf of each of the Noteholders, hereby waives any and all rights to require a Senior Creditor to pursue or exhaust any rights or remedies with respect to the Corporation or any property and assets subject to any Senior Security or in any other manner to require the marshalling of property, assets or security in connection with the exercise by the Senior Creditors of any rights, remedies or recourses available to them.

6.8  Obligation to Pay Not Impaired

Nothing contained in this Article 6 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Corporation, its creditors other than the holders of any Senior Indebtedness, and the holders of the Notes, the obligation of the Corporation, which is absolute and unconditional, to pay to the holders of the Notes the principal of, premium, if any, and interest on the Notes, as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of the holders of the Notes and creditors of the Corporation other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Noteholder from exercising all remedies otherwise permitted by Applicable Law upon default under this Indenture, subject to the rights, under this Article 6 of the holders of Senior Indebtedness in respect of cash, property or securities of the Corporation received upon the exercise of any such remedy.

6.9  No Payment if Senior Indebtedness in Default

Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, or any other enforcement of any Senior Indebtedness, then, except as provided in Section 6.10, all principal of and interest on all such matured Senior Indebtedness shall first be paid in full before any payment is made on account of the Note Liabilities.

In case of a circumstance constituting a default or event of default with respect to any Senior Indebtedness, and during the continuance thereof, or upon the acceleration of the maturity of any Senior Indebtedness unless and until such default or event of default shall have been cured or waived or shall have ceased to exist or such acceleration has been rescinded or when a payment would cause a default or event of default under any Senior Indebtedness, no cash payment shall be made by the Corporation except as provided in Section 6.10) with respect to the Note Liabilities and neither the Trustee nor the Noteholders shall be entitled to demand, accelerate, institute proceedings for the collection of (which shall, for certainty include proceedings related to an adjudication or declaration as to the insolvency or bankruptcy of the Corporation and other similar creditor proceedings), or receive any payment or benefit (including without limitation by set-off, combination of accounts or otherwise in any manner whatsoever) on account of the Note Liabilities after the happening of such a default or event of default or acceleration (except as provided in Section 6.10), and unless and until such default or event of default shall have been cured or waived or shall have ceased to exist or such acceleration has been rescinded, such payments shall be held in trust for the benefit of, and, if and when such Senior Indebtedness shall have become due and payable, shall be paid over to, the holders of the Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing an amount of the Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; provided, however, subject to each Subordination Agreement, that the foregoing shall in no way prohibit, restrict or prevent the Trustee, pursuant to the terms and conditions of this Indenture, from taking such actions as may be necessary to preserve claims of the Trustee and/or the holders of the Notes under any Note Document in any bankruptcy, reorganization or insolvency proceeding (including, without limitation, the filing of proofs of claim in any such bankruptcy, reorganization or insolvency proceedings by or against the Corporation and exercising its rights to vote as an unsecured creditor under any such bankruptcy, reorganization or insolvency proceedings commenced by or against the Corporation).

The fact that any payment hereunder is prohibited by this Section 6.9 shall not prevent the failure to make such payment from being an Event of Default hereunder.

6.10  Payment on Notes Permitted

Subject to the terms and conditions of each Subordination Agreement, nothing contained in this Article 6 or elsewhere in this Indenture, or in any of the other Note Documents, shall affect the obligation of the Corporation to make, or prevent the Corporation from making, where it is otherwise permitted to do so, at any time except as prohibited by Sections 6.6 or 6.9 any payment of principal of or, premium, if any, or interest. The fact that any such payment is prohibited by a Subordination Agreement, Sections 6.6 or 6.9 shall not prevent the failure to make such payment from being an Event of Default hereunder. Subject to the terms of a Subordination Agreement, nothing contained in this Article 6, elsewhere in this Indenture or in any of the Note Documents, other than in the case of a continuing default or event of default under Senior Indebtedness or acceleration of Senior Indebtedness that has not been rescinded, in which case Section 6.9 shall govern, or except as prohibited by Sections 6.6 or 6.9, shall prevent the application by the Trustee of any monies deposited with the Trustee hereunder for the purpose, to the payment of or on account of the Note Liabilities.

6.11  Confirmation of Subordination

Each Noteholder by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effect the subordination as provided in this Article 6 and appoints the Trustee his attorney-in-fact for any and all such purposes. This power of attorney, being coupled with an interest and rights, shall be irrevocable. Each Noteholder by his acceptance thereof authorizes and directs the Trustee to execute the Subordination Agreement among the Corporation, the agent for lenders thereunder, as Senior Creditor, and the Trustee upon request of the Corporation, and upon being furnished an Officer’s Certificate of the Corporation stating that one or more named Persons are Senior Creditors and specifying the amount and nature of the Senior Indebtedness of such Senior Creditor, and the Corporation shall confirm in the Officer’s Certificate that such subordination agreement is permitted by the Note Documents and that all conditions precedent under the Note Documents for the subordination agreement have been satisfied in compliance with this Section 6.11 and no Event of Default has occurred or event has occur that with the lapse of time will become an Event of Default, the Trustee shall enter into a written subordination agreement or agreements, with the Corporation and the Person or Persons named in such Officer’s Certificate providing that such Person or Persons are entitled to all the rights and benefits of this Article 6 as a Senior Creditor and for such other matters, such as an agreement not to amend the provisions of this Article 6 and the definitions herein, which prejudice the rights of the holders of Senior Indebtedness under this Article 6 without the prior written consent of such Senior Creditor, or their representative or the trustee under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued as the Senior Creditor may reasonably request. Such agreement shall be conclusive evidence that the indebtedness specified therein is Senior Indebtedness, however, nothing herein shall impair the rights of any Senior Creditor who has not entered into such a subordination agreement. Notwithstanding any terms set out in this Indenture or the other Note Documents, the holders of the Notes acknowledge that their rights pursuant to this Indenture and the other Note Documents, and the obligations and undertakings of the Corporation, shall in all respects be subject to the terms and conditions of the Subordination Agreement. The holders of the Notes acknowledge that the Trustee will not be involved in the negotiation or preparation of any Subordination Agreement. The holders of the Notes further acknowledge that the Trustee has not and will not provide any advice to the holders of the Notes in respect of the Note Documents, the adequacy of the Note Documents or as to the priority, registration or perfection of their interest in the Secured Assets.

6.12  Knowledge of Trustee

Notwithstanding the provisions of this Article 6 or any provision in this Indenture or in any other Note Documents contained, the Trustee will not be charged with knowledge of any Senior Indebtedness or of any default in the payment thereof, or of the existence of any Event of Default or any other fact that would prohibit the making of any payment of monies to or by the Trustee, or the taking of any other action by the Trustee, unless and until the Trustee has received written notice thereof from the Corporation, any Noteholder or any Senior Creditor or a trustee or agent on behalf of any one or more Senior Creditors, and such notice to the Trustee shall be deemed to be notice to holders of the Notes. The Trustee will notify Noteholders as soon as reasonably practicable of such notice.

6.13  Trustee May Hold Senior Indebtedness

The Trustee is entitled to all the rights set forth in this Article 6 with respect to any Senior Indebtedness at the time independently held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture deprives the Trustee of any of its rights as such holder.

6.14  Rights of Holders of Senior Indebtedness Not Impaired

No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein will at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Corporationor by any non-compliance by the Corporation with the terms, provisions and covenants of any Note Document, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

6.15  Altering the Senior Indebtedness

Subject to Section 6.16, the holders of any Senior Indebtedness have the right to extend, renew, modify or amend the terms of the Senior Indebtedness (other than in respect of its principal amount) or any security therefor and to release, sell or exchange such security and otherwise to deal freely with the Corporation, all without notice to or consent of the Noteholders or the Trustee and without affecting the liabilities and obligations of the parties to this Indenture or the Noteholders.

6.16  Additional Indebtedness

Other than as may be expressly provided for herein or in any amendment or supplement to this Indenture, this Indenture does not restrict the Corporation or any of its Affiliates from incurring additional indebtedness for borrowed money or other obligations or liabilities, provided that Senior Indebtedness shall be restricted to a maximum permitted aggregate principal amount of $25,000,000.

6.17  Additional Encumbrances

The Corporation may not incur additional Encumbrances, except for (i) Permitted Encumbrances (including any Senior Security); or (ii) Encumbrances approved by holders of at least 66 2/3% of the principal amount of outstanding Notes.

6.18  Invalidated Payments

In the event that any Senior Indebtedness shall be paid in full and subsequently, for whatever reason, such formerly paid or satisfied Senior Indebtedness becomes unpaid or unsatisfied, the terms and conditions of this Article 6 shall be reinstated and the provisions of this Article shall again be operative until all such Senior Indebtedness is repaid in full, provided that such reinstatement shall not give such Senior Creditors any rights or recourses against the Trustee or the Noteholders for amounts paid to the Noteholders subsequent to such payment or satisfaction in full and prior to such reinstatement.

6.19  Contesting Security

The Trustee, for itself and on behalf of the Noteholders, agrees that it shall not contest or bring into question the validity, perfection or enforceability of any Senior Indebtedness, the Senior Security, or the relative priority of the Senior Security.

6.20  Obligations Created by Article 6

The Corporation and each holder by its acceptance of a Note likewise agrees, that:

(a)	the provisions of this Article 6 are an inducement and consideration to each holder of Senior Indebtedness to give or continue credit to the Corporation, the Corporation’s Affiliates or others or to acquire such Senior Indebtedness;

(b)	each holder of Senior Indebtedness may accept the benefit of this Article 6 on the terms and conditions set forth in this Article 6 by giving or continuing credit to the Corporation, the Corporation’s Affiliates or others or by acquiring or having outstanding as of the date hereof such Senior Indebtedness, in each case without notice to the Trustee and without establishing actual reliance on this Article 6; and

(c)	each obligation created by this Article 6 for the benefit of any holders of Senior Indebtedness is irrevocable and shall be binding on the Corporation, the Trustee and each holder of a Note whether or not any confirmation described in Section 6.11 is requested, executed or delivered.

ARTICLE 7 COVENANTS OF THE CORPORATION

The Corporation hereby covenants and agrees with the Trustee for the benefit of the Trustee and the Noteholders, that so long as any Notes remain outstanding:

7.1  To Pay Principal, Premium and Interest

The Corporation will duly and punctually pay or cause to be paid to every Noteholder the principal of, premium (if any) and interest accrued on the Notes of which it is the holder on the dates, at the places and in the manner mentioned herein and in the Notes.

7.2  To Give Notice of Default

The Corporation shall notify the Trustee in writing immediately upon obtaining knowledge of any Event of Default hereunder.

7.3  Preservation of Existence, Etc.

Subject to the express provisions hereof, the Corporation will carry on and conduct its activities, and cause its Affiliates to carry on and conduct their Businesses and activities in a manner consistent with past business practices; and, subject to the express provisions hereof, it will do or cause to be done all things necessary to preserve and keep in full force and effect its and its Affiliates’ respective existences and rights.

7.4  Performance of Covenants by Trustee

If the Corporation shall fail to perform any of its covenants contained in any Note Document, the Trustee may notify the Noteholders of such failure on the part of the Corporation or may itself perform any of the covenants capable of being performed by it, but the Trustee shall be under no obligation to do so or to notify the Noteholders. All sums so expended or advanced by the Trustee shall be promptly repayable by the Noteholders. No such performance, expenditure or advance by the Trustee shall be deemed to relieve the Corporation of any default under any Note Document.

7.5  Certificate of Compliance

The Corporation shall deliver to the Trustee, within 60 days after the end of each fiscal year, an Officer’s Certificate of the Corporation as to the knowledge of such officer of the Corporation who executes the Officer’s Certificate of the Corporation’s compliance with all conditions and covenants in this Indenture certifying that after reasonable investigation and inquiry, the Corporation has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which could, with the giving of notice, lapse of time or otherwise, constitute an Event of Default hereunder, or if such is not the case, setting forth with reasonable particulars the circumstances of any failure to comply and steps taken or proposed to be taken to eliminate such circumstances and remedy such Event of Default, as the case may be.

7.6  SEC Notice

The Corporation confirms that as at the date of execution of this Indenture it does not have a class of securities registered pursuant to Section 12 of the United States Securities Exchange Act or have a reporting obligation pursuant to Section 15(d) of the United States Securities Exchange Act. The Corporation further represents and warrants that it is not filing with the SEC as a Foreign Private Issuer (as such term is defined in the Securities Exchange 1934 Act) and covenants that, in the event that it shall begin to file as a Foreign Private Issuer, the Corporation shall promptly deliver to the Trustee an Officers’ Certificate (in a form provided by the Trustee) certifying such “reporting issuer” status and such other information as the Trustee may require at such given time including, but not limited to, the Central Index Key that has been assigned for filing purposes. The Corporation covenants that in the event that (i) any class of its securities shall become registered pursuant to Section 12 of the United States Securities Exchange Act or the Corporation shall incur a reporting obligation pursuant to Section 15(d) of the United States Securities Exchange Act, or (ii) any such registration or reporting obligation shall be terminated by the Corporation in accordance with the United States Securities Exchange Act, the Corporation shall promptly deliver to the Trustee an Officers’ Certificate of the Corporation notifying the Trustee of such registration or termination and such other information as the Trustee may require at the time. The Corporation acknowledges that the Trustee is relying upon the foregoing representation and covenants in order to meet certain SEC obligations with respect to those clients who are filing with the SEC.

7.7  Further Instruments and Acts

The Corporation will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

7.8  Covenants as to Security

The Corporation will:

(a)	ensure that the Security Interest will at all times constitute a valid and perfected security on the Secured Assets, subordinate only to the Senior Security pursuant to the Subordination Agreement, and at all times take all actions necessary or desirable to create, perfect and maintain the Security Interest as perfected security over the Secured Assets, subordinate only to the Senior Security pursuant to the Subordination Agreement;

(b)	at all times do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such acts, deeds, mortgages, hypothecs, transfers, assignments and assurances in law (including consents, approvals or waivers from third parties under applicable documents or applicable legislation) as may be necessary or desirable to ensure that the Trustee (for itself and the Noteholders) has a perfected Security Interest upon the Secured Assets, subordinate only to the Senior Security pursuant to the Subordination Agreement;

(c)	cause all necessary and proper steps to be taken diligently to protect and defend the Secured Assets and the proceeds thereof against any adverse claims or demands, including without limitation, the employment or use of counsel for the prosecution or defence of litigation and the contest, settlement, release or discharge of any such claim or demand; and

(d)	if the Security Interest shall have become enforceable and the Trustee shall have become bound to enforce or has commenced enforcing the same, it shall from time to time execute and do all such assurances and things as the Trustee may reasonably require for facilitating the realization of the Security Interest and for exercising all the powers, authorities and discretions conferred upon the Trustee under this Indenture and for confirming to any purchaser of the Secured Assets, whether sold by the Trustee hereunder or by judicial proceedings, the title to the Secured Assets so sold, and will give all notices and directions as the Trustee may consider expedient.

7.9 Notice of Change of Chief Executive Officer and Notice of Changes Affecting the Business of the Corporation

(a)	The Corporation shall promptly notify the Trustee upon a change in the individual or individuals holding the office of chief executive officer of the Corporation, and as soon as practicable provide an updated certificate of incumbency.

(b)	The Corporation will give written notice to the Trustee forthwith upon:

(i)	request by the Trustee, confirmation of the place of business of the Corporation, including its chief executive office;

(ii)	the change of location of the chief executive office of the Corporation if the change is to a location outside of the province in which the office was previously located;

(iii)	any change in the name of the Corporation; and

(iv)	any continuance of the Corporation into another jurisdiction.

7.10  Securities Laws

(a)	The Corporation will, at the relevant times and upon exercise of the relevant rights or elections, comply and take all measures necessary to comply at all times with Applicable Securities Legislation including make application for any order, ruling, registration or filing or give any notice required under Applicable Securities Legislation.

(b)	The Trustee shall have no obligation to verify information relating to the Corporation’s compliance with this Section 7.10 and may act and rely upon all information provided by the Corporation with respect to such compliance, without independent inquiry.

ARTICLE 8 DEFAULT

8.1  Events of Default

Each of the following events constitutes, and is herein sometimes referred to as, an “Event of Default”:

(a)	the failure to pay an Interest Obligation within fifteen (15) days of when due;

(b)	the failure to pay the principal amount, or premium (if any), of a Note when due whether at maturity, upon redemption or prepayment, by acceleration or otherwise, within 15 days of when due;

(c)	default in the performance of any material covenant in this Note that is not cured (or waiver obtained for) within thirty (30) days of the Corporation receiving notice in writing given by the Trustee or from holders of not less than 25% in aggregate principal amount of the Notes to the Corporation notifying of such default and requiring the Corporation to rectify such default or obtain a waiver for same;

(d)	the Corporation institutes any proceeding or takes any corporate action or executes any agreement in connection with the commencement of any proceeding:

(i)	seeking to be adjudicated a bankrupt or insolvent;

(ii)	seeking liquidation, dissolution, winding-up, reorganization, arrangement, protection, relief or composition or all or substantially all of its property or debt, or making a proposal with under any law relating to bankruptcy, insolvency, reorganization or compromise of debts or other similar laws; or

(iii)	seeking appointment of a receiver, trustee, agent, custodian or other similar official for all or substantially all of its properties and assets or the Secured Assets;

(e)	any creditor of the Corporation or any other Person institutes any proceeding or takes any corporate action or executes any agreement in connection with the commencement of any proceeding:

(i)	seeking to adjudicate the Corporation a bankrupt or insolvent;

(ii)	seeking liquidation, dissolution, winding-up, reorganization, arrangement, protection, relief or composition of the Corporation or all or substantially all of its property or debt, or making a proposal with respect to the Corporation under any law relating to bankruptcy, insolvency, reorganization or compromise of debts or other similar laws; or

(iii)	seeking appointment of a receiver, trustee, agent, custodian or other similar official for the Corporation or for all or substantially all of its properties and assets or the Secured Assets;

and such proceeding is not contested by the Corporation in good faith within fifteen (15) days of initiation of the proceedings or if any order sought in such proceeding (other than a procedural order) is granted and such order is not either dismissed or contested by the Corporation and the effect thereof stayed within sixty (60) days thereafter; or

(f)	any creditor of the Corporation or any other Person privately appoints a receiver, trustee or similar official for any material part of the properties or assets of the Corporation and such appointment is not contested by the Corporation in good faith within fifteen (15) days of such appointment and the appointment stayed within sixty (60) days thereafter, then in each and every such event listed above, the Trustee may, in its discretion, but subject to the provisions of this Section 8.1, and shall, upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Notes then outstanding (or if the Event of Default shall exist only in respect of one or more series of the Notes then outstanding, then upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Notes of such series then outstanding), subject to the provisions of Section 8.3, by notice in writing to the Corporation declare the principal of and interest and premium, if any, on all Notes then outstanding (or, as the case may be, on all Notes of such series outstanding) and all other monies outstanding hereunder to be due and payable and the same shall thereupon forthwith become immediately due and payable to the Trustee, and the Corporation shall forthwith pay to the Trustee for the benefit of the Noteholders such principal, accrued and unpaid interest and premium, if any, and interest on amounts in default on such Note (and, where such a declaration is based upon a voluntary winding-up or liquidation of the Corporation, the premium, if any, on the Notes then outstanding which would have been payable upon the redemption thereof by the Corporation on the date of such declaration) and all other monies outstanding hereunder, together with subsequent interest at the rate borne by the Notes on such principal, interest, premium, if any, and such other monies from the date of such declaration or event until payment is received by the Trustee, such subsequent interest to be payable at the times and places and in the manner mentioned in and according to the tenor of the Notes. Such payment when made by the Corporation shall be deemed to have been made in discharge of the Corporation’s obligations hereunder and any monies so received by the Trustee shall be applied in the manner provided in Section 8.6.

For greater certainty, for the purposes of this Section 8.1, a series of Notes shall be in default in respect of an Event of Default if such Event of Default relates to a default in the payment of principal, premium, if any, or interest on the Notes of such series in which case references to Notes in this Section 8.1 refer to Notes of that particular series.

For purposes of this Article 8, where the Event of Default refers to an Event of Default with respect to a particular series of Notes as described in this Section 8.1, then this Article 8 shall apply mutatis mutandis to the Notes of such series and references in this Article 8 to the Notes shall mean Notes of the particular series and references to the Noteholders shall refer to the Noteholders of the particular series, as applicable.

8.2  Notice of Events of Default

If an Event of Default shall occur and be continuing the Trustee shall, within 30 days after it receives written notice of the occurrence of such Event of Default from any Person, give notice of such Event of Default to the Noteholders in the manner provided in Section 11.2, provided that, notwithstanding the foregoing, unless the Trustee shall have been requested to do so by the holders of at least 25% of the principal amount of the Notes then outstanding, the Trustee shall not be required to give such notice if the Trustee in good faith shall have determined that the withholding of such notice is in the best interests of the Noteholders.

When notice of the occurrence of an Event of Default has been given to the Noteholders and the Event of Default is thereafter cured, notice that the Event of Default is no longer continuing shall be given by the Trustee to the Noteholders within 15 days after the Trustee becomes aware the Event of Default has been cured.

8.3  Waiver of Default

Upon the happening of any Event of Default hereunder:

(a)	the holders of the Notes shall have the power (in addition to the powers exercisable by Extraordinary Resolution as hereinafter provided) by requisition in writing by the holders of more than 66 2/3% of the principal amount of Notes then outstanding, to instruct the Trustee to waive any Event of Default and to cancel any declaration made by the Trustee pursuant to Section 8.1 and the Trustee shall thereupon waive the Event of Default and cancel such declaration, or either, upon such terms and conditions as shall be prescribed in such requisition; provided that notwithstanding the foregoing if the Event of Default has occurred by reason of the non-observance or non-performance by the Corporation of any covenant applicable only to one or more series of Notes, then the holders of more than 66 2/3% of the principal amount of the outstanding Notes of that series shall be entitled to exercise the foregoing power and the Trustee shall so act and it shall not be necessary to obtain a waiver from the holders of any other series of Notes; and

(b)	the Trustee, so long as it has not become bound to declare the principal and interest on the Notes then outstanding to be due and payable, or to obtain or enforce payment of the same, shall have power to waive any Event of Default if, in the Trustee’s opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made by the Trustee in the exercise of its discretion, upon such terms and conditions as the Trustee may deem advisable.

No such act or omission either of the Trustee or of the Noteholders shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights of the Trustee and the Noteholders resulting therefrom.

8.4  Enforcement by the Trustee

(a)	Subject to the provisions of Section 8.3 and to the provisions of any Extraordinary Resolution that may be passed by the Noteholders, if the Corporation shall fail to pay to the Trustee, forthwith after the same shall have been declared to be due and payable under Section 8.1, the principal of and premium (if any) and interest on all Notes then outstanding, together with any other amounts due hereunder, the Trustee may in its discretion and shall upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Notes then outstanding and upon being funded and indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as trustee hereunder to obtain or enforce payment of such principal of and premium (if any) and interest on all the Notes then outstanding together with any other amounts due under each Note Document by such proceedings authorized by any Note Document or by law or equity as the Trustee in such request shall have been directed to take, or if such request contains no such direction, or if the Trustee shall act without such request, then by such proceedings authorized by this Indenture or by suit at law or in equity as the Trustee shall deem expedient.

(b)	The Trustee shall be entitled and empowered, either in its own name or as trustee of an express trust, or as attorney-in-fact for the holders of the Notes, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Trustee and of the holders of the Notes allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Corporation or its creditors or relative to or affecting its property. The Trustee is hereby irrevocably appointed (and the successive respective holders of the Notes by taking and holding the same shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective holders of the Notes with authority to make and file in the respective names of the holders of the Notes or on behalf of the holders of the Notes as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the holders of the Notes themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such holders of the Notes, as may be necessary or advisable in the opinion of the Trustee, in order to have the respective claims of the Trustee and of the holders of the Notes against the Corporation or its property allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that subject to Section 8.3, nothing contained in this Indenture shall be deemed to give to the Trustee, unless so authorized by Extraordinary Resolution, any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any Noteholder.

(c)	The Trustee shall also have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests and the interests of the Noteholders.

(d)	All rights of action hereunder may be enforced by the Trustee without the possession of any of the Notes or the production thereof on the trial or other proceedings relating thereto. Any such suit or proceeding instituted by the Trustee shall be brought in the name of the Trustee as trustee of an express trust, and any recovery of judgment shall be for the rateable benefit of the holders of the Notes subject to the provisions of this Indenture. In any proceeding brought by the Trustee (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of any Note Document, to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceeding.

(e)	If the Trustee has become entitled to enforce the Security Interest, in addition to any right or remedy arising under the Security Documents or pursuant to Applicable Laws:

(i)	the Trustee, by itself, its officers, its agents or its attorneys, may, in its discretion, as advised by Counsel, and either with or without notice, enter into and upon and take possession of the Secured Assets with full power to exclude the Corporation and additionally shall have full power and authority:

(A)	to carry on, manage and conduct the business operations of or relating to the Secured Assets and to borrow money in its own name or advance its own monies for the purpose of the conduct of such business operations, the maintenance and preservation of the Secured Assets or any part thereof, the making of such replacements of and additions to the Secured Assets as the Trustee shall deem desirable, as advised by Counsel, and the payment of Taxes, wages and other charges ranking in priority to the Security Interest and of current operating expenses incurred not more than 45 Business Days prior to such taking of possession, and monies so borrowed or advanced shall be repaid by the Corporation on demand and until repaid shall (with interest thereon at the rate of 10% per annum) be secured by the Security Interest in priority to sums otherwise secured thereby; and

(B)	to receive and give notifications of and receipts for the revenues, incomes, issues and profits in respect of the Secured Assets and to pay therefrom the reasonable costs, charges and expenses of the Trustee incurred in connection with carrying on the said business operations, and all Taxes, assessments and other charges against such property ranking in priority to the Security Interest or the payment of which may be necessary as advised by Counsel to preserve such property, and to apply the remainder of the monies so received in the same manner as if the same arose from a sale or realization of such property. If so requested by the holders of no less than 50% in principal amount of the Notes then outstanding, the Trustee and such agents and attorneys as advised by Counsel shall return such business and property to the Corporation without prejudice to the rights of the Trustee and the Noteholders under any Note Document with respect to the same Event of Default (if not then waived or remedied) or any other subsequent Event of Default, and in such event, the balance of income received by the Trustee pursuant any Note Document, after payment in full of all amounts due to or property payable to the Trustee hereunder as advised by Counsel, shall be returned to the Corporation entitled thereto and the Security Interest shall no longer be deemed to have become enforceable by reason of the Event of Default which theretofore existed, but the rights arising out of the same Event of Default (if not then waived or remedied) or any other subsequent Event of Default shall not be affected thereby;

The Trustee, either after entry as aforesaid or after other entries by itself or its agents, or without any entry, may sell or dispose of the Secured Assets either as a whole or in separate parcels (to the extent permitted by applicable legislation):

(1)	by private contract upon notice to the Corporation given prior thereto of such length; or

(2)	at public auction or by public tender, having first given such notice of the time and place of such sale to the Corporation and otherwise.

The Trustee may make any such sale either for cash or upon credit and upon such reasonable conditions as to upset or reserve bid or price and terms of payment, rescind or vary any contract or sale that may have been entered into and re-sell with or under any of the powers conferred herein, adjourn such sale from time to time, and execute and deliver to the purchaser or purchasers of the said property or any part thereof good and sufficient deed or deeds for the same, the Trustee being irrevocably constituted the attorney of the Corporation under the Note Documents for the purpose of making such sale and executing such deeds, and any such sale made as aforesaid shall be a perpetual bar at law and in equity against the Corporation and their respective successors and assigns and all other Persons claiming the said property or any part or parcel thereof by, from, through or under the Corporation and its respective successors or assigns, and the proceeds of any such sale shall be distributed in the manner hereinafter provided;

(C)	the Trustee may, with or without entry or sale as aforesaid, proceed to protect and enforce its rights under this Indenture and the other Note Documents by sale under judgment or order in any judicial proceeding or by foreclosure or a suit or suits in equity or at law or otherwise whether for the specific performance of any covenant or agreement contained in this Indenture or any other Note Document or in aid of the execution of this Indenture or any other Note Document or for the enforcement of any other legal or equitable remedy as the Trustee shall deem most effective to protect and enforce any of the rights or duties of the Trustee and Noteholders, on the advice of Counsel;

(D)	the Trustee may appoint a receiver (the “Receiver”) of the Corporation, its Secured Assets or any part thereof and of the rents, issues, profits, revenues and income thereof and in respect thereto the following provisions shall apply:

(1)	such appointment shall be made in writing signed by the Trustee and such writing shall be conclusive evidence for all purposes of such appointment. The Trustee may from time to time in the same manner remove any Receiver so appointed and appoint another in its stead; in making any such appointment the Trustee shall be deemed to be acting as the attorney for the Corporation;

(2)	any such appointment may be limited to any part or parts of the Secured Assets or may extend to the whole thereof;

(3)	every such Receiver may be vested with all or any of the powers and discretions of the Trustee;

(4)	the Trustee may from time to time fix the reasonable remuneration of every such Receiver and direct the payment thereof out of the Secured Assets, the income therefrom or the proceeds thereof (in priority to the Trustee);

(5)	the Trustee may from time to time require any such Receiver to give security for the performance of its duties and may fix the nature and amount thereof, but shall not be bound to require such security;

(6)	every such Receiver may, with the consent in writing of the Trustee as advised by Counsel, borrow money for the purposes of carrying on the business of the Corporation in respect of any part of the Secured Assets or for the maintenance, protection or preservation of the Secured Assets or any part thereof, and any receiver may issue certificates (in this Section called “Receiver Certificates”) for such sums as will be sufficient for obtaining upon the security of the Secured Assets or any part thereof the amounts from time to time required, and such Receiver’s Certificates may be payable either to order or bearer and may be payable at such time or times as the Trustee may consider expedient as advised by Counsel, and shall bear interest at the rate of 10% per annum and the Receiver may sell, pledge or otherwise dispose of the same in such manner as the Trustee may consider advisable as advised by Counsel and may pay such commission on the sale thereof and the amount from time to time payable by virtue of such Receiver’s Certificates shall at the option of the Trustee as advised by Counsel be entitled to the Security Interest in priority to the principal, interest and other amounts secured thereby;

(7)	every such Receiver shall, so far as concerns responsibility for his acts or omissions, be deemed the agent of the Corporation, and in no event the agent of the Trustee or any Noteholder, and the Trustee shall not, in making or consenting to such appointment, incur any liability to any Receiver for his remuneration or otherwise; provided, however, that the Trustee shall not in any way be responsible for any misconduct, negligence or nonfeasance of such Receiver, his employees or agents;

(8)	except as may be otherwise directed by the Trustee, on the advice of Counsel, all monies from time to time received by any Receiver shall be received in trust for and paid over to the Trustee at the principal office of the Trustee in the City of Vancouver as hereinbefore provided, to be held by it as part of the Secured Assets; and

(9)	the Trustee may, on the advice of Counsel, pay over to any Receiver any monies constituting part of the Secured Assets to the extent that the same may be applied for the purposes hereof by such receiver, and the Trustee may, on the advice of Counsel, from time to time determine what funds any Receiver shall be at liberty to keep on hand with a view to the performance of his duties as such Receiver;

(E)	the Trustee may, on the advice of Counsel, in lieu of appointing a Receiver as provided in Section 8.4(e)(i)(D), and without regard to the adequacy of the Security Interest or the solvency of the Corporation, apply to any court or courts of competent jurisdiction for the appointment of a receiver or receiver and manager of the Corporation or any of the Secured Assets, and of the rents, issues, profits, revenues and income thereof, with such powers as the court making such appointment or appointments shall confer; and

(F)	the Corporation shall on demand by the Trustee, yield up possession of the Secured Assets whenever the Trustee shall have a right or entry under the foregoing provisions and agrees to put no obstacle in the way of, but to facilitate by all legal means, the actions of the Trustee or any Receiver or court appointed receiver or receiver and manager and not to interfere with the carrying out of the powers granted by the Note Documents or conferred by any court or courts hereunder to or upon the Trustee, any Receiver or any court appointed receiver or receiver and manager.

8.5  No Suits by Noteholders

No holder of any Note shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal of or interest on the Notes or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Corporation wound up or subject to any proceeding under the Companies’ Creditors Arrangement Act (Canada) or to file or prove a claim in any liquidation, insolvency or bankruptcy proceeding or for any other remedy hereunder, unless: (a) such holder shall previously have given to the Trustee written notice of the happening of an Event of Default hereunder; and (b) the Noteholders by Extraordinary Resolution or by written instrument signed by the holders of at least 25% in principal amount of the Notes then outstanding shall have made a request to the Trustee and the Trustee shall have been afforded reasonable opportunity either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its name for such purpose; and (c) the Noteholders or any of them shall have furnished to the Trustee, when so requested by the Trustee, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; and (d) the Trustee shall have failed to act within a reasonable time after such notification, request and offer of indemnity; and (e) no direction inconsistent with such request has been received by the Trustee from holders of a majority in principal amount of the Notes and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Trustee, to be conditions precedent to any such proceeding or for any other remedy hereunder by or on behalf of the holder of any Notes. Notwithstanding the foregoing, a Noteholder may not use this Indenture to prejudice the rights of any other Noteholder or to obtain a preference or priority over any other Noteholder.

8.6  Application of Monies by Trustee

(a)	Except as herein otherwise expressly provided, any monies received by the Trustee from the Corporation pursuant to the foregoing provisions of this Article 8, or as a result of legal or other proceedings or from any trustee in bankruptcy or liquidator of the Corporation, shall be applied, together with any other monies in the hands of the Trustee available for such purpose, as follows:

(i)	first, if and to the extent that the Trustee deems it in the interest of the Noteholders generally, based on the advice of Counsel, in payment of all Encumbrances (if any) on the Secured Assets ranking in priority to the Security Interest or to keep in good standing any such prior Encumbrances, including any Senior Security (if applicable);

(ii)	second, in payment or in reimbursement to the Trustee or Receiver of its compensation, costs, charges, expenses, borrowings, advances or other monies furnished or provided by or at the instance of the Trustee or Receiver in or about the execution of its trusts under, or otherwise in relation to, the Note Documents, with interest thereon as herein provided;

(iii)	third, but subject as hereinafter provided in this Section 8.6 provided, in payment, rateably and proportionately to (and in the case of applicable withholding Taxes, if any, on behalf of) the holders of Notes, of the principal of and premium (if any) and accrued and unpaid interest and interest on amounts in default on the Notes which shall then be outstanding in the priority of principal first and then premium and then accrued and unpaid interest and interest on amounts in default unless otherwise directed by Extraordinary Resolution and in that case in such order or priority as between principal, premium (if any) and interest as may be directed by such resolution; and

(iv)	fourth, in payment of the surplus, if any, of such monies to the Corporation entitled thereto or its assigns;

provided, however, that no payment shall be made pursuant to clause (iii) above in respect of the principal, premium or interest on any Note held, directly or indirectly, by or for the benefit of the Corporation or any Affiliate (other than (y) to any original holder of an Initial Note and (z) in respect of any Note pledged for value and in good faith to a Person other than the Corporation or any Affiliate but only to the extent of such Person’s interest therein), until and subject to the prior payment in full of the principal, premium (if any) and interest (if any) on all Notes which are not so held.

(b)	The Trustee shall not be bound to apply or make any partial or interim payment of any monies coming into its hands if the amount so received by it, after reserving thereout such amount as the Trustee may think necessary to provide for the payments mentioned in Section 8.6(a), is insufficient to make a distribution of at least 2% of the aggregate principal amount of the outstanding Notes, but it may retain the money so received by it and invest or deposit the same as provided in Section 13.8 until the money or the investments representing the same, with the income derived therefrom, together with any other monies for the time being under its control shall be sufficient for the said purpose or until it shall consider it advisable to apply the same in the manner hereinbefore set forth. The foregoing shall, however, not apply to a final payment in distribution hereunder.

8.7  Distribution of Proceeds

Payment to Noteholders pursuant to Section 8.6(a)(iii) shall be made as follows:

(a)	not less than 15 days’ notice shall be given in the manner provided in Section 12.2 by the Trustee to the Noteholders of any payment to be made under this Article 8. Such notice shall state the time when and place where such payment is to be made and also the liability under this Indenture to which it is to be applied;

(b)	from and after the date of payment specified in the notice, interest shall accrue only on the amount owing on each Note after giving credit for the amount of the payment specified in such notice unless the Note with respect to which such amount is owing be duly presented on or after the date so specified and payment of such amount be not made; and

(c)	the Trustee shall not be bound to apply or make any partial or interim payment of any moneys coming into its hands if the amount so received by it, after reserving therefrom such amount as the Trustee may think necessary to provide for the payments mention in Subsection 8.6(a)(i), is insufficient to make a distribution of at least 2% of the aggregate principal amount of the outstanding Notes.

8.8  Trustee May Demand Production of Notes

The Trustee shall have the right to demand production of the Notes in respect of which any payment of principal, interest or premium required by this Article 8 is made and may cause to be endorsed on the same a memorandum of the amount so paid and the date of payment, but the Trustee may, in its discretion, dispense with such production and endorsement, upon such indemnity being given to it and to the Corporation as the Trustee shall deem sufficient.

8.9 Trustee Appointed Attorney

The Corporation hereby irrevocably appoints the Trustee to be the attorney of the Corporation in the name and on behalf for the Corporation to execute any instruments and do any acts and things which the Corporation ought to execute and do and has not executed or done, under the covenants and provisions contained in this Indenture and generally to use the name of the Corporation in the exercise of all or any of the powers hereby conferred on the Trustee with full powers of substitution and revocation.

8.10 Remedies Cumulative

No remedy herein conferred upon or reserved to the Trustee, or upon or to the Noteholders is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

8.11 Judgment Against the Corporation

The Corporation covenants and agrees with the Trustee that, in case of any judicial or other proceedings to enforce the rights of Noteholders, judgment may be rendered against it in favour of the Noteholders or the Trustee, as trustee for the Noteholders, for any amount which may remain due in respect of the Notes and premium (if any) and the interest thereon and any other monies owing thereunder.

8.12 Immunity of Directors, Officers and Others

The Noteholders and the Trustee hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future officer, director or employee of the Corporation or of any Affiliate of the Corporation, as the case may be, or holder of Shares or of any successor thereto, for the payment of the principal of or premium (if any) or interest on any of the Notes or on any covenant, agreement, representation or warranty by the Corporation contained herein or in the Notes.

8.13 Subordination

For greater certainty, this Indenture and the rights and obligations hereunder may become subject in all material respects to the terms and provisions of a Subordination Agreement and each Noteholder and the Trustee acknowledges and agrees to be bound by the subordination, postponement and priority of the Senior Creditor’s right to payment and security interests set forth therein.

8.14 Rights of Holders to Receive Payment

Notwithstanding any other provisions of this Indenture, the right of any Noteholder to receive any payment under the Notes or this Indenture pursuant to the terms thereof or hereof, and for the obligations owed to it to be satisfied by payment in cash, whether on or after the due date expressed in or determined in accordance with the Notes or this Indenture (whether upon redemption, repurchase or otherwise), and to bring suit for the enforcement of any such payment on or after such respective due dates, is absolute and unconditional and shall not be impaired or affected without the consent of each Noteholder.

ARTICLE 9 SATISFACTION AND DISCHARGE

9.1 Cancellation

All Notes shall forthwith after payment thereof be delivered to the Trustee and cancelled by it. All Notes cancelled or required to be cancelled under this or any other provision of this Indenture shall be cancelled by the Trustee and, if required by the Corporation, the Trustee shall furnish to it a cancellation certificate setting out the designating numbers of the Notes so cancelled.

9.2 Non-Presentation of Notes

In case the holder of any Note shall fail to present the same for payment on the date on which the principal of, premium (if any) or the interest thereon or represented thereby becomes payable either at maturity or otherwise or shall not accept payment on account thereof and give such receipt therefor, if any, as the Trustee may require:

(a)	the Corporation shall be entitled to pay or deliver to the Trustee and direct it to set aside; or

(b)	in respect of monies in the hands of the Trustee which may or should be applied to the payment of the Notes, the Corporation shall be entitled to direct the Trustee to set aside; or

(c)	if the redemption was pursuant to notice given by the Trustee, the Trustee may itself set aside;

the monies in trust to be paid to the holder of such Note upon due presentation or surrender thereof in accordance with the provisions of this Indenture; and thereupon the principal of, premium (if any) or the interest payable on or represented by each Note in respect whereof such monies have been set aside shall be deemed to have been paid and the holder thereof shall thereafter have no right in respect thereof except that of receiving delivery and payment of the monies (less any Taxes required to be deducted in accordance with Section 2.15) so set aside by the Trustee upon due presentation and surrender thereof, subject always to the provisions of Section 9.3.

9.3 Repayment of Unclaimed Monies

Subject to Applicable Law, any monies set aside under Section 9.2 and not claimed by and paid to Noteholders as provided in Section 9.2 within five years less a day after the date of such setting aside shall be repaid and delivered upon the Corporation’s written request, to the Corporation by the Trustee and thereupon the Trustee shall be released from all further liability with respect to such monies and thereafter the holders of the Notes in respect of which such monies were so repaid to the Corporation shall have no rights in respect thereof, except to obtain payment and delivery of the monies from the Corporation subject to any limitation provided by Applicable Laws. Notwithstanding the foregoing, the Trustee will pay any remaining funds prior to the expiry of five years less a day after the setting aside described in Section 9.2 to the Corporation upon receipt from the Corporation, of an unconditional letter of credit from a Canadian chartered bank in an amount equal to or in excess of the amount of the remaining funds. If the remaining funds are paid to the Corporation prior to the expiry of five years less a day after such setting aside, the Corporation shall reimburse the Trustee for any amounts so set aside which are required to be paid by the Trustee to a holder of a Note after the date of such payment of the remaining funds to the Corporation but prior to five years less a day after such setting aside.

9.4 Discharge

The Trustee shall at the written request and expense of the Corporation release and discharge this Indenture and the Security Interest and execute and deliver such instruments as it shall be advised by Counsel are requisite for that purpose and release the Corporation from its covenants contained in each Note Document (other than the provisions relating to the indemnification of the Trustee), upon proof being given to the reasonable satisfaction of the Trustee that the principal of, premium (if any) and interest (including interest on amounts in default, if any), on all the Notes and all other monies payable under each Note Document have been paid or satisfied or that all the Notes having matured or having been duly called for redemption, payment of the principal of and interest (including interest on amounts in default, if any) on such Notes and of all other monies payable hereunder has been duly and effectually provided for in accordance with the provisions hereof.

9.5 Satisfaction

(a)	The Corporation shall be deemed to have fully paid, satisfied and discharged all of the outstanding Notes of any series and the Trustee, at the expense of the Corporation, shall execute and deliver proper instruments acknowledging the full payment, satisfaction and discharge of such Notes, when, with respect to all of the outstanding Notes or all of the outstanding Notes of any series, as applicable:

(i)	the Corporation has deposited or caused to be deposited with the Trustee as trust funds or property in trust for the purpose of making payment on such Notes, an amount in cash sufficient to pay, satisfy and discharge the entire amount of principal of, premium (if any), and interest, if any, to maturity, or any repayment date or otherwise as the case may be, of such Notes;

(ii)	the Corporation has deposited or caused to be deposited with the Trustee as trust property in trust for the purpose of making payment on such Notes:

(A)	if the Notes are issued in United States dollars, such amount in United States dollars of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of the United States; or

(B)	if the Notes are issued in a currency or currency unit other than United States dollars, cash in the currency or currency unit in which the Notes are payable and/or such amount in such currency or currency unit of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of Canada or the government that issued the currency or currency unit in which the Notes are payable;

as will, together with the income to accrue thereon and reinvestment thereof, be sufficient to pay and discharge the entire amount of principal of, premium, if any on, and accrued and unpaid interest to maturity or any repayment date, as the case may be, of all such Notes; or

(iii)	all Notes certified and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9 and (B) Notes for whose payment has been deposited in trust and thereafter repaid to the Corporation) as provided hereunder have been delivered to the Trustee for cancellation; so long as in any such event:

(iv)	the Corporation has paid, caused to be paid or made provisions to the satisfaction of the Trustee for the payment of all other sums payable or which may be payable with respect to all of such Notes (together with all applicable expenses of the Trustee in connection with the payment of such Notes); and

(v)	the Corporation has delivered to the Trustee an Officer’s Certificate of the Corporation stating that all conditions precedent herein provided relating to the payment, satisfaction and discharge of all such Notes have been complied with.

Any deposits with the Trustee referred to in this Section 9.5 shall be irrevocable, subject to Section 9.6, and shall be made under the terms of an escrow and/or trust agreement in form and substance satisfactory to the Trustee and which provides for the due and punctual payment of the principal of, premium, if any, and interest on the Notes being satisfied.

(b)	Upon the satisfaction of the conditions set forth in this Section 9.5 with respect to all the outstanding Notes, or all the outstanding Notes of any series, as applicable, the terms and conditions of the Notes, including the terms and conditions with respect thereto set forth in this Indenture (other than those contained in Article 2, Article 4, Article 5, Article 7 and Article 8 and the provisions of Article 1 pertaining to Article 2, Article 4, Article 5, Article 7 and Article 8) shall no longer be binding upon or applicable to the Corporation.

(c)	Any funds or obligations deposited with the Trustee pursuant to this Section 9.5 shall be denominated in the currency or denomination of the Notes in respect of which such deposit is made.

(d)	If the Trustee is unable to apply any money or securities in accordance with this Section 9.5 by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Corporation’s obligations under this Indenture and the affected Notes shall be revived and reinstated as though no money or securities had been deposited pursuant to this Section 9.5 until such time as the Trustee is permitted to apply all such money or securities in accordance with this Section 9.5, provided that if the Corporation has made any payment in respect of principal of, premium (if any), or interest on Notes or, as applicable, other amounts because of the reinstatement of its obligations, the Corporation shall be subrogated to the rights of the holders of such Notes to receive such payment from the money or securities held by the Trustee.

9.6 Continuance of Rights, Duties and Obligations

(a)	Where trust funds or trust property have been deposited pursuant to Section 9.5, the Noteholders and the Corporation shall continue to have and be subject to their respective rights, duties and obligations under Article 2, Article 4, Article 5, Article 7 and Article 8.

ARTICLE 10 SUCCESSORS

10.1 Corporation may Consolidate, Etc., Only on Certain Terms

The Corporation shall not enter into any transaction or series of transactions whereby all or substantially all of its undertaking, property or assets would become the direct or indirect property of any other Person (herein called a “Successor”) whether by way of reorganization, consolidation, amalgamation, arrangement, merger, transfer, sale or otherwise, unless:

(a)	prior to or contemporaneously with the consummation of such transaction the Corporation and the Successor shall have executed such instruments and done such things as, in the opinion of Counsel, are necessary or advisable to establish that upon the consummation of such transaction:

(i)	the Successor will have assumed or otherwise become bound by all the covenants and obligations of the Corporation under the Note Documents to which it is party;

(ii)	the Note Documents to which the Corporation is party will be valid and binding obligations of the Successor entitling the holders thereof, as against the Successor, to all the rights of the Trustee and the Noteholders under such Note Documents; and

(iii)	the Successor shall attorn to the jurisdiction of the courts of the Province of British Columbia;

(b)	such transaction, in the opinion of Counsel, shall be on such terms as to preserve and not impair any of the rights and powers of the Trustee or of the Noteholders under the Note Documents; and

(c)	no condition or event shall exist as to the Corporation (at the time of such transaction) or the Successor (immediately after such transaction) and after giving full effect to the transaction or immediately after the Successor shall become liable to pay the principal monies, premium, if any, interest and other monies due or which may become due under any Note Documents to which the Corporation is party, which constitutes or would constitute an Event of Default hereunder; and

for greater certainty, for the purposes of the foregoing, the sale, conveyance, transfer or lease (in a single transaction or a series of related transactions) of the properties or assets of the Corporation, which, if such properties or assets were directly owned by the Corporation, would constitute all or substantially all of the properties and assets of the Corporation and its Affiliates, taken as a whole, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Corporation.

10.2 Successor Substituted

Upon any consolidation of the Corporation with, or amalgamation or merger of the Corporation into, any other Person or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Corporation and its Affiliates, taken as a whole, in accordance with Section 10.1, the successor Person formed by such consolidation or into which the Corporation is amalgamated or merged or to which such sale, conveyance, transfer or lease is made shall succeed to and assume in writing the obligations of, and be substituted for, and may exercise every right and power of, the Corporation under the Note Documents to which it is party with the same effect as if such successor Person had been named as the Corporation therein, and thereafter, except in the case of a lease, and except for obligations the predecessor Person may have under a supplemental indenture entered into pursuant to Section 10.1(a), the predecessor Person shall be relieved of all obligations and covenants under the Note Documents to which it is party.

10.3 Amalgamation

The Corporation acknowledges that if it amalgamates with any other Person or Persons, then (i) its Security Assets and the Security Interest granted by it under each Note Document to which it is party shall extend to and include all assets of the same nature or character as the Security Assets of each other amalgamating Person at the time of amalgamation as well as of the amalgamated Person thereafter owned or acquired, (ii) the term “Corporation” where used in the Note Documents, shall extend to and include the amalgamated Person, and (iii) the term “Note Liabilities”, where used in this Indenture or any other Note Document, shall extend to and include the Note Liabilities of the amalgamated Person.

ARTICLE 11 MEETINGS OF NOTEHOLDERS

11.1 Right to Convene Meeting

The Trustee or the Corporation may at any time and from time to time, and the Trustee shall, on receipt of a Written Direction of the Corporation or a written request signed by the holders of not less than 25% of the principal amount of the Notes then outstanding or in the case of a meeting of a series of Notes, not less than 25% of the principal amount of such series outstanding and upon receiving funding and being indemnified to its reasonable satisfaction by the Corporation or by the Noteholders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Noteholders. In the event of the Trustee failing, within 30 days after receipt of any such request and such funding of indemnity, to give notice convening a meeting, the Corporation or such Noteholders, as the case may be, may convene such meeting. Every such meeting shall be held in in the City of Vancouver or at such other place as may be approved or determined by the Corporation and the Trustee. Any meeting held pursuant to this Article 14 may be done through a virtual or electronic meeting platform, subject to the Trustee’s capabilities at the time.

11.2 Notice of Meetings

(a)	At least 21 days’ notice of any meeting shall be given to the Noteholders in the manner provided in Section 12.2 and a copy of such notice shall be sent by mail to the Trustee, unless the meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article. The accidental omission to give notice of a meeting to any holder of Notes shall not invalidate any resolution passed at any such meeting. A holder may waive notice of a meeting either before or after the meeting.

(b)	If the business to be transacted at any meeting by Extraordinary Resolution or otherwise, or any action to be taken or power exercised by instrument in writing under Section 11.15, especially affects the rights of Noteholders of one or more series in a manner or to an extent differing in any material way from that in or to which the rights of Noteholders of any other series are affected (determined as provided in Sections 11.2(c) and (d)), then:

(i)	a reference to such fact, indicating each series of Notes in the opinion of Counsel so especially affected (hereinafter referred to as the “especially affected series”) shall be made in the notice of such meeting, and in any such case the meeting shall be and be deemed to be and is herein referred to as a “Serial Meeting”; and

(ii)	the Noteholders of an especially affected series shall not be bound by any action taken at a Serial Meeting or by instrument in writing under Section 11.15 unless in addition to compliance with the other provisions of this Article 11:

(A)	at such Serial Meeting: (I) there are Noteholders present in person or by proxy and representing at least 25% in principal amount of the Notes then outstanding of such series, subject to the provisions of this Article 11 as to quorum at adjourned meetings; and (II) the resolution is passed by the affirmative vote of the holders of more than 50% (or in the case of an Extraordinary Resolution not less than 66 2/3%) of the principal amount of the Notes of such series then outstanding voted on the resolution; or

(B)	in the case of action taken or power exercised by instrument in writing under Section 11.15, such instrument is signed in one or more counterparts by the holders of not less than 66 2/3% in principal amount of the Notes of such series then outstanding.

(c)	Subject to Section 11.2(d), the determination as to whether any business to be transacted at a meeting of Noteholders, or any action to be taken or power to be exercised by instrument in writing under Section 11.15, especially affects the rights of the Noteholders of one or more series in a manner or to an extent differing in any material way from that in or to which it affects the rights of Noteholders of any other series (and is therefore an especially affected series) shall be determined by an opinion of Counsel, which shall be binding on all Noteholders, the Trustee and the Corporation for all purposes hereof.

(d)	A proposal:

(i)	to extend the maturity of Notes or to change the interest payment dates thereof, of any particular series or to reduce the principal amount thereof, or to change the rate of interest or the redemption or prepayment premium thereon;

(ii)	to modify or terminate any covenant or agreement which by its terms is effective only so long as Notes of a particular series are outstanding; or

(iii)	to reduce with respect to Noteholders of any particular series any percentage stated in this Section 11.2 or Sections 11.4, 11.12 and 11.15;

shall be deemed to especially affect the rights of the Noteholders of such series in a manner differing in a material way from that in which it affects the rights of Noteholders of any other series, whether or not a similar extension, reduction, impairment, change, modification or termination is proposed with respect to Notes of any or all other series.

11.3 Chairman

Some person, who need not be a Noteholder, nominated in writing by the Corporation (in case it convenes the meeting) or by the Trustee (in any other case) shall be chairman of the meeting and if no person is so nominated, or if the person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, a majority of the Noteholders present in person or by proxy shall choose some person present to be chairman.

11.4 Quorum

Subject to the provisions of Section 11.12, at any meeting of the Noteholders a quorum shall consist of Noteholders present in person or by proxy and representing at least 25% in principal amount of the outstanding Notes and, if the meeting is a Serial Meeting, at least 25% of the Notes then outstanding of each especially affected series. If a quorum of the Noteholders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by the Noteholders or pursuant to a request of the Noteholders, shall be dissolved, but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place and no notice shall be required to be given in respect of such adjourned meeting. At the reconvening of the adjourned meeting, the Noteholders present in person or by proxy shall, subject to the provisions of Section 11.12, constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 25% of the principal amount of the outstanding Notes or of the Notes then outstanding of each especially affected series. Any business may be brought before or dealt with at an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless the required quorum, as applicable, is present at the commencement of business.

11.5 Power to Adjourn

The chairman of any meeting at which a quorum of the Noteholders is present may, with the consent of the holders of a majority in principal amount of the Notes represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

11.6 Show of Hands

Every question submitted to a meeting shall, subject to Section 11.7, be decided in the first place by a majority of the votes given on a show of hands except that votes on Extraordinary Resolutions shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Notes, if any, held by him.

11.7 Poll

On every Extraordinary Resolution, and on any other question submitted to a meeting when demanded by the chairman or by one or more Noteholders or proxies for Noteholders, a poll shall be taken in such manner and either at once or after an adjournment as the chairman shall direct. Questions other than Extraordinary Resolutions shall, if a poll be taken, be decided by the votes of the holders of a majority in principal amount of the Notes and of each especially affected series, if applicable, represented at the meeting in person or represented by proxy and voted upon on a poll on such resolution, and voted on the poll.

11.8 Voting

On a show of hands every Person who is present and entitled to vote, whether as a Noteholder or as proxy for one or more Noteholders or both, shall have one vote. On a poll each Noteholder present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each $1,000 principal amount of Notes of which they shall then be the holder. In the case of any Note denominated in a currency or currency unit other than United States dollars, the principal amount thereof for these purposes shall be computed in United States dollars on the basis of the conversion of the principal amount thereof at the applicable spot buying rate of exchange for such other currency or currency unit as reported by the Bank of Canada on the Bank of Canada website at the close of business on the Business Day next preceding the meeting. Any fractional amounts resulting from such conversion shall be rounded to the nearest $1,000. A proxy need not be a Noteholder. In the case of joint holders of a Note, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others but in case more than one of them be present in person or by proxy, they shall vote together in respect of the Notes of which they are joint holders.

In the case of a Global Note, the Depository may appoint or cause to be appointed a person or persons as proxies and shall designate the number of votes entitled to each such person, and each such person shall be entitled to be present at any meeting of Noteholders and shall be the persons entitled to vote at such meeting in accordance with the number of votes set out in the Depository’s designation.

11.9 Proxies

The Corporation (in case it convenes the meeting) or the Trustee (in any other case) for the purpose of enabling the Noteholders to be present and vote at any meeting without producing their Notes, and of enabling them to be present and vote at any such meeting by proxy and of lodging instruments appointing such proxies at some place other than the place where the meeting is to be held, may from time to time make and vary such regulations as it shall think fit providing for and governing any or all of the following matters:

(a)	the form of the instrument appointing a proxy, which shall be in writing, and the manner in which the same shall be executed and the production of the authority of any person signing on behalf of a Noteholder;

(b)	the deposit of instruments appointing proxies at such place as the Trustee, the Corporation or the Noteholder convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same must be deposited; and

(c)	the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, faxed, cabled, telegraphed or sent by other electronic means before the meeting to the Corporation or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as the holders of any Notes, or as entitled to vote or be present at the meeting in respect thereof, shall be Noteholders and persons whom Noteholders have by instrument in writing duly appointed as their proxies.

11.10 Persons Entitled to Attend Meetings

The Corporation and the Trustee, by their respective officers and directors, the Auditors of the Corporation and the legal advisors of the Corporation, the Trustee or any Noteholder may attend any meeting of the Noteholders, but shall have no vote as such.

11.11 Powers Exercisable by Extraordinary Resolution

In addition to the powers conferred upon them by any other provisions of this Indenture or by law, a meeting of the Noteholders shall have the following powers exercisable from time to time by Extraordinary Resolution:

(a)	power to authorize the Trustee to grant extensions of time for payment of any principal, premium or interest on the Notes, whether or not the principal, premium, or interest, the payment of which is extended, is at the time due or overdue;

(b)	power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Noteholders or the Trustee (with its consent) against the Corporation, or against its property, whether such rights arise under this Indenture or any other Note Document or otherwise;

(c)	power to assent to any modification of or change in or addition to or omission from the provisions contained in this Indenture or any other Note Document which shall be agreed to by the Corporation and to authorize the Trustee to concur in and execute any indenture supplemental hereto embodying any modification, change, addition or omission;

(d)	power to sanction any scheme for the reconstruction, reorganization or recapitalization of the Corporation or for the consolidation, amalgamation, arrangement, reorganization, combination or merger of the Corporation with any other Person or for the sale, leasing, transfer or other disposition of all or substantially all of the undertaking, property and assets of the Corporation or any part thereof; provided that no such sanction shall be necessary in respect of any such transaction if the provisions of Section 10.1 shall have been complied with;

(e)	power to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this Indenture in any manner specified in any such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

(f)	power to waive, and direct the Trustee to waive, any default under any Note Document and/or cancel any declaration made by the Trustee pursuant to Section 8.1 either unconditionally or upon any condition specified in such Extraordinary Resolution;

(g)	power to restrain any Noteholder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal, premium or interest on the Notes, or for the execution of any trust or power hereunder;

(h)	power to direct any Noteholder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding shall have been permitted by Section 8.5, of the costs, charges and expenses reasonably and properly incurred by such Noteholder in connection therewith;

(i)	power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any Shares or other securities of the Corporation;

(j)	power to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise, and to direct the Trustee to exercise, on behalf of the Noteholders, such of the powers of the Noteholders as are exercisable by Extraordinary Resolution or other resolution as shall be included in the resolution appointing the committee. The resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee. Such committee shall consist of such number of persons as shall be prescribed in the resolution appointing it and the members need not be themselves Noteholders. Every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number and its procedure generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it shall be binding upon all Noteholders. Neither the committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith;

(k)	power to remove the Trustee from office and to appoint a new Trustee or Trustees; provided that no such removal shall be effective unless and until a new Trustee or Trustees shall have become bound by this Indenture;

(l)	power to sanction the exchange of the Notes for or the conversion thereof into Shares, bonds, debentures or other securities or obligations of the Corporation or of any other Person formed or to be formed;

(m)	power to authorize the distribution in specie of any shares or securities received pursuant to a transaction authorized under the provisions of Section 11.11(l); and

(n)	power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Noteholders or by any committee appointed pursuant to Section 11.11(j).

Notwithstanding the foregoing provisions of this Section 11.11, none of such provisions shall in any manner allow or permit any amendment, modification, abrogation or addition to the provisions of Article 4 which could reasonably be expected to materially and detrimentally affect the rights, remedies or recourse of the priority of the Senior Creditors, based on the opinion of Counsel.

Except as otherwise provided in this Indenture, all other powers of and matters to be determined by the Noteholders may be exercised or determined from time to time by Ordinary Resolution.

The expression “Ordinary Resolution” when used in this Indenture means, except as otherwise provided in this Indenture, a resolution proposed to be passed as an ordinary resolution at a meeting of Noteholders duly convened for the purpose and held in accordance with the provisions of this Article 11 at which a quorum of the Noteholders is present and passed by the affirmative votes of Noteholders present in person or represented by proxy at the meeting who hold more than 50% of the aggregate principal amount of the Notes voted in respect of such resolution.

11.12 Meaning of “Extraordinary Resolution”

(a)	The expression “Extraordinary Resolution” when used in this Indenture means, subject as hereinafter in this Article provided, a resolution proposed to be passed as an Extraordinary Resolution at a meeting of Noteholders (including an adjourned meeting) duly convened for the purpose and held in accordance with the provisions of this Article at which the holders of not less than 25% of the principal amount of the Notes then outstanding, and if the meeting is a Serial Meeting, at which holders of not less than 25% of the principal amount of the Notes then outstanding of each especially affected series, are present in person or by proxy and passed by the favourable votes of the holders of not less than 66 2/3% of the principal amount of the Notes represented at the meeting in person or represented by proxy and voted upon on a poll on such resolution, and if the meeting is a Serial Meeting by the affirmative vote of the holders of not less than 66 2/3% of the principal amount of Notes of each especially affected series, represented at the meeting in person or represented by proxy and voted upon on a poll on such resolution.

(b)	If, at any such meeting where an Extraordinary Resolution is to be considered, the holders of not less than 25% of the principal amount of the Notes then outstanding and, if the meeting is a Serial Meeting, 25% of the principal amount of the Notes then outstanding of each especially affected series, in each case are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Noteholders, shall be dissolved but in any other case it shall stand adjourned to such date, being not less than 21 nor more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than 7 days’ notice shall be given of the time and place of such adjourned meeting in the manner provided in Section 12.2. Such notice shall state that at the adjourned meeting the Noteholders present in person or by proxy shall form a quorum. At the adjourned meeting the Noteholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed thereat by the affirmative vote of holders of not less than 66 2/3% of the principal amount of the Notes represented at the meeting in person or represented by proxy and voted upon on a poll on such resolution, and, if the meeting is a Serial Meeting, by the affirmative vote of the holders of not less than 66 2/3% of the principal amount of the Notes of each especially affected series represented at the meeting in person or represented by proxy and voted upon on a poll shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the holders of not less than 25% in principal amount of the Notes then outstanding, and if the meeting is a Serial Meeting, holders of not less than 25% of the principal amount of the Notes then outstanding of each especially affected series, are not present in person or by proxy at such adjourned meeting.

(c)	Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

11.13 Powers Cumulative

Any one or more of the powers in this Indenture stated to be exercisable by the Noteholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the rights of the Noteholders to exercise the same or any other such power or powers thereafter from time to time.

11.14 Minutes

Minutes of all resolutions and proceedings at every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Corporation, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Noteholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings taken thereat to have been duly passed and taken.

11.15 Instruments in Writing

All actions which may be taken and all powers that may be exercised by the Noteholders at a meeting held as hereinbefore in this Article provided may also be taken and exercised by the holders of more than 50% of the principal amount of outstanding Notes in the case of an Ordinary Resolution and not less than 66 2/3% of the principal amount of all the outstanding Notes in the case of an Extraordinary Resolution and, if the meeting at which such actions might be taken would be a Serial Meeting, by the holders of more than 50% of the principal amount of outstanding Notes of such series in the case of an Ordinary Resolution and not less than 66 2/3% of the principal amount of the Notes of such series then outstanding in the case of an Extraordinary Resolution of each especially affected series, by an instrument in writing signed in one or more counterparts and the expression “Extraordinary Resolution” when used in this Indenture shall include an instrument so signed.

11.16 Binding Effect of Resolutions

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article at a meeting of Noteholders shall be binding upon all the Noteholders, whether present at or absent from such meeting, and every instrument in writing signed by Noteholders in accordance with Section 11.15 shall be binding upon all the Noteholders, whether signatories thereto or not, and each and every Noteholder and the Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing.

11.17 Evidence of Rights Of Noteholders

(a)	Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Noteholders may be in any number of concurrent instruments of similar tenor signed or executed by such Noteholders.

(b)	The Trustee may, in its discretion, require proof of execution in cases where it deems proof desirable and may accept such proof as it shall consider proper.

11.18 Concerning Serial Meetings

If in the opinion of Counsel any business to be transacted at any meeting, or any action to be taken or power to be exercised by instrument in writing under Section 11.15, does not adversely affect the rights of the Noteholders of one or more series, the provisions of this Article 11 shall apply as if the Notes of such series were not outstanding and no notice of any such meeting need be given to the Noteholders of such series. Without limiting the generality of the foregoing, a proposal to modify or terminate any covenant or agreement which is effective only so long as Notes of a particular series are outstanding shall be deemed not to adversely affect the rights of the Noteholders of any other series.

11.19 Record Dates

If the Corporation shall solicit from the Noteholders any request, demand, authorization, direction, notice, consent, waiver or other action, the Corporation may, at its option, by or pursuant to a Written Direction of the Corporation, fix in advance a record date for the determination of such holders entitled to provide such request, demand, authorization, direction, notice, consent, waiver or other action, but the Corporation shall have no obligation to do so. Any such record date shall be the record date specified in or pursuant to such Written Direction of the Corporation.

If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after such record date, but only the holders of record at the close of business on such record date shall be deemed to be holders for the purposes of determining whether holders of the requisite proportion of Notes then outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for this purpose the Notes then outstanding shall be computed as of such record date.

ARTICLE 12 NOTICES

12.1 Notice to Corporation

Any notice to the Corporation under the provisions of this Indenture shall be valid and effective if delivered to the Corporation at: International CuMo Mining Corporation, Attention: Shaun Dykes c/o E-mail: sdykes@cumoco.com, and a copy delivered to Gowling WLG (Canada) LLP, Attention: Brett A. Kagetsu, E-mail: brett.kagetsu@gowlingwlg.com, and shall be deemed to have been effectively delivered on the date of transmission, or if such day is not a Business Day, on the first Business Day following the day of transmission, provided that such notice delivered by email is delivered before 4:00 p.m. (Vancouver time) on such Business Day and the sender does not receive a delivery failure notice or if given by registered letter, postage prepaid, to such offices and so addressed and if mailed, shall be deemed to have been effectively given five Business Days following the mailing thereof. The Corporation may from time to time notify the Trustee in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Corporation for all purposes of this Indenture.

12.2 Notice to Noteholders

All notices to be given hereunder with respect to the Notes shall be deemed to be validly given to the holders thereof if sent by first class mail, postage prepaid, by letter or circular addressed to such holders at their post office addresses appearing in any of the registers hereinbefore mentioned and shall be deemed to have been effectively given three Business Days following the day of mailing. Accidental error or omission in giving notice or accidental failure to mail notice to any Noteholder or the inability of the Corporation to give or mail any notice due to anything beyond the reasonable control of the Corporation shall not invalidate any action or proceeding founded thereon.

If any notice given in accordance with the foregoing paragraph would be unlikely to reach the Noteholders to whom it is addressed in the ordinary course of post by reason of an interruption in mail service, whether at the place of dispatch or receipt or both, the Corporation shall give such notice by publication at least once in the City of Vancouver (or in such of those cities as, in the opinion of the Trustee, is sufficient in the particular circumstances), each such publication to be made in a daily newspaper of general circulation in the designated city.

Any notice given to Noteholders by publication shall be deemed to have been given on the day on which publication shall have been effected at least once in each of the newspapers in which publication was required. All notices with respect to any Note may be given to whichever one of the holders thereof (if more than one) is named first in the registers hereinbefore mentioned, and any notice so given shall be sufficient notice to all holders of any Persons interested in such Note.

12.3 Notice to Trustee

Any notice to the Trustee under the provisions of this Indenture shall be valid and effective if delivered to the Trustee at its principal office in the City of Vancouver at 510 Burrard Street, 3rd Floor, Vancouver, British Columbia V6C 3B9, Attention: General Manager, Corporate Trust, Email: corporatetrust.vancouver@computershare.com and shall be deemed to have been effectively on the date of transmission, or if such day is not a Business Day, on the first Business Day following the day of transmission; provided that such notice delivered by e-mail is delivered before 4:00 p.m. (Vancouver time) on such Business Day and the sender does not receive a delivery failure notice or if given by registered letter, postage prepaid, to such offices and so addressed and if mailed, shall be deemed to have been effectively given three Business Days following the mailing thereof. The Trustee may from time to time notify the Corporation in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Trustee for all purposes of this Indenture.

12.4 Mail Service Interruption

If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Trustee or the Corporation, as applicable, would reasonably be unlikely to reach its destination by the time notice by mail is deemed to have been given pursuant to Sections 12.1 or 12.3, as applicable, such notice shall be valid and effective only if delivered at the appropriate address in accordance with this Sections 12.1 or 12.3, as applicable.

ARTICLE 13 CONCERNING THE TRUSTEE

13.1 Replacement of Trustee

The Trustee may resign its trust and be discharged from all further duties and liabilities under the Note Documents by giving to the Corporation 90 days’ notice in writing or such shorter notice as the Corporation may accept as sufficient. If at any time a material conflict of interest exists in the Trustee’s role as a fiduciary hereunder the Trustee shall, within 30 days after ascertaining that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in this Section 13.1. The validity and enforceability of this Indenture, the Notes issued hereunder and the other Note Documents shall not be affected in any manner whatsoever by reason only that such a material conflict of interest exists. In the event of the Trustee resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Noteholders. Failing such appointment by the Corporation, the retiring Trustee or any Noteholder may apply to a Judge of the Supreme Court of British Columbia, on such notice as such Judge may direct at the Corporation’s expense, for the appointment of a new Trustee but any new Trustee so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Noteholders and the appointment of such new Trustee shall be effective only upon such new Trustee becoming bound by this Indenture. Any new Trustee appointed under any provision of this Section 13.1 shall be a corporation authorized to carry on the business of a trust company in all of the provinces and territories of Canada. On any new appointment the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named in each Note Document as Trustee.

Any trust company into which the Trustee may be merged or, with or to which it may be consolidated, amalgamated or sold, or any trust company resulting from any merger, consolidation, sale or amalgamation to which the Trustee shall be a party, shall be the successor trustee under each Note Document without the execution of any instrument or any further act. Nevertheless, upon the written request of the successor Trustee or of the Corporation, the Trustee ceasing to act shall execute and deliver an instrument assigning and transferring to such successor Trustee, upon the trusts expressed in each Note Document, all the rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver all property and money held by such Trustee to the successor Trustee so appointed in its place. Should any deed, conveyance or instrument in writing from the Corporation be required by any new Trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing shall on request of said new Trustee, be made, executed, acknowledged and delivered by the Corporation.

13.2 Duties of Trustee

In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly and in good faith and exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

13.3 Reliance Upon Declarations, Opinions, etc.

In the exercise of its rights, duties and obligations hereunder the Trustee may, if acting in good faith, rely, as to the truth of the statements and accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports or certificates furnished pursuant to any covenant, condition or requirement of this Indenture or required by the Trustee to be furnished to it in the exercise of its rights and duties hereunder, if the Trustee examines such statutory declarations, opinions, reports or certificates and determines that they comply with Section 13.4, if applicable, and with any other applicable requirements of this Indenture. The Trustee may nevertheless, in its discretion, require further proof in cases where it deems further proof desirable. Without restricting the foregoing, the Trustee may rely on an opinion of Counsel satisfactory to the Trustee notwithstanding that it is delivered by a solicitor or firm which acts as solicitors for the Corporation.

13.4 Evidence and Authority to Trustee, Opinions, Etc.

The Corporation shall furnish to the Trustee evidence of compliance with the conditions precedent provided for in this Indenture relating to any action or step required or permitted to be taken by the Corporation or the Trustee under this Indenture or as a result of any obligation imposed under this Indenture, including the certification and delivery of Notes hereunder, the satisfaction and discharge of this Indenture and the taking of any other action to be taken by the Trustee at the request of or on the application of the Corporation, forthwith if and when (a) such evidence is required by any other Section of this Indenture to be furnished to the Trustee in accordance with the terms of this Section 13.4, or (b) the Trustee, in the exercise of its rights and duties under this Indenture, gives the Corporation written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

Such evidence shall consist of:

(a)	a certificate made by any one officer or director of the Corporation, stating that any such condition precedent has been complied with in accordance with the terms of this Indenture;

(b)	an opinion or advice of Counsel that such condition precedent has been complied with in accordance with the terms of this Indenture; and

(c)	in the case of any such condition precedent compliance with which is subject to review or examination by auditors or accountants, an opinion or report of the Auditors of the Corporation whom the Trustee for such purposes hereby approves, that such condition precedent has been complied with in accordance with the terms of this Indenture.

Whenever such evidence relates to a matter other than the certificates and delivery of Notes and the satisfaction and discharge of this Indenture, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, engineer or appraiser or any other person whose qualifications give authority to a statement made by him; provided that if such report or opinion is furnished by a trustee, officer or employee of the Corporation or the Corporation, as the case may be, it shall be in the form of a statutory declaration. Such evidence shall be, so far as appropriate, in accordance with the immediately preceding paragraph of this Section 13.4.

Each statutory declaration, certificate, opinion or report with respect to compliance with a condition precedent provided for in the Indenture shall include (a) a statement by the person giving the evidence that he has read and is familiar with those provisions of this Indenture relating to the condition precedent in question, (b) a brief statement of the nature and scope of the examination or investigation upon which the statements or opinions contained in such evidence are based, (c) a statement that, in the belief of the person giving such evidence, he has made such examination or investigation as is necessary to enable him to make the statements or give the opinions contained or expressed therein, and (d) a statement whether in the opinion of such person the conditions precedent in question have been complied with or satisfied.

The Corporation shall furnish or cause to be furnished to the Trustee at any time if the Trustee reasonably so requires, an Officer’s Certificate of the Corporation certifying that the Corporation has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which would, with the giving of notice or the lapse of time, or both, or otherwise, constitute an Event of Default, or if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance. The Corporation shall, whenever the Trustee so requires, furnish the Trustee with evidence by way of statutory declaration, opinion, report or certificate as specified by the Trustee as to any action or step required or permitted to be taken by the Corporation or as a result of any obligation imposed by this Indenture.

13.5 Officer’s Certificates Evidence

Except as otherwise specifically provided or prescribed by this Indenture, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, the Trustee, if acting in good faith, may rely upon an Officer’s Certificate.

13.6 Experts, Advisers and Agents

The Trustee may:

(a)	employ or retain and act and rely on the opinion or advice of or information obtained from any solicitor, auditor, valuator, engineer, surveyor, appraiser or other expert, whether obtained by the Trustee or by the Corporation, or otherwise, in relation to any matter arising in the administration of hereof, and shall not be liable for acting, or refusing to act, in good faith on any such opinion or advice and shall not be responsible for any misconduct on the part of any of them and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid. The reasonable costs of such services shall be added to and become part of the Trustee’s remuneration hereunder; and

(b)	employ such agents and other assistants as it may reasonably require for the proper discharge of its duties hereunder, and shall not be responsible for any misconduct on the part of any of them, provided they were selected with reasonable care, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the trusts hereof and any solicitors employed or consulted by the Trustee may, but need not be, solicitors for the Corporation.

13.7 Trustee May Deal in Notes

Subject to Sections 13.1 and 13.2, the Trustee may, in its personal or other capacity, buy, sell, lend upon and deal in the Notes and generally contract and enter into financial transactions with the Corporation or otherwise, without being liable to account for any profits made thereby.

13.8 Investment of Monies Held by Trustee

Unless otherwise provided in this Indenture, until released in accordance with this Indenture, monies held by Trustee shall be kept segregated in the records of the Trustee and shall be deposited in one or more interest-bearing trust accounts to be maintained by the Trustee in the name of the Trustee at one or more banks listed in Schedule E (an “Approved Bank”). All amounts held by the Trustee pursuant to this Indenture shall be held by the Trustee pursuant to the term of this Indenture and shall not give rise to a debtor-creditor or other similar relationship. Alternatively monies held by the Trustee, which, under the trusts of this Indenture may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of British Columbia, trustees are authorized to invest trust monies; provided that such securities are expressed to mature within two years or such shorter period selected to facilitate any payments expected to be made under this Indenture, after their purchase by the Trustee, and unless and until the Trustee shall have declared the principal of and premium (if any) and interest on the Notes to be due and payable, the Trustee shall so invest such monies at the Written Direction of the Corporation given in a reasonably timely manner. The amounts held by the Trustee pursuant to this Indenture or invested are at the sole risk of Corporation and, without limiting the generality of the foregoing, the Trustee shall have no responsibility or liability for any diminution of the monies which may result from any deposit made with an Approved Bank or invested pursuant to this Section 13.8, including any losses resulting from a default by the Approved Bank or other credit losses (whether or not resulting from such a default) and any credit or other losses on any deposit liquidated or sold prior to maturity. The parties hereto acknowledge and agree that the Trustee will have acted prudently in depositing the monies at any Approved Bank. Pending instructions to investment of any monies as hereinbefore provided, such monies may be deposited in the name of the Trustee at an Approved Bank and with interest payable at the usual rate of interest then provided by the Trustee, if any, on similar deposits.

13.9 Trustee Not Ordinarily Bound

Except as provided in Section 8.2 and as otherwise specifically provided herein, the Trustee shall not, subject to Section 13.2, be bound to give notice to any Person of the execution hereof, nor to do, observe or perform or see to the observance or performance by the Corporation of any of the obligations imposed under any Note Document upon the Corporation or of the covenants on the part of the Corporation therein contained, nor in any way to supervise or interfere with the conduct of the business of the Corporation, unless the Trustee shall have been required to do so in writing by the holders of not less than 25% of the aggregate principal amount of the Notes then outstanding or by any Extraordinary Resolution of the Noteholders passed in accordance with the provisions contained in Article 11, and then only after it shall have been funded and indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

13.10 Trustee Not Required to Give Security

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

13.11 Trustee Not Bound to Act on Corporation’s Request

Except as in this Indenture otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of the Corporation until a duly certified copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be certified and believed by the Trustee to be genuine.

13.12 Conditions Precedent to Trustee’s Obligations to Act Hereunder

The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing the rights of the Trustee and of the Noteholders hereunder shall be conditional upon the Noteholders furnishing when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded as aforesaid.

The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding require the Noteholders at whose instance it is acting to deposit with the Trustee the Notes held by them for which Notes the Trustee shall issue receipts.

13.13 Authority to Carry on Business

The Trustee represents to the Corporation that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business of a trust company in each of the provinces and territories of Canada but if, notwithstanding the provisions of this Section 13.13, it ceases to be so authorized to carry on business, the validity and enforceability of the Note Documents and the securities issued hereunder shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any of the provinces and territories of Canada, either become so authorized or resign in the manner and with the effect specified in Section 13.1.

13.14 Compensation and Indemnity

(a)	Compensation: The Corporation shall pay to the Trustee from time to time compensation for its services hereunder as agreed separately by the Corporation and the Trustee, and shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution of its duties under the Note Documents (including the reasonable and documented compensation and disbursements of its Counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Trustee under the Note Documents shall be finally and fully performed. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.

(b)	Indemnity: The Corporation hereby indemnifies and saves harmless the Trustee and its Affiliates, their successors and assigns, as well as its and their respective directors, officers, employees, and agents, harmless from and against any and all loss, damages, charges, expenses, claims, demands, assessments, interest, penalties, actions or liability whatsoever which may be brought against the Trustee or which it may suffer or incur including expert, consultant and counsel fees and disbursements on a solicitor and client basis, as a result of or arising out of the performance of its duties and obligations or omissions hereunder, save only in the event of the gross negligence, or the fraud, wilful misconduct or bad faith of the Trustee. This indemnity will survive the termination or discharge of this Indenture and the resignation or removal of the Trustee.

(c)	Environmental Indemnity: The Corporation hereby indemnifies and holds harmless the Trustee, its affiliates, their directors, officers, employees, representatives and agents, and all of their respective representatives, heirs, successors and assigns (collectively, the “Indemnified Parties”) against any loss, suits, actions, damages, obligations, fines, penalties, charges, expenses, claims, proceedings, judgements, liability or asserted liability including strict liability and including costs and expenses of abatement and remediation of spills or releases of contaminants and including liabilities of the Indemnified Parties to third parties, including any Governing Authority arising as a result of any order, investigation or action by any Governing Authority relating to the Corporation, or its Business or real property interests of the Corporation, or arising in respect of bodily injuries, property damage, damage to or impairment of the environment or any other injury or damage and including liabilities of the Indemnified Parties to third parties for the third parties’ foreseeable and unforeseeable consequential damages incurred as a result of:

(i)	the Release of any Hazardous Substance that may (i) injure or damage plant or animal life, (ii) adversely affect the health of any individual, (iii) render any property or plant or animal life unfit for use by humans, or (iv) interfere with the normal course of business, the threat of the Release of a Hazardous Substance, or the presence of any Hazardous Substance, by any means or for any reason, any real property of the Corporation comprising security under this Indenture), whether or not the Release or presence of the Hazardous Substance was under the control, care or management of the Corporation or of a previous owner, or of a tenant;

(ii)	any Hazardous Substance present on or released from any contiguous property to the mortgaged property of the Corporation;

(iii)	any costs incurred by any Governing Authority or any other person or damages from injury to, destruction of, or loss of natural resources in relation to any real property of the Corporation comprising security under this Indenture or personal property located thereon, including reasonable costs of assessing such injury, destruction or loss incurred under Environmental Laws;

(iv)	liability for personal injury or property damages arising by reason of any civil law offenses or quasi-offenses or under any statutory or common law tort or similar theory, including, without limitation, damages assessed for the maintenance of a public or private nuisance or for the carrying on of a dangerous activity at, near or with respect to any real property of the Corporation comprising security under this Indenture or elsewhere; and

(v)	the breach or alleged breach of any Environmental Laws by the Corporation, and any other environmental matter affecting any real property of the Corporation comprising security under this Indenture or the operations and activities of the Corporation within the jurisdiction of any Governing Authority.

For the purposes of this Section 13.14(c), “liability” shall include (i) liability of an Indemnified Party for costs and expenses of abatement and remediation of spills and releases of Hazardous Substances, (ii) liability of an Indemnified Party to a third party to reimburse the third party for bodily injuries, property damages and other injuries or damages which the third party suffers, including (to the extent, if any, that the Indemnified Party is liable therefore) foreseeable and unforeseeable consequential damages suffered by the third party and (iii) liability of the Indemnified Party for damage suffered by the third party, (iv) liability of an Indemnified Party for damage to or impairment of the environment and (v) liability of an Indemnified Party for court costs, expenses of alternative dispute resolution proceedings, and fees and disbursements of expert consultants and legal counsel on a solicitor and client basis.

The obligations of the Corporation to the Indemnified Parties under this Section 13.14(c) shall be joint and several and shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

(d)	Exceptions: The Corporation need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through gross negligence, fraud, willful misconduct or bad faith of the Trustee.

(e)	Limitations: Notwithstanding any other provision of this Indenture, and whether such losses or damages are foreseeable or unforeseeable, the Trustee shall not be liable under any circumstances whatsoever for any (i) breach by any other party of the securities law or other rule of any securities regulatory authority, (ii) lost profits or (iii) special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages.

(f)	Reliance on Experts: The Trustee shall be entitled to rely on, and shall not be liable for acting or failing to act, in good faith, in relation to any matter relating to the Corporation where such action or failure to act is based upon, statements from, the opinion or advice of, or information from the Auditors, Counsel or any valuator, engineer, surveyor, appraiser or other expert (herein “Experts”) where it is reasonable to conclude that the matter in respect of which such statements are made, or opinion or advice given, ought to be within the expertise of such Expert; provided that, with respect to the retention of Experts, the Trustee or Corporation have satisfied its standard of care.

(g)	Good Faith Reliance: The Trustee shall not be liable to any Noteholder or other Persons in relying in good faith upon statements or information from, the opinion or advice of, or instruments or directions given by an officer, director, trustee, employee or agent of the Corporation or of an affiliate of the Corporation or by a broker, a custodian or any Noteholder, or by such other parties as may be authorized to give instructions or directions to the Trustee. If required by the Trustee, the Corporation shall file with the Trustee a certificate of incumbency setting forth the names and titles of parties authorized to give instructions or directions to the Trustee together with specimen signatures of such persons and the Trustee shall be entitled to rely on the latest such certificate of incumbency filed with it. The Trustee, the Corporation and each affiliate of the Corporation and their respective directors, officers, trustees, shareholders, employees and agents shall not be liable to any Noteholder or other Persons for, and shall each be fully protected from liability in respect to, acting upon any instrument, certificate or paper believed by it, in good faith, to be genuine and signed or presented by the proper Person or Persons.

(h)	Limit on Liability: In addition to those limits on the liability of the Trustee set forth above, the Trustee, as trustee of the Noteholders, shall to the greatest extent permitted by Applicable Laws, have no liability whatsoever (whether direct or indirect, absolute or contingent) in tort, contract or otherwise to any Noteholder or any other Person and no resort shall be had to its property or assets for satisfaction of any obligation, liability or claim against it as Trustee of the Noteholders, and the Security Property shall only be subject to levy or execution in respect thereof, where such obligation, liability or claim arises out of or in connection with, directly or indirectly, the Security Property or the conduct and undertaking of the activities and affairs of the Corporation .

13.15 Acceptance of Trust

The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various Persons who shall from time to time be Noteholders, subject to all the terms and conditions herein set forth.

13.16 Third Party Interests

Each party to this Indenture (in this paragraph referred to as a “representing party”) hereby represents to the Trustee that any account to be opened by, or interest to be held by, the Trustee in connection with this Indenture, for or to the credit of such representing party, either (a) is not intended to be used by or on behalf of any third party; or (b) is intended to be used by or on behalf of a third party, in which case such representing party hereby agrees to complete, execute and deliver forthwith to the Trustee a declaration, in the Trustee’s prescribed form or in such other form as may be satisfactory to it, as to the particulars of such third party.

13.17 Anti-Money Laundering

The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, acting reasonably, determines that such act might cause it to be in noncompliance with any applicable anti-money laundering or anti-terrorist legislation, or economic sanctions legislation, regulation or guideline. Further, should the Trustee, in its sole judgment, acting reasonably, determine at any time that its acting under any Note Document has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, economic sanctions legislation, regulation or guideline, then it shall have the right to resign on 10 days’ prior written notice sent to the Corporation; provided that (a) the Trustee’s written notice shall describe the circumstances of such non-compliance; and (b) if such circumstances are rectified to the Trustee’s satisfaction within such 10-day period, then such resignation shall not be effective.

13.18 Privacy Laws

The parties acknowledge that the Trustee may, in the course of providing services hereunder, collect or receive financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

(a)	to provide the services required under any Note Document and other services that may be requested from time to time;

(b)	to help the Trustee manage its servicing relationships with such individuals;

(c)	to meet the Trustee’s legal and regulatory requirements; and

(d)	if social insurance numbers are collected by the Trustee, to perform Tax reporting and to assist in verification of an individual’s identity for security purposes.

Each party acknowledges and agrees that the Trustee may receive, collect, use and disclose personal information provided to it or acquired by it in the course of this Indenture for the purposes described above and, generally, in the manner and on the terms described in its privacy code, which the Trustee shall make available on its website or upon request, including revisions thereto. The Trustee may transfer some of that personal information to other companies in or outside of Canada that provide data processing and storage or other support in order to facilitate the services it provides. Further, each party agrees that it shall not provide or cause to be provided to the Trustee any personal information relating to an individual who is not a party to any Note Document unless that party has assured itself that such individual understands and has consented to the aforementioned uses and disclosures.

13.19 Force Majeure

Neither party shall be liable to the other, or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, pandemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, general mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section 13.19.

13.20 Concerning the Trustee

By way of supplement to the provisions of any law for the time being relating to the Trustee, it is expressly declared and agreed as follows:

(a)	the Trustee shall not be liable for or by reason of:

(i)	any defect in title to any Secured Assets or any failure of the Security Interest to constitute a valid and perfected Encumbrance upon any Secured Assets with the priority contemplated hereby;

(ii)	any failure of or defect in the registration, filing or recording of any Note Document, or any other deed or writing delivered hereunder by way of mortgage or charge upon the Secured Assets or any part thereof, or any notice, caveat or financing statement with respect to the foregoing; or

(iii)	any failure to do any act necessary to constitute, perfect and maintain the Security Interest or priority of the Security Interest in the Secured Assets;

(b)	the Trustee shall not be liable for or by reason of any statement of fact or recitals in any Note Document or be required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Corporation;

(c)	the Trustee shall not be bound to give notice to any Person of the execution hereof; and

(d)	the Trustee shall not incur any liability or responsibility whatsoever or be in any way responsible for the consequence of any breach on the part of the Corporation of any of the covenants contained in any Note Document or of any acts of the agents or servants of the Corporation.

The Trustee will disburse monies according to this Indenture only to the extent that monies have been deposited with it.

The Trustee shall not be responsible for ensuring that the proceeds of any offering of Notes are used in the manner contemplated by the offering documents.

13.21 Trustee Not to be Appointed Receiver

The Trustee and any Person related to the Trustee shall not be appointed a receiver, a receiver and manager or liquidator of all or any part of the assets or undertaking of the Corporation.

13.22 Trustee Not Required to Give Notice of Default

The Trustee shall not be required to take notice of any Event of Default hereunder, unless and until notified in writing of such Event of Default, which notice shall distinctly specify the Event of Default desired to be brought to the attention of the Trustee and in the absence of any such notice the Trustee may for all purposes of this Indenture conclusively assume that no Event of Default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

ARTICLE 14 SUPPLEMENTAL INDENTURES

14.1 Supplemental Indentures

Subject to each Subordination Agreement, from time to time the Trustee and, when authorized by a resolution of the Board of Directors, the Corporation, may, and they shall when required by this Indenture, execute, acknowledge and deliver by their proper officers deeds or indentures supplemental hereto which thereafter shall form part hereof, for any one or more of the following purposes:

(a)	providing for the creation and issuance of Additional Notes under this Indenture and establishing the terms thereof;

(b)	adding to the covenants of the Corporation or otherwise amending the terms hereof if in the opinion of the Trustee, relying on the advice of Counsel, such addition or amendment will not be prejudicial to the rights of the Noteholders or the Trustee, and provided further that the Trustee may in its sole discretion decline to enter into any such supplemental indenture which in its opinion may not afford adequate protection to the Trustee when the same shall become operative;

(c)	making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Notes which do not affect the substance thereof and which in the opinion of the Trustee relying on an opinion of Counsel will not be prejudicial to the rights of the Noteholders or the Trustee;

(d)	evidencing the succession, or successive successions, of others to the Corporation and the covenants of and obligations assumed by any such successor in accordance with the provisions of a Note Document;

(e)	giving effect to any Extraordinary Resolution passed as provided in Article 12; and

(f)	for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions herein, provided that in the opinion of the Trustee, relying on the opinion of Counsel, the rights of the Trustee and of the Noteholders are in no way prejudiced thereby.

Unless the supplemental indenture requires the consent or concurrence of Noteholders or the holders of a particular series of Notes, as the case may be, by Extraordinary Resolution, the consent or concurrence of Noteholders or the holders of a particular series of Notes, as the case may be, shall not be required in connection with the execution, acknowledgement or delivery of a supplemental indenture. The Corporation and the Trustee may amend any of the provisions of this Indenture related to the listing of the Notes on an exchange or matters of United States law or the issuance of Notes into the United States in order to ensure that such issuances can be made in accordance with Applicable Law in the United States without the consent or approval of the Noteholders. The Corporation and the Trustee may without the consent or concurrence of the Noteholders or the holders of a particular series of Notes, as the case may be, by supplemental indenture or otherwise, make any changes or corrections in this Indenture which (a) in the opinion of the Trustee or its counsel or Counsel is of a format, minor or technical nature, or that (b) it shall have been advised by Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provisions or clerical omissions or mistakes or manifest errors contained herein or in any indenture supplemental hereto or any Written Direction of the Corporation provided for the issue of Notes; provided that in the opinion of the Trustee (relying upon the advice of Counsel) the rights of the Noteholders and Trustee, and rights of Senior Creditors under the provisions of Article 6 are in no way prejudiced thereby.

ARTICLE 15 LIABILITY OF TRUSTEE

15.1 Limitation of Liability

Computershare Trust Company of Canada has entered into this agreement and any document delivered in connection herewith solely in its capacity as Trustee (and in such capacity is herein only referred to as the “Trustee”) and not in its personal capacity. Whenever any reference is made in this agreement or in any document delivered in connection herewith, to an act to be performed by the Trustee, such reference shall be construed and applied for all purposes as if it referred to an act to be performed by the Trustee for and on behalf of the Noteholders. Any and all of the representations, undertakings, covenants, indemnities, agreements and other obligations (in this section, collectively “obligations”) made on the part of the Trustee herein or therein are made and intended not as personal obligations of or by Computershare Trust Company of Canada or for the purpose or with the intention of binding Computershare Trust Company of Canada in its personal capacity, but are made and intended for the purpose of binding only the Trustee in its capacity as trustee for the Noteholders. No property or assets of Computershare Trust Company of Canada, whether owned beneficially by it in its personal capacity or otherwise, will be subject to levy, execution or other enforcement procedures with regard to any of the Trustee’s obligations hereunder or thereunder. No recourse may be had or taken, directly or indirectly, against Computershare Trust Company of Canada in its personal capacity, or any incorporator, shareholder, officer, director, employee or agent of Computershare Trust Company of Canada or of any predecessor or successor of Computershare Trust Company of Canada, with regard to the Trustee’s obligations hereunder.

ARTICLE 16 EXECUTION AND FORMAL DATE

16.1 Execution

The words “execution,” “signed,” “signature,” and words of like import in any Note Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Laws, including Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada), the Electronic Transactions Act (British Columbia) and other similar federal or provincial laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada or its Uniform Electronic Evidence Act, as the case may be.

16.2 Counterparts

This Indenture may be simultaneously executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution they shall be deemed to be dated as of the date hereof. Transmission of a facsimile of a counterpart of this Indenture signed by one party hereto to the other shall be as effective as delivery of an original manually signed counterpart hereof.

16.3 Contracts of the Corporation

(a)	The directors of the Corporation, in incurring any debts, liabilities or obligations, or in taking or omitting any other actions for or in connection with the affairs of the Corporation are, and will be conclusively deemed to be, acting for and on behalf of the Corporation, and not in their own personal capacities. None of the directors of the Corporation will be subject to any personal liability for any debts, liabilities, obligations, claims, demands, judgments, costs, charges or expenses (including legal expenses) against or with respect to the Corporation or in respect to the affairs of the Corporation. No property or assets of the directors, owned in their personal capacity or otherwise, will be subject to any levy, execution or other enforcement procedure with regard to any obligations under this Indenture or the Notes. No recourse may be had or taken, directly or indirectly, against the directors in their personal capacity. The Corporation will be solely liable therefor and resort will be had solely to the property and assets of the Corporation for payment or performance thereof.

(b)	No holder of Shares as such will be subject to any personal liability whatsoever, whether extra-contractually, contractually or otherwise, to any party to this Indenture or pursuant to the Notes in connection with the obligations or the affairs of the Corporation or the acts or omissions of the directors, whether under this Indenture, the Notes or otherwise, and the other parties to this Indenture and the holders of the Notes will look solely to the property and assets of the Corporation for satisfaction of claims of any nature arising out of or in connection therewith and the property and assets of the Corporation only will be subject to levy or execution.

16.4 Formal Date

For the purpose of convenience this Indenture may be referred to as bearing the formal date of August 24, 2021 irrespective of the actual date of execution hereof. 24

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IN WITNESS WHEREOF the parties have hereunto executed this Note Indenture as of the day and year first above written.

INTERNATIONAL CUMO MINING CORPORATION

By:	/s/ Shaun M. Dykes
	Name:	Shaun M. Dykes
	Title:	President, CEO and Secretary

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	/s/ Nicholas Richard
	Name:	Nicholas Richard
	Title:	Corporate Trust Officer

By:	/s/ Alexa Kwan
	Name:	Alexa Kwan
	Title:	Associate Trust Officer

SCHEDULE A

FORM OF NOTE

INTERNATIONAL CUMO MINING CORPORATION

AND

COMPUTERSHARE TRUST COMPANY OF CANADA

FORM OF NOTE

[If Global Note, include the following legends]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREIN REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE TRANSFERRED TO OR EXCHANGED FOR NOTES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE DATED AS OF THE _____ DAY OF AUGUST, 2021 BETWEEN INTERNATIONAL CUMO MINING CORPORATION AND COMPUTERSHARE TRUST COMPANY OF CANADA (THE “INDENTURE”). EVERY NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS NOTE SHALL BE A GLOBAL NOTE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO INTERNATIONAL CUMO MINING CORPORATION (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.

[For Note Certificates issued to U.S. Purchasers include the following legends]

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON EXCHANGES IN CANADA

CUSIP: ●

ISIN: CA ●

No. ____	US$_________________

INTERNATIONAL CUMO MINING CORPORATION

(A corporation incorporated and existing under the laws of the State of Idaho)

7.5% SECURED NOTE DUE MAY 31, 2028

International CuMo Mining Corporation (the “Corporation” or the “Issuer”) for value received hereby acknowledges itself indebted and, subject to the provisions of the indenture (the “Indenture”) dated August _____, 2021 between the Corporation and Computershare Trust Company of Canada (the “Trustee”), promises to pay to ______________________ on the earlier of: (i) May 31, 2028; or (ii) the 31st day following the delivery of a Triggering Event Notice (the “Maturity Date”) or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture the principal sum of __________________ dollars (US$___________________) in lawful currency of the United States on presentation and surrender of this Initial Note at the main branch of the Trustee in the City of Vancouver in accordance with, and subject to the conditions of, the Indenture and, subject as hereinafter provided, to pay interest on the principal amount hereof from the date hereof, or from the last day to which interest shall have been paid or made available for payment hereon, whichever is later. The Initial Notes shall bear interest from and including the Closing Date at the rate of 7.5% per annum (based on a year of 365 days). Accrued and unpaid interest shall be paid in cash in accordance with the provisions of the Indenture.

This Initial Note is one of the 7.5% Secured Notes Due May 31, 2028 (referred to herein as the “Initial Note”) of the Corporation issued or issuable in one or more series under the provisions of the Indenture. The Initial Notes authorized for issue immediately are limited to an aggregate principal amount of US$12,500,000 in lawful currency of the United States. Reference is hereby expressly made to the Indenture for a description of the terms and conditions upon which the Initial Notes are or are to be issued and held and the rights and remedies of the holders of the Initial Notes and of the Corporation and of the Trustee, all to the same effect as if the provisions of the Indenture were herein set forth to all of which provisions the holder of this Initial Note by acceptance hereof assents. In the event of any discrepancy between the terms in this Note and the Indenture, the Indenture shall prevail with respect to such discrepancy.

The Initial Notes are issuable only in denominations of US$1,000 and integral multiples thereof. Upon compliance with the provisions of the Indenture, Notes of any denomination may be exchanged for an equal aggregate principal amount of Notes in any other authorized denomination or denominations.

Upon and subject to the terms and conditions of this Indenture and any Subordination Agreement, the Corporation will on the Maturity Date: (i) repay the outstanding principal of the Initial Notes by paying to the Trustee in lawful currency of the United States an amount equal to the principal amount of the outstanding Initial Notes held by each holder of Initial Notes as of the Maturity Date; and (ii) satisfy the Interest Obligation in respect of the Initial Notes which have matured by paying to the Trustee in lawful currency of the United States an amount equal to the outstanding Interest Obligation as of the Maturity Date.

The indebtedness evidenced by this Initial Note, and by all other Initial Notes now or hereafter certified and delivered under the Indenture, is a direct secured obligation of the Corporation, and may be subordinated in right of payment and in right of security, to the extent and in the manner provided in the Indenture, to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of the Indenture or thereafter created, incurred, assumed or guaranteed.

The principal hereof may become or be declared due and payable before the stated maturity in the events, in the manner, with the effect and at the times provided in the Indenture.

This Initial Note shall include the grant of the Silver Purchase Agreement Right as set forth in the Indenture.

This Initial Note have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or the securities laws of any state of the United States. In addition, this Initial Note may only be offered and sold to a U.S. person or a person in the United States pursuant to an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws. “U.S. person” and “United States” are as defined in Regulation S under the U.S. Securities Act.

The Indenture contains provisions making binding upon all holders of Notes outstanding thereunder (or in certain circumstances specific series of Notes) resolutions passed at meetings of such holders held in accordance with such provisions and instruments signed by the holders of a specified majority of Notes outstanding (or specific series), which resolutions or instruments may have the effect of amending the terms of this Initial Note or the Indenture.

The Indenture contains provisions disclaiming any personal liability on the part of holders of Shares and officers, directors and employees of the Corporation in respect of any obligation or claim arising out of the Indenture, this Note or any other Note Document.

This Initial Note may only be transferred, upon compliance with the conditions prescribed in the Indenture, in one of the registers to be kept at the principal office of the Trustee in the City of Vancouver and in such other place or places and/or by such other registrars (if any) as the Corporation with the approval of the Trustee may designate. No transfer of this Initial Note shall be valid unless made on the register by the registered holder hereof or his executors or administrators or other legal representatives, or his or their attorney duly appointed by an instrument in form and substance satisfactory to the Trustee or other registrar, and upon compliance with such reasonable requirements as the Trustee and/or other registrar may prescribe and upon surrender of this Initial Note for cancellation. Thereupon a new Initial Note or Initial Notes in the same aggregate principal amount shall be issued to the transferee in exchange hereof.

This Initial Note shall not become obligatory for any purpose until it shall have been certified by the Trustee under the Indenture. The Initial Notes are governed by the Indenture. If any of the provisions of this Initial Note are inconsistent with the provisions of the Indenture, the provisions of the Indenture shall take precedence and shall govern. Capitalized words or expressions used in this Initial Note shall, unless otherwise defined herein, have the meaning ascribed thereto in the Indenture.

IN WITNESS WHEREOF International CuMo Mining Corporation has caused this Note to be signed by its authorized representative this ______ day of _______________, 20_____.

INTERNATIONAL CUMO MINING CORPORATION

By:
Name:
Title:

(FORM OF TRUSTEE’S CERTIFICATE)

This Initial Note is one of the 7.5% Secured Notes Due May 31, 2028 referred to in the Indenture within mentioned.

COMPUTERSHARE TRUST COMPANY OF CANADA

By:
(Authorized Officer)

Date:

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________, whose address and social insurance number, if applicable, are set forth below, this Initial Note (or US$________ principal amount hereof*) of International CuMo Mining Corporation (the “Corporation”) standing in the name(s) of the undersigned in the register maintained by the Corporation with respect to such Initial Note and does hereby irrevocably appoints__________________________ as it’s attorney to transfer such Initial Note in such register, with full power of substitution in the premises.

Address of Transferee:

(Street Address, City, Province and Postal Code)

Social Insurance Number of Transferee, if applicable:

*	If less than the full principal amount of the within Initial Note is to be transferred, indicate in the space provided the principal amount (which must be US$1,000 or an integral multiple thereof, unless you hold an Initial Note in a non-integral multiple of US$1,000, in which case such Initial Note is transferable only in its entirety) to be transferred.

In the case of a Note Certificate bearing the U.S. Legend described in Section 2.16(e) of the Indenture, the undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

☐	(A)	the transfer is being made to the Corporation;

☐	(B)	the transfer is being made outside the United States in accordance with Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and in compliance with any applicable local securities laws and regulations, and the holder has provided herewith a declaration in the form prescribed by the Corporation;

☐	(C)	the transfer is being made pursuant to the exemption from the registration requirements of the U.S. Securities Act provided by Rule 144 under the U.S. Securities Act and in accordance with applicable state securities laws; OR

☐	(D)	the transfer is being made in another transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws.

In the case of a transfer in accordance with (C) or (D) above, the Trustee and the Corporation shall first have received an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation and the Trustee, to such effect.

“United States” and “U.S. Person” are as defined in Rule 902 of Regulation S under the U.S. Securities Act.

Dated:

SPACE FOR GUARANTEES OF	)

SIGNATURES (BELOW))

)

	)	Signature of Transferor

)

)

Guarantor’s Signature/Stamp	)	Name of Transferor

REASON FOR TRANSFER – For US Citizens or Residents only (where the individual(s) or corporation receiving the securities is a US citizen or resident). Please select only one (see instructions below).

☐ Gift	☐ Estate	☐ Private Sale	☐ Other (or no change in ownership)

Date of Event (Date of gift, death or sale):	Face Value per Note on the date of event:

/ /	$ .	☐ CAD OR ☐ USD

CERTAIN REQUIREMENTS RELATING TO TRANSFERS – READ CAREFULLY

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. All securityholders or a legally authorized representative must sign this form. The signature(s) on this form must be guaranteed in accordance with the transfer agent’s then-current guidelines and requirements at the time of transfer. Notarized or witnessed signatures are not acceptable as guaranteed signatures. As at the time of closing, you may choose one of the following methods (although subject to change in accordance with industry practice and standards):

Canada and the USA: A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”, with the correct prefix covering the face value of the certificate.

Canada: A Signature Guarantee obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust. The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”, sign and print their full name and alpha numeric signing number. Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisse Populaires unless they are members of a Medallion Signature Guarantee Program. For corporate holders, corporate signing resolutions, including certificate of incumbency, are also required to accompany the transfer, unless there is a “Signature & Authority to Sign Guarantee” Stamp affixed to the transfer (as opposed to a “Signature Guaranteed” Stamp) obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a Medallion Signature Guarantee with the correct prefix covering the face value of the certificate.

Outside North America: For holders located outside North America, present the certificates(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program. The corresponding affiliate will arrange for the signature to be over-guaranteed.

REASON FOR TRANSFER – FOR US CITIZENS OR RESIDENTS ONLY

Consistent with U.S. IRS regulations, Computershare is required to request cost basis information from U.S. securityholders. Please indicate the reason for requesting the transfer as well as the date of event relating to the reason. The event date is not the day in which the transfer is finalized but, rather, the date of the event which led to the transfer request (i.e. date of gift, date of death of the securityholder, or the date the private sale took place).

SCHEDULE B

FORM OF PREPAYMENT NOTICE

INTERNATIONAL CUMO MINING CORPORATION

7.5% SECURED NOTES DUE MAY 31, 2028

FORM OF PREPAYMENT NOTICE

To:	Holders of 7.5% Subordinated Secured Notes Due May 31, 2028 (the “Notes”) of International CuMo Mining Corporation (the “Corporation”)

Note:	All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

Notice is hereby given pursuant to Section 4.3 of the Note Indenture (the “Indenture”) dated August _____, 2021 among the Corporation and Computershare Trust Company of Canada (the “Trustee”), that the aggregate principal amount of US$__________________ of the US$__________________ of Notes outstanding will be prepaid as of ________________ (the “Prepayment Date”), upon payment of a Prepayment Price of US$_____________ for each US$1,000 principal amount of Notes, being equal to the aggregate of (i) US$______________, (ii) all accrued and unpaid interest hereon to but excluding the Prepayment Date, and (iii) all other amounts owed thereon under the Indenture (collectively, the “Prepayment Price”).

The Prepayment Price will be payable upon presentation and surrender of the Notes called for Prepayment at the following office:

Computershare Trust Company of Canada

510 Burrard Street, 3rd Floor,

Vancouver, British Columbia V6C 3B9

Attention: General Manager, Corporate Trust

The interest upon the principal amount of Notes called for Prepayment shall cease to be payable from and after the Prepayment Date, unless payment of the Prepayment Price shall not be made on presentation for surrender of such Notes at the above-mentioned office on or after the Prepayment Date or prior to the setting aside of the Prepayment Price pursuant to the Indenture.

In this connection, upon presentation and surrender of the Notes for payment on the Prepayment Date, the Corporation shall, on the Business Day immediately prior to the Prepayment Date, make the delivery to the Trustee, at the above-mentioned corporate trust office, for delivery to and on account of the holders, of cash representing the balance of the Prepayment Price.

DATED:                              , 20_____

INTERNATIONAL CUMO MINING CORPORATION

By:
Name:
Title:

SCHEDULE C

TERM SHEET

Note: this is the term sheet for the future silver purchase and sale agreement; the agreement will be available for execution upon the occurrence of any Triggering Event. Unless otherwise defined within this Schedule C - Term Sheet and Appendix A hereto, defined terms used herein shall have the meanings ascribed thereto in the Indenture

Silver Purchase and Sale Agreement Terms

Seller:	International CuMo Mining Corporation (the “Seller”), a corporation continued in Idaho, and a wholly-owned subsidiary of American CuMo Mining Corporation.

Purchaser:	The holder of the Notes of the Seller to which the Silver Purchase Agreement Right is attached.

Property:	The CuMo molybdenum project in Idaho, owned by the Seller (the “Property”). Specifically, the unpatented mineral claims both owned and under option that comprise the CuMo deposit’s currently identified mineral resource.

Nature of Transaction:	On the occurrence of the Triggering Event, the Purchaser will enter into an agreement (an “Agreement”) with the Seller for the purchase and sale of such number of ounces of Refined Silver (each, a “Purchased Ounce”) as is equal to the dollar value of the principal amount of the Notes then held by the Purchaser and all accrued interest thereon up to and including the 31st day following delivery of a Triggering Event Notice by the Company pursuant to the terms of the Indenture., divided by US$1, at the Silver Purchase Price on the terms set out in this Term Sheet and such other terms as are customary in transactions of a similar nature.

Stream Transaction Details:	The requirement to complete the purchase and sale of the Purchased Ounces shall arise in respect of each Offtaker Parcel subject to an Offtaker Delivery, and the Purchaser and all other holders of rights to purchase Refined Silver from the Seller shall have the right to receive a pro rata share of the Reference Silver from such Offtaker Parcel, subject to the Maximum Annual Limit.

Maximum Annual Limit:	The maximum amount of the Reference Silver available for purchase and sale to all Purchasers and other holders of rights to purchase Refined Silver from the Seller is, on an annual basis, 1 million ounces plus a number of additional ounces equal to 50% of the number of ounces of Reference Silver from Offtaker Deliveries that year in excess of 1 million ounces.

Deposit:	The Purchaser will pay to the Seller an upfront cash payment of US$1 (the “Deposit”) for each Purchased Ounce upon execution of the Agreement, which payment may be made by way of a set off against repayment of the principal amount of the Notes held by the Purchaser and all accrued interest thereon.

The Deposit will represent a prepayment of a portion of the Silver Purchase Price for the sale of Refined Silver by the Seller to the Purchaser pursuant to the Agreement. Interest at 7.5% per annum shall accrue on, or be payable in respect of, the Deposit until the Commencement of Commercial Production on the Property after which no interest will be levied. Any Uncredited Balance at the end of the Term will be repaid by the Seller to the Purchaser.

The proceeds of the Deposit may be used by the Seller in its sole discretion.

Silver Purchase Price:	The purchase price for each ounce of Refined Silver (the “Silver Purchase Price”) to be delivered by the Seller to the Purchaser (the “Purchased Silver”) shall equal to:

● until the Deposit Reduction Time, the Silver Market Price on the Business Day immediately preceding the Date of Delivery of such Purchased Silver, payable (i) in cash or by wire transfer equal to US$5 per Purchased Ounce (the “Cash Purchase Price”) (subject to an annual inflationary adjustment at a rate of 1% per annum), and (ii) the balance payable by crediting an amount equal to the difference between the Silver Market Price on the day immediately preceding the Date of Delivery of such Purchased Silver and the Cash Purchase Price against the Deposit in order to reduce the Uncredited Balance until it has been credited and reduced to nil; and

● after the Uncredited Balance has been reduced to nil (“Deposit Reduction Time”), the Cash Purchase Price, payable in cash or by wire transfer.

Payment:	Payment by each Purchaser of the aggregate Silver Purchase Price for each delivery of Refined Silver to such Purchaser shall be made (a) on the second Business Day following the receipt of the Refined Silver in such Purchaser’s metal account, and (b) to a bank account of the Seller, provided that, at any time, any Purchaser may provide notice to the Seller with respect to one or more deliveries that any cash payments required to be made by the Purchaser shall instead be offset against, and on the same day as, the applicable delivery of Refined Silver by the Seller to such Purchaser. Any such offsets shall be at the Silver Market Price on the Business Day immediately preceding the Date of Delivery.

Deliveries:	The Seller will deliver the Purchaser’s share of Purchased Silver to the Purchaser by way of credit (in metal) to a metal account in London designated by the Purchaser within five Business Days after the date of each Offtaker Settlement in respect of an Offtaker Payment. Purchased Silver shall not be reduced for, and the Purchaser shall not be responsible for any Offtaker Charges or other losses, all of which shall be for the account of the Seller.

In the event that an Offtaker Settlement consists of a provisional payment, a provisional delivery shall be made. On final settlement, an additional payment shall apply in the event of any excess over the provisional amount, or a deduction (to be offset from future deliveries) shall apply in the event of a shortfall with respect to the provisional amount. All silver deliveries when made by Seller on final settlement shall be final unless timely disputed through the dispute mechanism.

The Refined Silver delivered by the Seller to the Purchaser need not come from silver physically produced at the Property.

The Agreement will include provisions relating to (i) the passing of title and risk of loss, (ii) that costs and expenses pertaining to deliveries of Refined Silver are to be borne by the Purchaser, and (iii) invoicing.

Optional Cash Settlement:	At the option of the Purchaser, instead of transferring title of Refined Silver to the Purchaser, the Purchaser may require that the Seller pay over to the Purchaser an amount in cash equal to the product arrived at when multiplying (i) the Purchased Silver by (ii) the difference between the Silver Market Price and the Cash Purchase Price. No further payment by the Purchaser shall be required if optional cash settlement is used.

Taxes:	The Purchaser will pay all taxes, including without limitation, sales tax, value added tax, goods and services tax, commodity tax, transfer tax, duties or other charges of whatever nature imposed by any taxing or governmental authority under applicable law in respect of the sale and deliveries of Refined Silver pursuant to the Agreement in addition to the agreed Silver Purchase Price. If any payment by the Purchaser under the Agreement is subject to any deduction or withholding under applicable law, the amount of the payment will be increased so that after such deduction or withholding the Seller receives the same net after-tax amount the Seller would have received had no such deduction or withholding been required. The amount of any such tax, deduction or withholding will be paid by the Purchaser to the relevant taxing or governmental authority out of the Purchaser’s own funds and will not reduce the balance of the Deposit except with the prior written agreement of the Seller.

Term:	The term of the Agreement shall commence on the Effective Date and shall continue until the earlier of (i) the date on which all Purchased Ounces have been delivered to the Purchasers; and (ii) the date that is 40 years after the Effective Date (the “Initial Term”) and thereafter shall automatically be extended for successive 10 year periods (each an “Additional Term” and, together with the Initial Term, the “Term”) unless there has been no material active mining operations or any exploration or development activities in relation to the Property during the last 10 years of the Initial Term or throughout such Additional Term, as applicable, in which case the Agreement shall terminate at the end of the Initial Term or such Additional Term, as applicable. Notwithstanding the foregoing, the Purchaser may terminate the Agreement as of the expiry of the Initial Term or current Additional Term, as applicable, by notice to the Seller within 10 business days prior to the date on which the then applicable Initial Term or Additional Term is to expire.

Notwithstanding the provisions on the Term, the Agreement may be terminated by the parties on mutual written agreement, by the Purchaser for a default by the Seller in accordance with the Purchaser’s remedies for Seller’s defaults or by the Seller for a Purchaser’s default that is not cured within 30 days in accordance with the Seller’s remedies for the Purchaser’s defaults.

If by the expiry of the Term or earlier termination of the Agreement, the Seller has not sold and delivered to the Purchaser an amount of Refined Silver sufficient to reduce the Uncredited Balance to nil, then the Seller shall pay such Uncredited Balance to the Purchaser within 30 days after the expiry of the Term or the termination date, as the case may be, and shall provide a detailed calculation of the Uncredited Balance.

Property Interest/Security:	The Deposit shall be secured with respect to the mining claims of the Seller that represent the Property (except the Patented Claims) (the “Security”). The Purchaser acknowledges and agrees that it will consent to intercreditor agreements providing for (i) the subordination of the Security to the security granted to a project lender in respect of a project financing; and (ii) such other matters as reasonably or customarily provided for in an intercreditor agreement of this nature.

Non-Recourse:	There will be no recourse for the Seller’s obligations under the Agreements against any entity other than the Seller.

Information & Reporting:	Rights to quarterly and annual production reports and the right to receive reports of recovered silver amounts upon written request.

Representations and Warranties:	Customary corporate representations and warranties.

Operational and Other Covenants:	All decisions regarding the Property, including all decisions concerning the methods, extent, timing, procedures and techniques of any: (a) exploitation, exploration, expansion, development and mining related to the Property, including spending on capital expenditures and the incurrence of any other costs or expenses; (b) milling, processing, refining or extraction; (c) materials to be introduced on or to the Property; (d) sales of Minerals and terms thereof; and (d) any decision for the Commencement of Commercial Production on the Property or to place the Property on care and maintenance or to close the Property, shall be made by the Seller in its sole discretion; provided the Seller shall carry out and performs all mining operations and activities pertaining to or in respect of the Property in a commercially reasonable manner, and in compliance in all material respects with all Applicable Laws.

All Minerals that contain Reference Silver shall be sold or delivered pursuant to an Offtake Agreement on a prompt and timely basis.

All Offtake Agreements shall be on commercially reasonable arm’s length terms and conditions for minerals similar in make-up and quality to Minerals, and shall include industry standard reporting and payment settlement protocols and provisions that require the delivery of Offtaker Settlement Sheets and appropriate and separate sampling and assaying so that the Seller and the applicable Offtaker, as applicable, can determine the grade and content of Reference Silver and other metals in each delivery to an Offtaker.

The Seller shall maintain insurance (including business interruption insurance) with reputable insurance companies of such types and in such amounts as is customary in the case of similar operations.

Commingling:	The Seller may process Other Minerals through the processing facilities on the Property in priority to, or commingle Other Minerals with, Minerals, including the commingling of ore and blending of concentrates from other sources for delivery under Offtake Agreements, provided that (i) the Seller has adopted and employs commercially reasonable practices and procedures for weighing, determining moisture content, sampling and assaying and determining recovery factors (a “Commingling Plan”) to ensure the division of Other Minerals and Minerals for the purpose of determining the quantum of Refined Silver to be delivered to the Purchaser, and (ii) the Seller keeps all books, records, data, information, assays and samples required by the Commingling Plan.

Transfers, Reorganizations, Assignments:	Covenants regarding transfers, reorganizations and assignments shall be included in the Agreements including that:

The Seller shall not sell, transfer, assign, convey, grant a right, title or interest or otherwise dispose of (“Transfer”) the Property or its rights and/or obligations under the Agreement unless the Transferee agrees to be bound by and perform all of its obligations under the Agreement by an instrument in writing, provided that this shall not restrict (i) any grant of an Encumbrance on all or any portion of the Property; or (ii) any relinquishment, surrender or termination of all or any part of any of the mining rights or concessions constituting the Property if the Seller determines that the cost of maintaining such relinquished, surrendered or terminated mining rights or concessions is not justified.

The Purchaser shall not Transfer its rights and/or obligations under the Agreement without the prior written consent of the Seller and unless the Transferee assumes, by agreement with the Seller (in a form satisfactory to the Seller, acting reasonably), the obligations of the Purchaser under the Agreement.

Default and Remedies:	Provisions governing default and remedies including the provisions described in Appendix “C”.

Other Terms:	Customary confidentiality provisions shall be included in the Agreements.

A mutually agreeable dispute mechanism based on arbitration shall be included in the Agreements.

Conditions Precedent for funding the Deposit:	None. Funding of the Deposit shall be made on the Effective Date.

Costs and Expenses:	Each party shall bear its own costs and expenses of the transaction.

Governing Law:	The Agreement shall be governed by and construed under the laws of the State of Idaho.

Other:	The terms in this Term Sheet are not intended to create any legally binding obligations of the parties until the Agreement is executed by the parties. Notwithstanding the foregoing, the parties have reviewed this Term Sheet and are prepared to enter into the Agreement on substantially the terms and conditions contained herein and will work in good faith to prepare and negotiate the Agreement with the intention of the parties entering into same by (date to be determined).

APPENDIX “A”

DEFINITIONS

“Affiliate” means, in relation to any person, any other person Controlling, Controlled by or under common Control with such first mentioned person, and where two persons are Affiliates of the same person they are deemed to be Affiliates of each other.

“Applicable Laws” means any international, national, federal, state, provincial, regional, municipal, territorial or local law, common law, statute, regulation, ordinance, code, order, by-laws and all international treaties and agreements or other requirement or rule of law or the rules, policies, orders, decisions, rulings or regulations, including any grant of approval, authorization, permission, permit, consent, authority or licence, of any Governmental Authority or stock exchange, including any judicial or administrative interpretation thereof, applicable to a person or any of its properties, assets, business or operations.

“Commencement of Commercial Production” means the date of the first sale of Minerals by the Seller as evidenced by an Offtaker Settlement

“Control” means the possession, directly or indirectly, of the right or power, to direct or cause the direction of the management or policies of the business or affairs of a person, whether through the ability to exercise voting power, by contract, voting trust or otherwise; and “Controls”, “Controlling”, “Controlled by” and “under common Control with” have corresponding meanings.

“Date of Delivery” means the date that Refined Silver is credited to the designated metal account of the Purchaser.

“Effective Date” means the date of execution of the Agreement.

“Encumbrances” means any and all mortgages, charges, assignments, hypothecs, deeds of trust, pledges, security interests, royalty interests, liens, rights of reservation, right of reclamation and other encumbrances and adverse claims of every nature and kind, whether registered or unregistered and whether arising under law or otherwise and whether perfected or otherwise.

“Governmental Authority” means any national, federal, state, provincial, regional, municipal, territorial or local government, agency, department, ministry, authority, board, bureau, tribunal, commission, official, court or securities commission, and any person entitled under Applicable Laws to exercise executive, legislative, judicial, regulatory or administrative functions of or pertaining to any of the foregoing entities, including all tribunals, commissions, boards, bureaus, arbitrators and arbitration panels, and any authority or other person controlled by any of the foregoing.

“Minerals” means any and all marketable metal bearing material in whatever form or state that is mined, produced, extracted or otherwise recovered from the Property, including any such material derived from any processing or reprocessing of any tailings, stockpiles, waste rock or other waste products originally derived from the Property (whenever originally extracted), and including ore and any other products requiring further milling, processing, smelting, refining or other beneficiation, including concentrates or doré bars.

“Offtake Agreement” means any agreement entered into by the Seller with any person for (i) the sale of Minerals to such person, or (ii) the smelting, refining or other beneficiation of Minerals by such person for the benefit of the Seller, as the same may be supplemented, amended, restated or superseded from time to time.

“Offtaker” means any person other than the Seller or its Affiliates that enters into an Offtake Agreement with the Seller.

“Offtaker Charges” means any refining charges, processing charges, treatment charges, penalties, insurance charges, transportation charges, settlement charges, financing charges or price participation charges, or other similar charges, penalties or deductions, regardless of whether such charges, penalties or deductions are expressed as a specific metal deduction, separate and apart from the recovery rate pursuant to the terms of the applicable Offtake Agreement.

“Offtaker Delivery” means the delivery of an Offtaker Parcel to an Offtaker or the transfer of the entitlement or benefit of an Offtaker Parcel to an Offtaker.

“Offtaker Parcel” means the applicable quantity of Minerals delivered or shipped or to be delivered or shipped to an Offtaker under a single shipment or delivery pursuant to the relevant Offtake Agreement.

“Offtaker Settlement” means (i) with respect to Minerals purchased by an Offtaker from the Seller, the receipt by the Seller of payment or other consideration from the Offtaker, whether provisional or final, including warehouse holding certificates; and (ii) with respect to Minerals refined, smelted or otherwise beneficiated by an Offtaker on behalf of the Seller, the receipt by the Seller of marketable silver in accordance with the applicable Offtake Agreement.

“Offtaker Settlement Sheets” means the final documents from the Offtaker (or if such final documents are not available in the case of provisional payment, the relevant documents on which provisional payments have been determined) evidencing the quantity of Minerals contained in each Offtaker Parcel and the purchase price payable by the Offtaker therefor and copies of all documents and information received from the Offtaker related to the Offtaker Delivery including the date of the Offtaker Settlement, sampling/assay information, umpire reports (if any), invoices and other settlement documents, unless the sharing of such information or documentation is restricted by applicable confidentiality restrictions or Applicable Laws.

“Other Minerals” means ores or other minerals mined, produced, extracted or otherwise recovered from properties that are not one of or do not constitute part of the Property.”Reference Silver” means the number of ounces of silver contained in an Offtaker Parcel which have been sold and delivered to an Offtaker without giving effect to any Offtaker fees, charges and deductions applied by the Officer to such silver pursuant to the relevant Offtake Agreement.

“Refined Silver” means marketable metal bearing material in the form of silver bars or coins that is refined to standards meeting or exceeding 999 parts per 1,000 fine silver, and otherwise conforming to the London Bullion Market Association specifications for good delivery.

“Silver Market Price” means, with respect to any day, the daily per ounce LBMA Silver Price in U.S. dollars quoted by the London Bullion Market Association (currently administered by the ICE Benchmark Administration) for Refined Silver on such day or, if such day is not a trading day, the immediately preceding trading day; provided that, if the LBMA Silver Price is no longer quoted by the London Bullion Market Association, the Silver Market Price shall be determined by reference to the price of Refined Silver in the manner endorsed by the London Bullion Market Association, failing which the Silver Market Price will be determined by reference to the price of Refined Silver on a commodity exchange mutually acceptable to the Seller and the Purchaser, acting reasonably.

“Uncredited Balance” at any time means the uncredited balance of the Deposit that has been paid to the Seller determined in accordance with the Agreement.

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APPENDIX “B”

THE PROPERTY

Full description of the property to be included at the time of the contract, as between the date of signing of the Indenture and the Triggering Event, the property will have changed, as more claims and interest are added over the next few years.

APPENDIX “C”

DEFAULTS AND REMEDIES

Seller Party Defaults

The Agreement shall include the following defaults:

(a)	the Seller fails to deliver Refined Silver to the Purchaser on the terms and conditions to be set forth in the Agreement and fails to cure such default within 20 Business Days after the Purchaser gives written notice;

(b)	the Seller fails to prepare and deliver documentation to evidence the amount of Refined Silver to be delivered by the Seller and fails to cure such default within 20 Business Days after the Purchaser gives written notice;

(c)	a breach or default of any of the terms, conditions, covenants or obligations set out above in the category “Transfers, Reorganizations, Assignments”;

(d)	a breach or default of any material terms, conditions, covenants or obligations (other than as covered by (a), (b) and (c) above) in the Agreement in any material respect which is incapable of being cured or, if capable of being cured, failure to cure within 20 Business Days after the Purchaser gives written notice;

(e)	bankruptcy/insolvency of the Seller occurs;

Items (a), (b), (c) and (e) are each referred to as a “Termination Default”. Item (d) is referred to as a “Damages Default”.

Purchaser Remedies for Termination Defaults

If a Termination Default occurs and is continuing, the Purchaser shall have the right upon, written notice to the Seller, at its option and in addition to and not in substitution for any other remedies available at law or equity, to take any or all of the following actions:

(a)	to terminate the Agreement by written notice to Seller and demand immediate repayment of any Uncredited Balance, if any, and Seller shall be obligated to repay to Purchaser the Uncredited Balance, if any; and

(b)	demand delivery by Seller to Purchaser of any Refined Silver deliverable but not yet delivered in accordance with the Agreement and Seller shall be obligated to deliver to Purchaser such Refined Silver.

Purchaser Remedies for Damages Defaults

If a Damages Default occurs and is continuing, the Purchaser shall have the right, upon notice to the Seller, at its option and in addition to and not in substitution for any other remedies available at law or equity, to pursue a decision ordering specific performance or an injunction to cure the breach (where monetary damages would not be a sufficient remedy), in each case in accordance with the arbitration provisions in the Agreement.

Purchaser Defaults

The Agreement shall include the following defaults:

(a)	the Purchaser fails to pay for Refined Silver and fails to cure such default within 10 Business Days after the Seller gives written notice; and

(b)	the Purchaser is in breach or default of any terms, conditions, covenants or obligations (other than as covered by (a) above) in the Agreement in any material respect which is incapable of being cured or, if capable of being cured, failure to cure within 20 days after the Seller gives written notice;

The foregoing are each referred to as a “Purchaser Default”.

Seller Remedies for Purchaser Defaults

In addition to the Seller’s rights and remedies available to it at law or in equity, if a Purchaser Default described in (a) above occurs and is continuing, the Seller shall have the right, upon notice to the Purchaser, at its option, to suspend its delivery obligations; provided, however, that those obligations that existed prior to the date of such notice, and such other provisions of the Agreement as are required to give effect thereto, shall not be suspended. If the Purchaser cures the Purchaser Default in full within 30 days, then the Seller’s obligations under the Agreement shall recommence as of the date the Purchaser cures the Purchaser Default in full, and the Seller shall not be obligated to sell or deliver any Refined Silver to the Purchaser in respect of any Offtaker Parcel delivered during such suspension. If the Purchaser fails to cure the Purchaser Default in full within 30 days then the Seller shall have the right at any time thereafter so long as the Purchaser has not already cured the Purchaser Default, to refund to the Purchaser any Uncredited Balance and thereupon all of the Seller’s obligations under the Agreement shall thereafter be terminated without prejudice to any other right or remedy it may have against the Purchaser. If a Purchaser Default under (b) above has occurred and is continuing, then the Seller shall have no right to terminate the Agreement, but it shall be entitled to all other remedies available to it at law or in equity.

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SCHEDULE D

FORM OF MORTGAGE

RECORDING REQUESTED BY AND WHEN
RECORDED RETURN TO:

Albert P. Barker

Barker Rosholt & Simpson LLP

1010 W. Jefferson, Ste. 102

Boise, Idaho 83702

(space above this line for Recorders Use Only

REAL PROPERTY MORTGAGE

between

INTERNATIONAL CUMO MINING CORPORATION

as Mortgagor

and

COMPUTERSHARE TRUST COMPANY OF CANADA

as Mortgagee

Dated as of July ___, 2021

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THIS REAL PROPERTY MORTGAGE AGREEMENT (herein sometimes called the “Mortgage”) is made as of July ___, 2021, by and between INTERNATIONAL CUMO MINING CORPORATION, a corporation incorporated and existing under the laws of the State of Idaho, whose mailing address is P.O. Box 1623, Boise, ID 83701 (herein, together with its successors and assigns, the “Mortgagor”), and COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company organized under the federal laws of Canada having an office in the City of Vancouver, in the Province of British Columbia, whose mailing address 510 Burrard Street, 3rd Floor, Vancouver, BC V6C 3B9, as trustee and mortgagee hereunder (herein, together with its successors and assigns, the “Mortgagee”);

RECITALS AND DEFINITIONS

Mortgagor hereby represents, covenants and warrants to the Mortgagee, as follows:

A. The Mortgagor owns or holds, certain Unpatented Mining Claims in Boise County, Idaho, as further described herein at Exhibit A incorporated herein by reference, which are collectively referred to herein as the “Claims;” subject only to the paramount title of the United States as to the Unpatented Mining Claims and the rights, if any, of third parties to the Lands within such Unpatented Mining Claims pursuant to the Multiple Mineral Development Act of 1954, the Surface Resources and Multiple Use Act of 1955 and the Federal Land Policy and Management Act of 1976. With respect to the Unpatented Mining Claims listed on the attached Exhibit A, except as subject to the paramount title of the United States and the statutory rights of third parties as described above, the Mortgagor is in exclusive possession thereof. Nothing herein shall be deemed a representation that any Unpatented Mining Claim contains a discovery of valuable minerals, or that Mortgagor has established or is maintaining pedis possessio rights with respect to any such claim.

B. Mortgagor, for and in consideration of the indebtedness herein recited, and in order to secure repayment of such indebtedness, according the Secured Note Indenture (“Note Note Indenture”) executed on or around July ___, 2021, and also the repayment of any and all other indebtedness now or as may hereafter become owing by the Mortgagor to the Mortgagee, acting solely in its capacity as trustee under the Note Indenture, does hereby irrevocably grant, bargain, sell, assign, transfer, convey and deliver unto the Mortgagee, the Mortgagee’s successors and assigns, all of the Claims described in Exhibit A; and, the Mortgagor hereby releases and waives all rights under and by virtue of any homestead, estate, appraisement or exemption laws which may now exist or hereinafter be enacted.

C. Pursuant to the Note Indenture, a total of up to US$12,500,000 initial notes may be issued, and a total of $15,000,000 notes (including the initial notes) may be issued over time which notes shall be secured in favor of the Mortgagee pursuant hereto.

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GRANT

NOW THEREFORE, for and in consideration of the various agreements contained herein and in the Note Indenture, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the Mortgagor, and in order to secure the full, timely and proper payment and performance of each and every one of the Liabilities:

THE MORTGAGOR HEREBY MORTGAGES, CONVEYS, GRANTS, BARGAINS, SELLS, TRANSFERS AND ASSIGNS TO THE MORTGAGEE AND ITS SUCCESSORS AND ASSIGNS FOREVER, AND GRANTS TO THE MORTGAGEE A CONTINUING SECURITY INTEREST IN AND TO, ALL OF THE CLAIMS.

TO HAVE AND TO HOLD the Claims unto the Mortgagee and its successors and assigns forever, hereby expressly waiving and releasing any and all right, benefit, privilege, advantage or exemption under and by virtue of any and all statutes and laws of the State of Idaho providing for the exemption of homesteads from sale on execution or otherwise.

SUBJECT, HOWEVER, to (i) the condition that the Mortgagee shall not be liable in any respect for the performance of any covenant or obligation (including measures required to comply with any Environmental Laws) of the Mortgagor in respect of the Claims, and (ii) the Permitted Encumbrances.

TO HAVE AND TO HOLD the Claims unto the Mortgagee forever to secure the payment and performance in full and to secure the performance of all of the obligations of the Mortgagor herein contained.

COVENANTS AND AGREEMENTS OF MORTGAGOR

The Mortgagor agrees with the Mortgagee that, until the Liabilities have been paid and performed in full, it shall perform its obligations set forth in this below.

1. Payment and Performance of Liabilities. The Mortgagor will duly pay and perform its obligations hereunder and under and in connection with the Note Indenture to which it is a party, as and when required by their terms.

2. Warrant and Defend Title. The Mortgagor will warrant and forever defend its right, title and interest in and to the Claims unto the Mortgagee against every person whomsoever lawfully claiming the same or any part thereof and the Mortgagor will maintain and preserve the Lien hereby created.

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3. Payment of Taxes and Fees. The Mortgagor will pay and discharge, as the same may become due and payable, all taxes, assessments, fees and other governmental charges or levies against it or on any of its property, as well as claims of any kind or character; provided, however, that the foregoing shall not require the Mortgagor to pay or discharge any such tax assessment, fee, charge, levy or claim so long as it shall be diligently contesting the validity or amount thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves in accordance with generally accepted accounting principles with respect thereto.

4. Maintenance of Claims and Payment of Leases. To the extent not otherwise addressed herein, the Mortgagor covenants and agrees to timely pay all claim maintenance fees, to timely make all filings and recordings, including affidavits of payment, and to otherwise timely take all other necessary actions and pay such amounts relating to the preservation, maintenance, continuance and validity of these Claims as may be required by any federal, state or local governmental authority.

5. Access. The Mortgagor will at all reasonable times and only as it relates to the Claims: permit access by the Mortgagee to its books and records, progress reports, sales records, offices, insurance policies and other papers for examination and the making of copies and extracts, at Mortgagor’s expense; prepare such schedules, summaries, reports and progress schedules as may be requested, reasonable and customary; and permit the Mortgagee, through its employees, representatives and agents, to enter upon the Claims at any time, subject to appropriate safety training and procedures, for the purpose of investigating and inspecting the condition and operation, and do all other things necessary or proper to enable the Mortgagee to exercise this right upon reasonable notice at such times as the Mortgagee may reasonably request. For clarity, if Mortgagee or anyone on the behalf of either visits the site as part of an inspection, audit or otherwise, those representatives will participate in required training and adhere to all site safety and environmental rules and regulations during the course of the visit or work on site.

6. Change in General Mining Law. In the event of the repeal or modification of the current General Mining Law of 1872 during the term of this Mortgage, such that the interest of the Mortgagor in those lands which are material to the exploration, development or operation of the Lands is adversely affected, modified or transformed, the Mortgagor will use its best efforts to retain its interest in those Lands and will consult with the Mortgagee to determine how best to preserve the interest of the Mortgagor, and the Mortgagor shall take no action in relation thereto, which in the reasonable opinion of the Mortgagee or their counsel, could adversely affect or impair their interest in the Claims or under this Mortgage. An increase in the annual claim maintenance fee applicable to the Unpatented Mining Claims from time to time in accordance with the General Mining Law of 1872 and applicable regulations shall not constitute a modification of the General Mining Law of 1872.

7. Filings. All recordings, filings and other actions (other than the recording and filing of this Mortgage and any financing statements or similar instruments relating hereto with all appropriate offices as described below) necessary and desirable to perfect and protect the Lien over the Claims have been duly made and taken. No effective deed of trust, mortgage, financing statement or other instrument similar in effect covering all or any part of the Claims is recorded or on file in any recording or filing office, except such as may have been expressly disclosed in writing to the Mortgagee. Immediately following the execution hereof, the Mortgagor shall cause this Mortgage and any financing statements or similar instruments relating hereto to be recorded and filed with all appropriate offices necessary and desirable to perfect and protect the Lien over the Claims and shall continue to do so over time as necessary to maintain the validity and enforceability of the Lien over the Claims.

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ENFORCEMENT OF THE SECURITY

Notice and Demand Upon Acceleration. Upon the occurrence of Default, the Mortgagee, at its option, acting as directed by the Noteholders, may declare all obligations to be forthwith due and payable, with notice or demand as outlined herein and in accordance with the applicable provisions of the Note Indenture. Mortgagor shall have the right to cure any notice of default or demand in the manner set forth and as provided for in the Note Indenture.

1. Power of Sale of Real Property Constituting the Claims. Mortgagor hereby grants to Mortgagee a power of sale to foreclose this Mortgage pursuant to Idaho law. Upon the occurrence of a Default, the Mortgagee, acting as directed by the Noteholders, shall have the right and power to sell, to the extent permitted by Idaho law, at one or more sales, as an entirety or in parcels, as it may elect, the real property constituting the Claims, at such place or places and otherwise in such manner and upon such notice as may be required, or, in the absence of any such requirement, as the Mortgagee, acting as directed by the Noteholders, may deem appropriate, and to make conveyance to the purchaser or purchasers; and the Mortgagor shall warrant title (to the extent, but subject to the exceptions, warranted to the Mortgagee herein) to such real property to such purchaser or purchasers. The Mortgagee, acting as directed by the Noteholders, may postpone the sale of all or any portion of such real property by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement, as allowed by Idaho law. The right of sale hereunder shall not be exhausted by one or any sale, and the Mortgagee, acting as directed by the Noteholders, may make other and successive sales until all of the Claims shall have been legally sold.

2. Judicial Proceedings. Upon the occurrence of a Default, the Mortgagee, in lieu of or in addition to exercising any power of sale hereinabove given, acting as directed by the Noteholders, may proceed by a suit or suits in equity or at law, whether for a foreclosure hereunder, or for the sale of the Claims, or for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Claims, or for the enforcement of any other appropriate legal or equitable remedy.

3. Possession of the Claims. It shall not be necessary for the Mortgagee to have physically present or constructively in its possession at any sale held by the Mortgagee or by any court, receiver or public officer any or all of the Claims; and the Mortgagor shall deliver to the purchasers at such sale on the date of sale the Claims purchased by such purchasers at such sale, and if it should be impossible or impracticable for any of such purchasers to take actual delivery of the Claims, then the title and right of possession to the Claims shall pass to such purchaser at such sale as completely as if the same had been actually present and delivered.

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4. Certain Aspects of a Sale. The Mortgagee shall have the right to become the purchaser at any sale held by the Mortgagee or by any court, receiver or public officer, and the Mortgagee shall have the right to credit upon the amount of the bid made therefor the amount payable out of the net proceeds of such sale to it. Recitals contained in any conveyance made to any purchaser at any sale made hereunder shall conclusively establish the truth and accuracy of the matters therein stated, including nonpayment of the unpaid portion of, and the interest accrued thereon.

5. Receipt to Purchaser. Upon any sale, whether made under the power of sale herein granted and conferred or by virtue of judicial proceedings, the receipt of the Mortgagee, or of the officer making sale under judicial proceedings, shall be sufficient discharge to the purchaser or purchasers at any sale for his or their purchase money, and such purchaser or purchasers, or his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Mortgagee or of such officer therefor, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or nonapplication thereof.

6. Effect of Sale. Any sale or sales of the Claims, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever either at law or in equity, of the Mortgagor of, in and to the Claims sold, and shall be a perpetual bar, both at law and in equity, against the Mortgagor, and the Mortgagor’s successors or assigns, and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through or under the Mortgagor or the Mortgagor’s successors or assigns. Nevertheless, the Mortgagor, if requested by the Mortgagee so to do, shall join in the execution and delivery of all proper conveyances, assignments and transfers of the properties so sold.

7. Application of Proceeds. All proceeds received by the Mortgagee in respect of any sale of the Claims, or any part thereof, (whether granted and conferred herein, or by virtue of judicial proceeding) of, collection from, or other realization upon, all or any part of the Claims (after payment and satisfaction of all costs and expenses incurred by the Mortgagee in the performance of its rights or duties, and of any amounts payable pursuant to the Note Indenture) shall be applied to Mortgagor’s obligations to Mortgagee under the Note Indenture.

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ADDITIONAL TERMS

1. Indemnification. If Mortgagee, acting as directed by the Noteholders, shall become a defendant, in any action, suit, appeal or legal proceeding (including, without limitation, foreclosure, condemnation, bankruptcy, administrative proceedings or any proceeding wherein proof of claim is by law required to be filed), hearing, motion or application before any court or administrative body in relation to the Claims or the lien and security interest granted or created hereby or herein, or for the recovery or protection of said indebtedness or the Claims, or for the foreclosure of this Mortgage, Mortgagor shall save and hold Mortgagee harmless from and against any and all costs and expenses incurred by Mortgagee on account thereof, including, but not limited to reasonable attorney’s fees, title searches and abstract and survey charges, at all trial and appellate levels, and Mortgagor shall repay, on demand, all such costs and expenses, together with interest thereon until paid at the applicable rate of interest of the Note; all of which sums, if unpaid, shall be added to and become part of the indebtedness secured hereby. For clarity, Mortgagee shall not have any obligation to commence or institute any actions or proceeding hereunder whatsoever until it has been reasonably funded to do so by Mortgagor or by the Noteholders, as applicable, in accordance with the Note Indenture.

2. Notice. All notices or other written communications hereunder shall be deemed to have been properly given (a) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof, (b) one (1) business day after having been deposited for overnight delivery with any reputable overnight courier service, or (c) three (3) business days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Mortgagee:	General Manager, Corporate Trust
Computershare Trust Company of Canada
510 Burrard Street, 3rd Floor
Vancouver BC V6C 3B9
Canada

If to Mortgagor:	Shaun Dykes
International CuMo Mining Corporation
Suite 301 - 455 Granville St.
Vancouver, BC V6C 1T1.

With a copy to:	Albert Barker
Barker Rosholt & Simpson LLP
1010 W. Jefferson, Suite 102
Boise, ID 83702

or addressed as such party may from time to time designate by written notice to the other parties. Either party by written notice to the other may designate additional or different addresses for subsequent notices or communications

3. Governing Law. This Mortgage and any instruments executed in connection herewith shall be construed and governed by and in accordance with the laws of the State of Idaho.

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4. Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Mortgage may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Law.

5. Inapplicable Provision. If any term of this Mortgage or any application thereof shall be invalid or unenforceable, the remainder of this Mortgage and any other application of the term shall not be affected thereby.

6. Attorney’s Fees for Enforcement. The prevailing party shall have the right to collect from the other party its reasonable costs and necessary disbursements and attorneys’ fees incurred in enforcing this Agreement, whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any default shall have occurred and is continuing.

7. Modifications. This Mortgage cannot be changed, altered, amended or modified except by an agreement in writing and in recordable form, executed by both Mortgagor and Mortgagee.

8. Captions. The captions set forth at the beginning of the various sections of this Mortgage are for convenience only and shall not be used to interpret or construe the provisions of this Mortgage.

9. Liability. If Mortgagor consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several.

10. Duplicate Originals; Counterparts. This Mortgage may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Mortgage may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Mortgage. The failure of any party hereto to execute this Mortgage, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

11. Entire Agreement. The Note, this Mortgage and the other Secured Note constitute the entire understanding and agreement between Mortgagor and Mortgagee with respect to the transactions arising in connection with the Secured Obligations and supersede all prior written or oral understandings and agreements between Mortgagor and Mortgagee with respect thereto. The Recitals above are further incorporated into this underlying agreement.

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WITNESS the hand of the undersigned Mortgagor, International Cumo Mining Corporation, has executed this Mortgage as of the date first written above.

Mortgagor:

Name

PROVINCE OF BRITISH COLUMBIA, CANADA

On this ____ day of ____________________. 2021, before me, the undersigned, a Notary Public in and for said province, personally appeared _____________________________, known or identified to me to be the person whose name is subscribe to the within instrument and acknowledged to me he executed the same in his authorized capacity and that by his signature on the instrument the person or the entity upon which the person acted, executed the instrument.

WITNESS My hand and seal the day and year in this certificate first above written.

Notary Public for British Columbia

Residing at

Commission expires:

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SCHEDULE E

APPROVED BANKS

Bank	Relevant S&P Issuer Credit Rating (as at May 3rd, 2021)
Bank of America NA	A+
Bank of Montreal	A+
The Bank of Nova Scotia	A+
Bank of Tokyo-Mitsubishi UFJ	A
BMO Harris Bank	A+
BNP Paribas	A+
Canadian Imperial Bank of Commerce	A+
Citibank NA	A+
National Australia Bank Limited	AA-
Santander UK Plc	A
Societe Generale	A